UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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American International Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN INTERNATIONAL GROUP, INC.

175 Water Street, New York, N.Y. 10038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2015

March 30, 2015

To the Shareholders of

AMERICAN INTERNATIONAL GROUP, INC.:

The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. (AIG) will be held at 175 Water Street, New York, New York, on May 13, 2015, at 11:00 a.m., for the following purposes:

1.

To elect the thirteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To vote, on a non-binding advisory basis, to approve executive compensation;

3.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015; and

4.	To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 18, 2015 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2015. The Proxy Statement and 2014 Annual Report to Shareholders and other Soliciting Material are available in the Investors section of AIG’s corporate website at www.aig.com.

By Order of the Board of Directors

JEFFREY A. WELIKSON

Secretary

If you plan on attending the meeting, please remember to bring photo identification with you. In addition, if you hold shares in “street name” and would like to attend the meeting, you must bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 18, 2015. If you cannot be present at the meeting, please sign and date your proxy and return it at once or vote your shares by telephone or through the internet.

AMERICAN INTERNATIONAL GROUP, INC.

175 Water Street, New York, N.Y. 10038

PROXY STATEMENT

March 30, 2015

TIME AND DATE	11:00 a.m. on Wednesday, May 13, 2015.

PLACE	175 Water Street, New York, New York 10038.

MAILING DATE	This Proxy Statement, 2014 Annual Report and proxy card or voting instructions were either made available to you over the internet or mailed to you on or about March 30, 2015.

ITEMS OF BUSINESS

•     To elect the thirteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

• To vote, on a non-binding advisory basis, to approve executive compensation;

• To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015; and

• To transact any other business that may properly come before the meeting.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on March 18, 2015.

INSPECTION OF LIST OF SHAREHOLDERS OF RECORD	A list of the shareholders of record as of March 18, 2015 will be available for inspection during ordinary business hours during the ten days prior to the meeting at AIG’s offices, 175 Water Street, New York, New York 10038.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the meeting is included in this proxy statement.

PROXY VOTING	YOU CAN VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY ALSO VOTE BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED.

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EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. We hope this summary will be helpful to our shareholders in reviewing the proposals. This summary does not contain all of the information you should consider in making a voting decision, and you should read the entire Proxy Statement carefully before voting. These proxy materials are first being sent to shareholders of AIG commencing on or about March 30, 2015. For information on the details of the voting process and how to attend the Annual Meeting, please see “Voting Instructions and Information” on page 7.

Voting Matters and Vote Recommendation

Proposal		Board Vote Recommendation	For More Information, see:

1.	Election of 13 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 12

2.	Advisory vote on executive compensation	FOR	Proposal 2—Non-Binding Advisory Vote to Approve Executive Compensation, page 67

3.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015	FOR	Proposal 3—Ratification of Selection of PricewaterhouseCoopers LLP, page 70

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PROPOSAL 1—ELECTION OF DIRECTORS

The following table provides summary information about each of our thirteen director nominees. Each director is elected annually by a majority of votes cast.

Name	Age	Director Since	Occupation/Background	Indepen- dent	Other Public Boards	Current Committee Memberships
W. Don Cornwell	67	2011	Former Chairman and CEO of Granite Broadcasting Corporation	✓	Avon Products, Inc.; Pfizer Inc.	Compensation and Management Resources Committee; Nominating and Corporate Governance Committee
Peter R. Fisher	58	2014	Senior Fellow at the Center for Global Business and Government, and Senior Lecturer, at the Tuck School of Business at Dartmouth College; Former Head of Fixed Income Portfolio Management of BlackRock, Inc.	✓		Regulatory, Compliance and Public Policy Committee; Risk and Capital Committee
John H. Fitzpatrick	58	2011	Former Secretary General of The Geneva Association; Former Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services of Swiss Re	✓		Audit Committee; Risk and Capital Committee (Chair)
Peter D. Hancock	56	2014	President and CEO, AIG
William G. Jurgensen	63	2013	Former CEO of Nationwide Insurance	✓	ConAgra Foods, Inc.	Audit Committee; Regulatory, Compliance and Public Policy Committee
Christopher S. Lynch	57	2009	Independent consultant and former National Partner in Charge of Financial Services of KPMG LLP	✓	Federal Home Loan Mortgage Corporation	Audit Committee (Chair); Risk and Capital Committee
George L. Miles, Jr.	73	2005	Chairman Emeritus of The Chester Group, Inc.; Former President and CEO of WQED Multimedia	✓	EQT Corporation; Harley-Davidson, Inc.; HFF, Inc.	Audit Committee; Nominating and Corporate Governance Committee; Technology Committee
Henry S. Miller	69	2010	Chairman of Marblegate Asset Management, LLC; Former Chairman and Managing Director of Miller Buckfire & Co., LLC	✓	The Interpublic Group of Companies, Inc.	Risk and Capital Committee; Regulatory, Compliance and Public Policy Committee
Robert S. Miller	73	2009	Former CEO of Hawker Beechcraft, Inc.; Former Executive Chairman of Delphi Corporation	✓	Symantec Corporation; The Dow Chemical Company; WL Ross Holding Corp.	*
Suzanne Nora Johnson	57	2008	Former Vice Chairman of The Goldman Sachs Group, Inc.	✓	Intuit Inc.; Pfizer Inc.; Visa Inc.	Compensation and Management Resources Committee; Nominating and Corporate Governance Committee (Chair)
Ronald A. Rittenmeyer	67	2010	Former Chairman, President and CEO of Expert Global Solutions, Inc.; Former Chairman, CEO and President of Electronic Data Systems Corporation	✓	IMS Health Holdings, Inc.; Tenet Healthcare Corporation	Audit Committee; Compensation and Management Resources Committee; Technology Committee (Chair)
Douglas M. Steenland	63	2009	Former President and CEO of Northwest Airlines Corporation	✓	Hilton Worldwide Holdings Inc.; Travelport Limited	Risk and Capital Committee; Regulatory, Compliance and Public Policy Committee (Chair)
Theresa M. Stone	70	2013	Former Executive Vice President and Treasurer of the Massachusetts Institute of Technology; Former Executive Vice President and Chief Financial Officer of Jefferson-Pilot Corporation; Former President of Chubb Life Insurance Company	✓		Audit Committee; Risk and Capital Committee

*	Mr. Robert S. Miller, as Chairman of the Board, is an ex-officio, non-voting member of each of the Committees.

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PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

2014 Pay-for-Performance Highlights

Consistent with our One AIG strategy, to evaluate Company performance for our annual short-term incentive awards, in 2014 we moved from goals applicable to the performance of an individual’s business unit or function to a single set of performance goals that applies to all participants and is designed to drive profitability and growth. Our employees delivered, as we out-performed in the aggregate across the five objective goals(a) that together drove our 2014 Company-wide annual short-term incentive determination:

PROFITABILITY	¡ Achieved Normalized Insurance Company Pre-Tax Operating Income (Normalized Insurance Company PTOI) of $9.74 billion, exceeding target of $9.72 billion (weighted 35%)
¡ Achieved Normalized Return on Equity (excluding deferred tax assets) (Normalized AIG ROE) of 8.8%, exceeding target of 7.7% (weighted 35%)
¡ Achieved Normalized Gross General Operating Expenses (Normalized AIG GOE) of $11.6 billion, outperforming target of $12.0 billion (weighted 10%)

GROWTH

¡   Achieved Normalized Production Risk-Adjusted Profitability for Property Casualty and Personal Insurance operating segments (Normalized Production RAP) of $2.7 billion, below target of $2.9 billion (weighted 10%)

¡   Achieved Normalized Value of New Business for Retirement, Life, Institutional Markets and Mortgage Guaranty operating segments (Normalized VoNB) of $1.2 billion, exceeding target of $1.1 billion (weighted 10%)

(a)	Each of these goals represents a non-GAAP measure. For how these measures are calculated, see Appendix B.

These 2014 achievements resulted in a Company performance score of 11% above target, or 111%.

Paying Our CEO for Performance

In connection with Mr. Hancock’s promotion to President and Chief Executive Officer, the Compensation and Management Resources Committee of the Board approved, and the Board ratified, an increase in Mr. Hancock’s 2014 target direct compensation effective as of September 1, 2014, which resulted in a blended salary of approximately $1.4 million, a blended target short-term incentive of approximately $2.9 million and a target long-term incentive of $7 million.

Similar to our other senior executives, Mr. Hancock’s compensation was designed to provide an appropriate balance of fixed and variable pay, drive achievement of AIG’s short- and long-term business strategies and align his economic interests with the long-term interests of AIG and our shareholders. As illustrated on the right, the majority of Mr. Hancock’s pay is based on performance over a three-year period and paid over a five-year period, and both short-term and long-term incentives are subject to deferral.

For 2015, the Committee used a formulaic approach based solely on the objective Company performance score to determine short-term incentive awards for Mr. Hancock and other key senior executives. Accordingly, in early 2015, Mr. Hancock received an earned award equal to 122% of his target amount. Payment of 50% of this amount is deferred until 2016.

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PROPOSAL 3—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

We are asking shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.

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VOTING INSTRUCTIONS AND INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors (Board of Directors or Board) of American International Group, Inc., a Delaware corporation (AIG), for use at the AIG Annual Meeting of Shareholders to be held on May 13, 2015, or at any adjournment thereof (Annual Meeting or 2015 Annual Meeting of Shareholders).

When and where is our Annual Meeting?

We will hold our Annual Meeting on Wednesday, May 13, 2015 at 11:00 a.m., Eastern Daylight Time, at our offices at 175 Water Street, New York, New York 10038.

How are we distributing our proxy materials?

We are using the rule of the United States Securities and Exchange Commission (SEC) that allows companies to furnish proxy materials to their shareholders over the internet. In accordance with this rule, on or about March 30, 2015, we sent shareholders of record at the close of business on March 18, 2015, a Notice Regarding the Availability of Proxy Materials (Notice) or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2014 (2014 Annual Report) via the internet and how to vote. If you receive a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Shareholders who do not receive the Notice will receive either a paper or electronic copy of our Proxy Statement and 2014 Annual Report, which will be sent on or about March 30, 2015.

Who can vote at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of AIG’s common stock, par value $2.50 per share (AIG Common Stock), if you were a shareholder of record or if you held AIG Common Stock in “street name” at the close of business on March 18, 2015. On that date, 1,353,969,615 shares of AIG Common Stock (exclusive of shares held by AIG and certain subsidiaries) were outstanding, held by 30,226 shareholders of record. Each share of AIG Common Stock held by you on the record date is entitled to one vote.

Who is a shareholder of record?

During the ten days prior to the Annual Meeting, a list of the shareholders will be available for inspection at the offices of AIG at 175 Water Street, New York, New York 10038.

•	If you hold AIG Common Stock that is registered in your name on the records of AIG maintained by AIG’s transfer agent, Wells Fargo Shareowner Services, you are a shareholder of record.

•	If you hold AIG Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold shares in “street name.”

What do I need to attend, and vote at, the Annual Meeting?

If you plan on attending the Annual Meeting, please remember to bring photo identification with you, such as a driver’s license. In addition, if you hold shares in “street name” and would like to attend the Annual Meeting, you must bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 18, 2015, the record date for voting. In order to vote at the Annual Meeting if you hold shares in “street name,” you will also need a valid “legal proxy”, which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. See “How do I vote?” for four ways to cast your vote.

What proposals will be voted on at the Annual Meeting?

Three proposals from AIG will be considered and voted on at the Annual Meeting:

1.	To elect the thirteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To vote, on a non-binding advisory basis, to approve executive compensation; and

3.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015.

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You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

AIG’s Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the nominees specified under “Proposal 1—Election of Directors” to the Board of Directors.

2.	“FOR” the proposal to approve, on a non-binding advisory basis, executive compensation.

3.	“FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015.

How do I vote?

You may cast your vote in one of four ways:

•

By Submitting a Proxy by Internet. Go to the following website: www.proxyvote.com. You may submit a proxy by internet 24 hours a day. To be valid, your proxy by internet must be received by 11:59 p.m., Eastern Daylight Time, on May 12, 2015. Please have your Notice or your proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.

•

By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the United States or Canada. International calling charges apply outside the United States and Canada. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple instructions provided by the recorded message. To be valid, your proxy by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 12, 2015.

•

By Submitting a Proxy by Mail. Mark your proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 10:00 a.m., Eastern Daylight Time, on May 13, 2015.

•

At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend, and vote at, the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of photo identification, such as a driver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above under “What do I need to attend, and vote at, the Annual Meeting?”, and bring that proxy to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy by:

For a Proxy Submitted by Internet or Telephone

•	Subsequently submitting in a timely manner a new proxy through the internet or by telephone that is received by 11:59 p.m., Eastern Daylight Time, on May 12, 2015; or

•	Executing and mailing a later-dated proxy card that is received prior to 10:00 a.m., Eastern Daylight Time, on May 13, 2015; or

•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail

•	Subsequently executing and mailing another proxy card bearing a later date that is received prior to 10:00 a.m., Eastern Daylight Time, on May 13, 2015; or

•	Giving written notice of revocation to AIG’s Secretary at 175 Water Street, New York, New York 10038 that is received by AIG prior to 10:00 a.m., Eastern Daylight Time, on May 13, 2015; or

•	Voting in person at the Annual Meeting.

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If I submit a proxy by internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of AIG’s director nominees specified under “Proposal 1—Election of Directors”; FOR the proposal to approve on a non-binding advisory basis, executive compensation; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (NYSE), brokers that have not received voting instructions from their customers ten days prior to the Annual Meeting date may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the appointment of independent auditors because this is considered “discretionary” under NYSE rules. If your broker is an affiliate of AIG, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to that proposal.

Under NYSE rules, each of the election of directors and the non-binding advisory vote on executive compensation is a “non-discretionary” item, which means that member brokers who have not received instructions from the beneficial owners of AIG Common Stock do not have discretion to vote the shares of AIG Common Stock held by those beneficial owners on either of those proposals.

How are votes counted?

Proposal 1—Election of Directors. AIG’s By-laws provide that in uncontested elections, directors must receive a majority of the votes cast by the holders of AIG Common Stock. In other words, directors in an uncontested election must receive more votes “for” their election than “against” their election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the Annual Meeting and (2) Board acceptance of such resignation. In the event that a nominee fails to receive the required vote at the Annual Meeting, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Committee recommends and the Board determines that the best interests of AIG and its shareholders would not be served by doing so.

Proposal 2—Non-binding Advisory Vote to Approve Executive Compensation. Adoption of the resolution on the non-binding advisory vote to approve executive compensation requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.

Proposal 3—Ratification of the Selection of PricewaterhouseCoopers LLP. Ratification of the selection of accountants requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the ratification. Neither AIG’s Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

Broker Non-Votes and Abstentions. Because directors are elected by a majority of the votes cast, an abstention will have no effect on the election, although a director who receives more votes “against” than “for” his or her election will be required to resign, subject to the process described above under “Proposal 1—Election of Directors.” In the case of the non-binding advisory vote to approve executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP, only votes cast “for” or “against” the proposal will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” these proposals and therefore will have no effect on the vote.

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How many votes are required to transact business at the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of AIG Common Stock entitled to vote will constitute a quorum.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.

How do I obtain more information about AIG?

A copy of AIG’s 2014 Annual Report, which includes AIG’s Annual Report on Form 10-K for the year ended December 31, 2014 (AIG’s 2014 Annual Report on Form 10-K) filed with the SEC, has been delivered or made available to shareholders. You also may obtain, free of charge, a copy of the 2014 Annual Report and AIG’s 2014 Annual Report on Form 10-K by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations. These documents also are available in the Investors section of AIG’s corporate website at www.aig.com.

Who pays for the expenses of this proxy solicitation?

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $20,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and other publicly available documents may include, and AIG’s officers and representatives may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate.” These projections, goals, assumptions and statements may address, among other things:

•

AIG’s exposures to subprime mortgages, monoline insurers, the residential and commercial real estate markets, state and municipal bond issuers, sovereign bond issuers, the energy sector and currency exchange rates;

•	AIG’s exposure to European governments and European financial institutions;

•	AIG’s strategy for risk management;

•	AIG’s generation of deployable capital;
•	AIG’s return on equity and earnings per share;

•	AIG’s strategies to grow net investment income, efficiently manage capital and reduce expenses;

•	AIG’s strategies for customer retention, growth, product development, market position, financial results and reserves; and

•	the revenues and combined ratios of AIG’s subsidiaries.

It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:

•	changes in market conditions;

•	the occurrence of catastrophic events, both natural and man-made;

•	significant legal proceedings;

•	the timing and applicable requirements of any new regulatory framework to which AIG is subject as a nonbank systemically important financial institution and as a global systemically important insurer;

•	concentrations in AIG’s investment portfolios;

•	actions by credit rating agencies;
•	judgments concerning casualty insurance under-writing and insurance liabilities;

•	judgments concerning the recognition of deferred tax assets; and

•	such other factors discussed in:

•	Part I, Item 1A. Risk Factors in AIG’s 2014 Annual Report on Form 10-K; and

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in AIG’s 2014 Annual Report on Form 10-K.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

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PROPOSAL 1—ELECTION OF DIRECTORS

AIG’s Board of Directors currently consists of fourteen directors. All directors serve a one-year term. We are asking our shareholders to elect thirteen directors at the Annual Meeting, to hold office until the next annual election and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. All of the nominees are currently members of AIG’s Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any should become unavailable prior to the Annual Meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion. Directors will be elected by a majority of the votes cast by the shareholders of the AIG Common Stock, which votes are cast “for” or “against” election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the shareholder meeting and (2) Board acceptance of such resignation. In the event that a nominee fails to receive the required vote, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Board determines (after consideration of the Nominating and Corporate Governance Committee’s recommendation) that the best interests of AIG and its shareholders would not be served by doing so.

The Board believes that, if elected, the nominees will continue to provide effective oversight of AIG’s business and continue to advance our shareholders’ interests by drawing upon their collective qualifications, skills and experiences. The following table highlights certain key attributes of our director nominees:

✓ Experience managing large, complex, international institutions	Professional experience in:
✓ High level of financial and accounting literacy	✓ insurance and reinsurance
✓ Risk oversight/management expertise	✓ the financial services industry
✓ Corporate governance and strategic oversight experience	✓ operations and technology
✓ Experience with global consumer, commercial and industrial customers	✓ regulation, academia and research

Mr. Arthur C. Martinez is retiring from the Board this year after reaching the age of 75, which is the general director retirement age guideline under our Corporate Governance Guidelines. The Board wishes to thank Mr. Martinez for his many contributions and, in particular, his service as Chairman of the Compensation and Management Resources Committee during an unprecedented time in AIG’s history. The Board will miss Mr. Martinez’ wise counsel.

Effective September 1, 2014, Mr. Hancock was appointed President and Chief Executive Officer and a member of the Board of Directors and Mr. Robert Benmosche retired from these positions.

Remembering our Colleague and Friend, Robert H. Benmosche

With great sorrow, we mourned the passing in February 2015 of Mr. Benmosche, our former President, Chief Executive Officer and Director. Mr. Benmosche poured his energy and focus into enabling AIG’s people to live up to their potential and his leadership was the foundation for the many milestones and successes achieved during perhaps the most challenging period in AIG’s history. Mr. Benmosche had tremendous energy, passion, and tenacity as AIG’s leader, and we will honor his legacy by continuing to focus on integrity and performance.

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Below are biographies of each of the nominees for director, including the principal occupation or affiliation and directorships held by each nominee during the past five years.

W. DON CORNWELL Director since 2011	Former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation Age 67

Mr. Cornwell is the former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation, serving from 1988 until his retirement in August 2009, and Vice Chairman until December 2009. Mr. Cornwell spent 17 years at Goldman, Sachs & Co. where he served as Chief Operating Officer of the Corporate Finance Department from 1980 to 1988 and Vice President of the Investment Banking Division from 1976 to 1988. Mr. Cornwell is currently a director of Avon Products, Inc., where he is Chairman of the Finance Committee and a member of the Audit Committee, and Pfizer Inc., where he is Chairman of the Audit Committee and a member of the Compensation, Regulatory and Compliance, and Science and Technology Committees. Mr. Cornwell was Chairman of the Board and Chief Executive Officer of Granite Broadcasting when it filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2006 and emerged from its restructuring in June 2007. In light of Mr. Cornwell’s experience in finance and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Cornwell should be re-elected to the Board.

PETER R. FISHER Director since 2014

Senior Fellow at the Center for Global Business and Government, and Senior Lecturer, at the Tuck School of Business at Dartmouth College; Former Head of Fixed Income Portfolio Management of BlackRock, Inc.

Age 58

Mr. Fisher is a Senior Fellow at the Center for Global Business and Government, and also a Senior Lecturer, at the Tuck School of Business at Dartmouth College, positions he has held since July 2013. Mr. Fisher previously served as an officer of BlackRock, Inc. and certain of its subsidiaries (BlackRock) from 2004 through 2013, as a Senior Managing Director (2010 to 2013) and a Managing Director (2004 to 2009). While at BlackRock, Mr. Fisher served as Head (2010 to 2013) and as Co-Head (2008 to 2009) of BlackRock’s Fixed Income Portfolio Management Group, overseeing portfolio managers responsible for more than $1 trillion of fixed income client accounts and funds, and as Chairman of BlackRock Asia (2005 to 2007). Mr. Fisher has been a Senior Director of the BlackRock Investment Institute since March 2013, and has served in such capacity as an independent consultant since January 2014. Prior to joining BlackRock in 2004, Mr. Fisher served as Under Secretary of the U.S. Department of the Treasury for Domestic Finance from 2001 to 2003, and, in that capacity, served on the board of the Securities Investor Protection Corporation, as a member of the Airline Transportation Stabilization Board and as the U.S. Treasury representative to the Pension Benefit Guaranty Corporation. From 2007 to 2013, Mr. Fisher was a non-executive director of the Financial Services Authority of the United Kingdom, where he was a member of the Risk Committee. Mr. Fisher also worked at the Federal Reserve Bank of New York from 1985 to 2001, ending his service there as an Executive Vice President and Manager of the System Open Market Account. In light of Mr. Fisher’s broad experience in asset management and government and his knowledge of the regulation of financial services companies, AIG’s Board has concluded that Mr. Fisher should be re-elected to the Board.

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JOHN H. FITZPATRICK Director since 2011	Former Secretary General of The Geneva Association; Former Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services of Swiss Re Age 58

Mr. Fitzpatrick has been Chairman of Oak Street Management Co., LLC, a management consulting and real estate investment firm, and Oak Family Advisors, LLC, a private wealth management firm since 2010. In May 2014, he completed a two-year term as Secretary General of The Geneva Association. From 2006 to 2010, Mr. Fitzpatrick was a partner at Pension Corporation and a director of Pension Insurance Corporation Ltd. From 1998 to 2006, he was a member of Swiss Re’s Executive Board Committee and served at Swiss Re as Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services. From 1996 to 1998, Mr. Fitzpatrick was a partner in insurance private equity firms sponsored by Zurich Financial Services, Credit Suisse and Swiss Re. From 1990 to 1996, Mr. Fitzpatrick served as the Chief Financial Officer and a Director of Kemper Corporation, a NYSE-listed insurance and financial services organization where he started his career in corporate finance in 1978. From February 2010 until March 2011, Mr. Fitzpatrick was a director of Validus Holdings, Ltd., where he served on the Audit and Finance Committees. Mr. Fitzpatrick is a Certified Public Accountant and a Chartered Financial Analyst. In light of Mr. Fitzpatrick’s broad experience in the insurance and reinsurance industry, as well as his professional experience in insurance policy and regulation, AIG’s Board has concluded that Mr. Fitzpatrick should be re-elected to the Board.

PETER D. HANCOCK Director since 2014	President and Chief Executive Officer, AIG Age 56

Mr. Hancock has been AIG’s President and Chief Executive Officer since September 2014, when he also joined the Board of Directors. Previously, he served as AIG’s Executive Vice President—Property and Casualty Insurance and joined AIG in February 2010 as Executive Vice President, Finance, Risk and Investments. From December 2008 to February 2010, Mr. Hancock served as Vice Chairman of KeyCorp, where he was responsible for Key National Banking. Previously, Mr. Hancock co-founded and served as President of Integrated Finance Limited, an advisory firm specializing in strategic risk management, asset management, and innovative pension solutions. Mr. Hancock also spent 20 years at J.P. Morgan, beginning in 1980, where he established the Global Derivatives Group, ran the Global Fixed Income business and Global Credit portfolio, and served as the firm’s Chief Financial Officer and Chief Risk Officer. In light of Mr. Hancock’s experience managing large, complex, international institutions and his professional experience across industries including insurance, banking and financial services, AIG’s Board has concluded that Mr. Hancock should be elected to the Board.

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WILLIAM G. JURGENSEN Director since 2013	Former Chief Executive Officer of Nationwide Insurance Age 63

Mr. Jurgensen is the former Chief Executive Officer of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc., serving from May 2000 to February 2009. During this time, he also served as director and Chief Executive Officer of several other companies within the Nationwide enterprise. Prior to his time in the insurance industry, he spent 27 years in the commercial banking industry. Before joining Nationwide, Mr. Jurgensen was an Executive Vice President with BankOne Corporation (now a part of JPMorgan Chase & Co.) where he was responsible for corporate banking products, including capital markets, international banking and cash management. He managed the merger integration between First Chicago Corporation and NBD Bancorp, Inc. and later was Chief Executive Officer for First Card, First Chicago’s credit card subsidiary. At First Chicago, he was responsible for retail banking and began his career there as Chief Financial Officer in 1990. Mr. Jurgensen started his banking career at Norwest Corporation (now a part of Wells Fargo & Company) in 1973. The majority of Mr. Jurgensen’s career has involved capital markets, securities trading and investment activities, with the balance in corporate banking. Mr. Jurgensen has been a director of ConAgra Foods, Inc. since 2002, where he has served on the Audit Committee and currently serves on the Human Resources and the Nominating, Governance and Public Affairs Committees. He was also a director of The Scotts Miracle-Gro Company from 2009 to 2013, where he served on the Audit, Finance, and Governance and Nominating Committees. In light of Mr. Jurgensen’s experience in insurance, financial services and risk management, AIG’s Board has concluded that Mr. Jurgensen should be re-elected to the Board.

CHRISTOPHER S. LYNCH Director since 2009	Former National Partner in Charge of Financial Services, KPMG LLP Age 57

Mr. Lynch has been an independent consultant since 2007, providing a variety of services to public and privately held financial intermediaries, including corporate restructuring, risk management, strategy, governance, financial accounting and regulatory reporting, and troubled-asset management. Mr. Lynch is the former National Partner in Charge of KPMG LLP’s Financial Services Line of Business. He held a variety of positions with KPMG from 1979 to 2007, including chairing KPMG’s Americas Financial Services Leadership team and being a member of the Global Financial Services Leadership and the U.S. Industries Leadership teams. Mr. Lynch has experience as an audit signing partner under Sarbanes Oxley for some of KPMG’s largest financial services clients. He also served as a Partner in KPMG’s National Department of Professional Practice and as a Practice Fellow at the Financial Accounting Standards Board. Mr. Lynch is a member of the Advisory Board of the Stanford Institute for Economic Policy Research and a member of the National Audit Committee Chair Advisory Council of the National Association of Corporate Directors. Mr. Lynch is currently Non-Executive Chairman of the Federal Home Loan Mortgage Corporation, where he is Chairman of the Executive Committee and is also a member of the Audit and Compensation Committees. In light of Mr. Lynch’s experience in finance, accounting and risk management and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Lynch should be re-elected to the Board.

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GEORGE L. MILES, JR. Director since 2005	Chairman Emeritus, The Chester Group, Inc.; Former President and Chief Executive Officer, WQED Multimedia Age 73

Mr. Miles has been Chairman Emeritus since April 2012 and is the former Executive Chairman of The Chester Group, Inc. (formerly known as Chester Engineers, Inc.) serving from October 2010 to April 2012 and the former President and Chief Executive Officer of WQED Multimedia, serving from 1994 to 2010. Mr. Miles served as an Executive Vice President and Chief Operating Officer of WNET/Thirteen from 1984 to 1994. Prior to WNET/Thirteen, he was Business Manager and Controller of KDKA-TV and KDKA Radio in Pittsburgh; Controller and Station Manager of WPCQ in Charlotte; Vice President and Controller of Westinghouse Broadcasting Television Group in New York; and Station Manager of WBZ-TV in Boston. Mr. Miles is currently a director of HFF, Inc., where he is Chairman of the Audit Committee and serves on the Compensation Committee, Harley-Davidson, Inc., where he serves on the Audit and Nominating and Corporate Governance Committees and EQT Corporation, where he serves on the Executive Committee and as Chairman of the Corporate Governance Committee. Mr. Miles formerly served as a director of WESCO International, Inc., where he served on the Compensation Committee. Mr. Miles is a Certified Public Accountant. In light of Mr. Miles’ experience in accounting as well as his professional experience across the operations and technology industry, AIG’s Board has concluded that Mr. Miles should be re-elected to the Board.

HENRY S. MILLER Director since 2010	Chairman, Marblegate Asset Management, LLC; Former Chairman and Managing Director, Miller Buckfire & Co., LLC Age 69

Mr. Miller co-founded and has been Chairman of Marblegate Asset Management, LLC since 2009. Mr. Miller was co-founder, Chairman and a Managing Director of Miller Buckfire & Co., LLC, an investment bank, from 2002 to 2011 and Chief Executive Officer from 2002 to 2009. Prior to founding Miller Buckfire & Co., LLC, Mr. Miller was Vice Chairman and a Managing Director at Dresdner Kleinwort Wasserstein and its predecessor company Wasserstein Perella & Co., where he served as the global head of the firm’s financial restructuring group. Prior to that, Mr. Miller was a Managing Director and Head of both the Restructuring Group and Transportation Industry Group of Salomon Brothers Inc. From 1989 to 1992, Mr. Miller was a managing director and, from 1990 to 1992, co-head of investment banking at Prudential Securities. Mr. Miller is currently a director of The Interpublic Group of Companies, Inc., where he serves on the Corporate Governance Committee and the Finance Committee. Mr. Miller formerly served as a director of Ally Financial Inc., where he served on the Risk and Compliance Committee. In light of Mr. Miller’s experience in strategic business transformations as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Miller should be re-elected to the Board.

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ROBERT S. MILLER Director since 2009	Former Chief Executive Officer, Hawker Beechcraft, Inc.; Former Executive Chairman, Delphi Corporation Age 73

Mr. Miller is the former Chief Executive Officer of Hawker Beechcraft, Inc., a manufacturer of aircraft, serving from February 2012 to February 2013. Mr. Miller has also been Chairman of MidOcean Partners, a leading middle market private equity firm, since December 2009. Mr. Miller also served as the Executive Chairman of the Delphi Corporation from 2007 to 2009. He was previously Chairman and Chief Executive Officer of Delphi Corporation from 2005 to 2007. Prior to joining Delphi Corporation, Mr. Miller served in a number of corporate restructuring situations, including as Chairman and Chief Executive Officer of Bethlehem Steel Corporation, Chairman and Chief Executive Officer of Federal Mogul Corporation, Chairman and Chief Executive Officer of Waste Management, Inc., and Executive Chairman of Morrison Knudsen Corporation. He has also served as Vice Chairman and Chief Financial Officer of Chrysler Corporation. Mr. Miller is a director of The Dow Chemical Company, where he is a member of the Governance and the Environment, Health, Safety and Technology Committees, Symantec Corporation, where he is a member of the Audit and Nominating and Governance Committees, and WL Ross Holding Corp., where he is a Chairman of the Compensation Committee and serves on the Audit Committee. In the past five years, Mr. Miller has also served as a director of Sbarro, Inc. and UAL Corporation (United Airlines). Mr. Miller was Chief Executive Officer of Hawker Beechcraft, Inc. and Chairman and Chief Executive Officer of Delphi Corporation when those companies filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2012 and October 2005, respectively. In light of Mr. Miller’s experience in managing large, complex, international institutions, his experience in finance, accounting and risk management and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Miller should be re-elected to the Board.

SUZANNE NORA JOHNSON Director since 2008	Former Vice Chairman, The Goldman Sachs Group, Inc. Age 57

Ms. Nora Johnson is the former Vice Chairman of The Goldman Sachs Group, Inc., serving from 2004 to 2007. During her 21 years at Goldman Sachs, she also served as the Chairman of the Global Markets Institute, Head of the Global Investment Research Division and Head of the Global Investment Banking Healthcare Business. Ms. Nora Johnson is currently a director of Intuit Inc., where she is Chairman of the Acquisitions Committee and serves on the Audit and Risk Committee, Pfizer Inc., where she serves on the Audit, Compensation and Science and Technology Committees, and Visa Inc., where she is Chairman of the Compensation Committee and serves on the Nominating and Corporate Governance Committee. In light of Ms. Nora Johnson’s experience in managing large, complex, international institutions, her experience in finance as well as her professional experience across the financial services industry, AIG’s Board has concluded that Ms. Nora Johnson should be re-elected to the Board.

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RONALD A. RITTENMEYER Director since 2010	Former Chairman, President and Chief Executive Officer, Expert Global Solutions, Inc.; Former Chairman, Chief Executive Officer and President, Electronic Data Systems Corporation Age 67

Mr. Rittenmeyer is the former Chairman, President and Chief Executive Officer of Expert Global Solutions, Inc. (formerly known as NCO Group, Inc.), a global provider of business process outsourcing services, serving from 2011 to 2014. Mr. Rittenmeyer is also the former Chairman, Chief Executive Officer and President of Electronic Data Systems Corporation, serving from 2005 to 2008. Prior to that, Mr. Rittenmeyer was a Managing Director of the Cypress Group, a private equity firm, serving from 2004 to 2005. Mr. Rittenmeyer also served as Chairman, Chief Executive Officer and President of Safety-Kleen Corp. from 2001 to 2004. Among his other leadership roles, Mr. Rittenmeyer served as President and Chief Executive Officer of AmeriServe Food Distribution Inc. from 2000 to 2001, Chairman, Chief Executive Officer and President of RailTex, Inc. from 1998 to 2000, President and Chief Operating Officer of Ryder TRS, Inc. from 1997 to 1998, President and Chief Operating Officer of Merisel, Inc. from 1995 to 1996 and Chief Operating Officer of Burlington Northern Railroad Co. from 1994 to 1995. Mr. Rittenmeyer is currently a director of IMS Health Holdings, Inc., where he is Chairman of the Audit Committee and serves on the Leadership Development and Compensation Committee, and of Tenet Healthcare Corporation, where he is Chairman of the Health Information Technology Committee and serves on the Audit, Compensation and Executive Committees. In light of Mr. Rittenmeyer’s experience in managing large, complex, international institutions, his experience in finance and strategic business transformations as well as his professional experience across the financial services industry and technology industry, AIG’s Board has concluded that Mr. Rittenmeyer should be re-elected to the Board.

DOUGLAS M. STEENLAND Director since 2009	Former President and Chief Executive Officer, Northwest Airlines Corporation Age 63

Mr. Steenland is the former Chief Executive Officer of Northwest Airlines Corporation, serving from 2004 to 2008, and President, serving from 2001 to 2004. Prior to that, he served in a number of Northwest Airlines executive positions after joining Northwest Airlines in 1991, including Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to joining Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently a director of Travelport Limited, where he serves as Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee and Hilton Worldwide Holdings Inc., where he serves as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. In the past five years, Mr. Steenland has also served as a director of Delta Air Lines, Inc., Chrysler Group LLC (now FCA US LLC), where he served as Chairman of the Audit Committee, International Lease Finance Corporation (ILFC), a former AIG subsidiary, now a part of AerCap Holdings N.V. (AerCap), and Digital River, Inc., where he was Chairman of the Compensation Committee and served on the Finance and Nominating and Corporate Governance Committees. Mr. Steenland also served until 2008 as a director of Northwest Airlines Corporation. Mr. Steenland was President and Chief Executive Officer of Northwest Airlines Corporation when it filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in 2005. In light of Mr. Steenland’s experience in managing large, complex, international institutions and his experience in strategic business transformations as well as his professional experience in the airline industry, AIG’s Board has concluded that Mr. Steenland should be re-elected to the Board.

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THERESA M. STONE Director since 2013

Former Executive Vice President and Treasurer of the Massachusetts Institute of Technology; Former Executive Vice President and Chief Financial Officer of Jefferson-Pilot Corporation; Former President of Chubb Life Insurance Company

Age 70

Ms. Stone is the former Executive Vice President and Treasurer of the Massachusetts Institute of Technology (MIT), serving from February 2007 until October 2011. In her role as Executive Vice President and Treasurer, Ms. Stone served as MIT’s Chief Financial Officer and was also responsible for MIT’s operations, including capital projects, campus planning, facilities operations, information technology, environmental health and safety, human resources, medical services and police. Ms. Stone also served as the Special Assistant to the President of MIT from October 2011 to January 2012. From November 2001 to March 2006, Ms. Stone served as Executive Vice President and Chief Financial Officer of Jefferson-Pilot Corporation (now Lincoln Financial Group) and, from 1997 to 2006, she also served as President of Jefferson-Pilot Communications. Ms. Stone also served as the President of Chubb Life Insurance Company from 1994 to 1997. Ms. Stone also served as a director of the Federal Reserve Bank of Richmond from 2003 to 2007 and as Deputy Chairman from 2005 to 2007. Ms. Stone began her career as an investment banker, advising clients primarily in the insurance and financial services industries on financial and strategic matters. Ms. Stone served as a director of Progress Energy, Inc. from 2005 to 2012, where she served as Chairman of the Audit and Corporate Performance Committee and a member of the Executive, Finance and Governance Committees. She also served as a director of Duke Energy Corporation during July 2012 following the company’s merger with Progress Energy Inc. In light of Ms. Stone’s broad experience in both business and academia and her expertise in insurance, finance and management, AIG’s Board has concluded that Ms. Stone should be re-elected to the Board.

All of the nominees have lengthy direct experience in the oversight of public companies as a result of their service on AIG’s Board and/or the boards of other public companies and/or as a result of their involvement in the other organizations described above. This diverse and complementary set of skills, experience and backgrounds creates a highly qualified and independent Board of Directors.

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CORPORATE GOVERNANCE

GOVERNANCE

AIG’s Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, charters and practices from time to time. AIG’s current Corporate Governance Guidelines are included as Appendix A. AIG’s Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation and Management Resources Committee, the Nominating and Corporate Governance Committee, the Regulatory, Compliance and Public Policy Committee, the Risk and Capital Committee (formerly known as the Finance and Risk Management Committee), and the Technology Committee are available in the Corporate Governance section of AIG’s corporate website at www.aig.com or in print by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations.

AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and a Code of Conduct for employees are available, without charge, in the Corporate Governance section of AIG’s corporate website at www.aig.com or in print by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations. Any amendment to AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to AIG’s directors, executive officers or senior financial officers will be posted on AIG’s website within the time period required by the SEC and the NYSE.

Using the AIG Director Independence Standards, the Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that Mss. Nora Johnson and Stone and Messrs. Cornwell, Fisher, Fitzpatrick, Jurgensen, Lynch, Martinez, Miles, Henry S. Miller, Robert S. Miller, Rittenmeyer and Steenland are independent under NYSE listing standards and the AIG Director Independence Standards.

In making the independence determinations, the Nominating and Corporate Governance Committee and the Board of Directors considered relationships arising from: (1) contributions by AIG to charitable organizations with which Mss. Nora Johnson and Stone and Messrs. Cornwell, Lynch, and Henry S. Miller or members of their immediate families are affiliated; (2) in the case of certain directors, investments and insurance products provided to them by AIG in the ordinary course of business and on the same terms made available to third parties; (3) in the case of Mr. Fisher, payments made in the ordinary course of business between AIG and BlackRock, Inc.; (4) in the case of Mr. Fitzpatrick, membership fees to The Geneva Association; and (5) in the case of Mr. Lynch, the summer internships in 2013 and 2014 and the offer and acceptance of full-time employment of his son with AIG. None of these relationships exceeded the thresholds set forth in the AIG Director Independence Standards.

The Nominating and Corporate Governance Committee and the Board of Directors also considered the relationships between AIG and MidOcean, a private equity firm. Mr. Robert S. Miller is the Chairman of the investment advisor of MidOcean and several AIG affiliates are committed to invest an aggregate of $110,000,000 in two funds advised by the investment advisor of MidOcean and made capital contributions to these funds of $659,490 in 2014 pursuant to these commitments. No contributions have been made pursuant to these commitments in 2015. AIG’s commitments to invest predate Mr. Miller becoming a director of AIG and his involvement with MidOcean. Mr. Miller has relinquished any profit interest in these funds to the extent arising from any funds contributed by AIG or affiliates of AIG.

AIG’s current policy, as reflected in its By-laws, is that the role of the Chairman should be separate from that of the Chief Executive Officer and that the Chairman should be an independent director. AIG believes that this structure is optimal in AIG’s current situation because it permits the Chairman to focus on the governance of the Board and to deal with AIG’s various stakeholders while permitting the Chief Executive Officer to focus more on AIG’s business.

The Board oversees the management of risk through the complementary functioning of the Risk and Capital Committee and the Audit Committee and interaction with other committees of the Board. The Risk and Capital Committee oversees AIG’s Enterprise Risk Management (ERM) as one of its core responsibilities and reviews AIG’s significant risk assessment and risk management policies. The Audit Committee also discusses the guidelines and policies governing the process by which AIG assesses and manages risk and considers AIG’s major risk exposures and how they are monitored and controlled. The Chairmen of the two committees then coordinate with each other and the Chairmen of the other committees of the Board to help ensure that each committee has received the information that it needs to carry out its responsibilities with respect to risk management. Both the Risk and Capital Committee and the Audit Committee report to the Board with respect to any notable risk management issues. The Compensation and Management Resources Committee, in conjunction

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with AIG’s Chief Risk Officer, is responsible for reviewing the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives.

There were sixteen meetings of the Board during 2014. The non-management directors meet in executive session, without any management directors present, in conjunction with each regularly scheduled Board meeting. Mr. Robert Miller, as Non-Executive Chairman of the Board, presided at the executive sessions. For 2013 and 2014, all of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. Under AIG’s Corporate Governance Guidelines, any director who, for two consecutive calendar years, attends fewer than 75 percent of the total regular meetings of the Board and the meetings of all committees of which such director is a voting member will not be nominated for re-election at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board and the Nominating and Corporate Governance Committee in making its recommendations to the Board.

Directors are expected to attend the 2015 Annual Meeting of Shareholders. All directors serving at the time of the 2014 Annual Meeting of Shareholders attended the 2014 Annual Meeting of Shareholders.

AIG has adopted procedures on reporting of concerns regarding accounting and other matters and on communicating with non-management directors. These procedures are available in the Corporate Governance section of AIG’s corporate website at www.aig.com. Interested parties may make their concerns known to the non-management members of AIG’s Board of Directors as a group or the other members of the Board of Directors by writing in care of Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038 or by email to: boardofdirectors@aig.com.

AIG maintains an active dialogue with shareholders, including through our Investor Relations department. Our Chief Executive Officer, and other members of senior management, regularly meet with shareholders and regularly participate in investor conferences in the United States and abroad. Shareholder feedback received in those meetings, conferences and dialogue is shared with our Board of Directors. In addition, the Chairman of the Board communicates directly with shareholders as appropriate. Investor presentations are made available in the Investors—Webcasts and Presentations section of AIG’s corporate website at www.aig.com.

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REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Overview

The role of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members and recommend these individuals to the Board for nomination, election or appointment as members of the Board and its committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its committees.

Committee Organization

Committee Charter. The Nominating and Corporate Governance Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

Independence. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as required by NYSE listing standards.

Conduct of meetings and governance process. During 2014, the Nominating and Corporate Governance Committee held six meetings. In discussing governance initiatives and in preparation for meetings, the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee and the Vice President—Corporate Governance met and consulted frequently with the other Committee and Board members.

Board Membership and Composition

Nomination and Election of Directors. The Nominating and Corporate Governance Committee evaluated and recommended to the Board of Directors the thirteen nominees under “Proposal 1—Election of Directors” that are standing for election at the 2015 Annual Meeting of Shareholders, based on the criteria set forth in AIG’s Corporate Governance Guidelines. A description of the nominees recommended by the Nominating and Corporate Governance Committee is set forth under “Proposal 1—Election of Directors.” The process for identification of director nominees when standing for election for the first time is provided below in “—Committees—Nominating and Corporate Governance Committee.”

Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, determined that each of AIG’s thirteen current non-management directors is independent within the meaning of the NYSE listing standards. Mr. Benmosche, who retired from the Board in September 2014, was not an independent director because he held an AIG management position during 2014. Mr. Hancock is the only director nominee who holds an AIG management position and, therefore, is not an independent director.

Diversity Consideration. The Nominating and Corporate Governance Committee does not have a specific diversity policy. Rather, the Nominating and Corporate Governance Committee considers diversity in terms of minority status and gender as factors in evaluating director candidates and also considers diversity in the broader sense of how a candidate’s experience and skills could assist the Board in light of the Board’s then composition.

Conclusion

During 2014, the Nominating and Corporate Governance Committee performed its duties and responsibilities under the Nominating and Corporate Governance Committee charter.

Nominating and Corporate Governance Committee

American International Group, Inc.

Suzanne Nora Johnson, Chairman

W. Don Cornwell

Arthur C. Martinez

George L. Miles, Jr.

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COMMITTEES

The following table sets forth the current membership on each standing committee of the Board and the number of committee meetings held in 2014. Mr. Hancock does not serve on any committees of the Board. Mr. Robert S. Miller serves as an ex-officio member of each Committee.

Director	Audit Committee	Compensation and Management Resources Committee	Nominating and Corporate Governance Committee	Regulatory, Compliance and Public Policy Committee	Risk and Capital Committee	Technology Committee
W. Don Cornwell		✓	✓
Peter R. Fisher				✓	✓
John H. Fitzpatrick	✓				✓(C)
William G. Jurgensen	✓			✓
Christopher S. Lynch	✓(C)				✓
Arthur C. Martinez		✓(C)	✓			✓
George L. Miles, Jr.	✓		✓			✓
Henry S. Miller				✓	✓
Robert S. Miller	*	*	*	*	*	*
Suzanne Nora Johnson		✓	✓(C)
Ronald A. Rittenmeyer	✓	✓				✓(C)
Douglas M. Steenland				✓(C)	✓
Theresa M. Stone	✓				✓
Number of meetings in 2014	10	9	6	5	17	5

✓ = Member

C = Chairman

*	Mr. Robert S. Miller is an ex-officio, non-voting member.

Audit Committee

The Audit Committee, which held ten meetings during 2014, assists the Board in its oversight of AIG’s financial statements, including internal control over financial reporting, and compliance with legal and regulatory requirements, the qualifications, independence and performance of AIG’s independent registered public accounting firm and the performance of AIG’s internal audit function. As part of these oversight responsibilities, the Audit Committee discusses with senior management the guidelines and policies by which AIG assesses and manages risk. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. In its oversight of AIG’s internal audit function, the Audit Committee also is involved in the appointment or removal, performance reviews and determining the compensation of AIG’s chief internal auditor. The Audit Committee’s assistance in the Board of Directors’ oversight of AIG’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on AIG’s financial statements, financial reporting and internal control over financial reporting. In considering AIG’s compliance with legal and regulatory requirements, the Audit Committee also takes into account the oversight of legal and regulatory matters by the Regulatory, Compliance and Public Policy Committee.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Board has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act of 1933, as amended (the Securities Act), or for any other purpose.

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Compensation and Management Resources Committee

The Compensation and Management Resources Committee, which held nine meetings during 2014, is responsible for determining and approving the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board), approving the compensation awarded to the other senior executives under its purview (which includes all of the named executives in the 2014 Summary Compensation Table) and reviewing and approving the performance measures and goals relevant to such compensation. The Compensation and Management Resources Committee is also responsible for making recommendations to the Board with respect to AIG’s compensation programs for senior executives and other employees, for reviewing, in conjunction with AIG’s Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives, and for oversight of AIG’s management development and succession planning programs. These responsibilities, which may not be delegated to persons who are not members of the Compensation and Management Resources Committee, are set forth in the Committee’s charter, which is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

Our Chief Executive Officer participates in meetings of the Compensation and Management Resources Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview other than himself. Pursuant to AIG’s By-laws, the Board ratifies or approves the determination of the Compensation and Management Resources Committee as to the compensation paid or to be paid to AIG’s Chief Executive Officer.

The Compensation and Management Resources Committee does not determine the compensation of the Board of Directors. The compensation of directors is recommended by the Nominating and Corporate Governance Committee and is approved by the Board.

To provide independent advice, the Compensation and Management Resources Committee engaged Frederic W. Cook & Co. (the Cook firm) as a consultant and has used the services of the Cook firm since 2005. The Compensation and Management Resources Committee directly engaged the Cook firm to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including comparisons to industry peers and comparisons to “best practices” in general. A senior consultant of the Cook firm regularly attends Committee meetings and provides information on compensation trends along with specific views on AIG’s compensation programs.

The Cook firm has provided advice to the Nominating and Corporate Governance Committee on AIG director compensation and market practices with respect to director compensation. The Cook firm reports directly to the Chairman of the Compensation and Management Resources Committee. Other than services provided to the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee, neither the Cook firm nor any of its affiliates provided any other services to AIG. For services related to board and executive officer compensation, the Cook firm was paid $127,687 in 2014.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Compensation and Management Resources Committee are independent under NYSE listing standards and SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held six meetings in 2014. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards. The primary responsibilities of the Nominating and Corporate Governance Committee are to identify individuals qualified to become Board members and recommend these individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee also periodically reviews and makes recommendations to the Board regarding the form and amount of director compensation.

The AIG Corporate Governance Guidelines include characteristics that the Nominating and Corporate Governance Committee considers important for nominees for director and information for shareholders with respect to director nominations. AIG’s Corporate Governance Guidelines are included as Appendix A. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders and will evaluate shareholder nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee

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for election at the 2016 Annual Meeting of Shareholders may do so by submitting in writing such nominees’ names, in compliance with the procedures described in “Other Matters—Shareholder Proposals for the 2016 Annual Meeting.”

Other Committees

The Regulatory, Compliance and Public Policy Committee held five meetings in 2014. The Regulatory, Compliance and Public Policy Committee assists the Board in its oversight of AIG’s handling of legal, regulatory and compliance matters and reviews AIG’s position and policies that relate to current and emerging corporate social responsibility and political and public policy issues. The Regulatory, Compliance and Public Policy Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

The Risk and Capital Committee held seventeen meetings in 2014. The Risk and Capital Committee reports to and assists the Board in overseeing and reviewing information regarding AIG’s ERM, including the significant policies, procedures, and practices employed to manage liquidity risk, credit risk, market risk, operational risk and insurance risk. The Risk and Capital Committee also assists the Board in its oversight responsibilities by reviewing and making recommendations to the Board with respect to AIG’s financial and investment policies, provides strategic guidance to management as to AIG’s capital structure and financing, the allocation of capital to its businesses, methods of financing its businesses and other related strategic initiatives. The Risk and Capital Committee was known as the Finance and Risk Management Committee until July 9, 2014. The Risk and Capital Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

The Technology Committee held five meetings in 2014. The Technology Committee assists the Board in its oversight of AIG’s information technology projects and initiatives. The Technology Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

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COMPENSATION OF DIRECTORS

From January 2014 until the 2014 Annual Meeting of Shareholders, the annual retainer for each non-management director consisted of $150,000 cash and an annual award of Deferred Stock Units (DSUs) in an amount of $90,000. Mr. Robert S. Miller, as Chairman and an ex-officio member of all standing committees of the Board, received an additional annual retainer of $250,000. During the same period, the chairman of each committee received an annual committee retainer of $15,000, except the chairman of the Compensation and Management Resources Committee, who received $20,000, and the chairman of the Audit Committee, who received $25,000. For each other member of a committee, the annual committee retainer was $5,000.

As of the date of the 2014 Annual Meeting of Shareholders, the annual retainer for each non-management director consisted of $150,000 cash and an annual award of DSUs in an amount of $100,000. Mr. Robert S. Miller, as Chairman and an ex-officio member of all standing committees of the Board, received an additional annual retainer of $260,000. Also beginning as of the date of the 2014 Annual Meeting of Shareholders, the chairman of each committee received an annual committee retainer of $20,000, except the chairman of the Compensation and Management Resources Committee, who received $30,000, the chairman of the Audit Committee, who received $40,000, and the chairman of the Risk and Capital Committee who received $40,000. For each other member of a committee, the annual committee retainer was $5,000. Non-management directors can elect to receive annual retainer amounts and committee retainer amounts in the form of DSUs and are also eligible for the AIG Matching Grants Program on the same terms and conditions that apply to AIG employees. See “Committees” for information on current committee memberships and committee memberships during 2014.

Each DSU provides that one share of AIG Common Stock will be delivered when a director ceases to be a member of the Board and includes dividend equivalent rights that entitle the director to a quarterly payment, in the form of DSUs, equal to the amount of any regular quarterly dividend that would have been paid by AIG if the shares of AIG Common Stock underlying the DSUs had been outstanding. DSUs are granted under the American International Group, Inc. 2013 Omnibus Incentive Plan (2013 Omnibus Incentive Plan).

In March 2015, the Nominating and Corporate Governance Committee completed a review of AIG non-management director compensation. Based on this review, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, effective as of the date of the Annual Meeting:

•	the elimination of the $5,000 annual cash committee member retainers; and

•

an increase in the DSU portion of the non-management director annual retainer amount from $100,000 to $130,000 to (i) replace the annual cash committee member retainers and (ii) otherwise increase equity compensation to better align the total compensation and the mix of cash and equity compensation of the non-management directors with AIG’s peers.

Under director stock ownership guidelines, non-management directors should own a number of shares of AIG Common Stock (including deferred stock and DSUs) with a value equal to at least five times the annual retainer for non-management directors.

Neither Mr. Benmosche nor Mr. Hancock received any compensation for service as a director.

The Cook firm provided advice to the Nominating and Corporate Governance Committee with respect to AIG director compensation and related market practices.

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The following table contains information with respect to the compensation of the individuals who served as non-management directors of AIG for all or part of 2014.

2014 Non-Management Director Compensation

Non-Management Members of the Board in 2014	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
W. Don Cornwell	$160,000	$99,981	$10,000	$269,981
Peter R. Fisher	$101,538	$99,981	$0	$201,519
John H. Fitzpatrick	$185,865	$99,981	$0	$285,846
William G. Jurgensen	$160,000	$99,981	$0	$259,981
Christopher S. Lynch	$189,519	$99,981	$0	$289,500
Arthur C. Martinez	$186,346	$99,981	$10,000	$296,327
George L. Miles, Jr.	$165,000	$99,981	$10,000	$274,981
Henry S. Miller	$160,000	$99,981	$10,000	$269,981
Robert S. Miller	$406,346	$99,981	$0	$506,327
Suzanne Nora Johnson	$173,173	$99,981	$10,000	$283,154
Ronald A. Rittenmeyer	$178,173	$99,981	$0	$278,154
Douglas M. Steenland	$228,805	$99,981	$10,000	$338,786
Theresa M. Stone	$160,000	$99,981	$0	$259,981

(1)	This column represents annual retainer fees and committee and committee chairman retainer fees. For Messrs. Fitzpatrick, Lynch, Martinez, Rittenmeyer and Steenland and Ms. Nora Johnson, the amounts include a prorated increase in the annual committee chairman retainer fees and for Mr. Robert Miller, includes a prorated increase in the annual Chairman fee, effective as of the date of the 2014 Annual Meeting of Shareholders. For Mr. Fisher, the amount includes a prorated annual retainer fee and prorated committee retainer fees for his service as director from the date of the 2014 Annual Meeting of Shareholders. For Mr. Steenland, the amount includes $55,632, which represents the annual retainer fees for his service as a director of ILFC during 2014 until the closing of the sale of ILFC to AerCap in May 2014.

(2)	This column represents the grant date fair value of DSUs granted in 2014 to directors, based on the closing sale price of AIG Common Stock on the date of grant.

(3)	This column represents charitable contributions by AIG under AIG’s Matching Grants Program.

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The following table sets forth information with respect to the option and stock awards outstanding at December 31, 2014 for the non-management directors of AIG.

Stock and Option Awards Outstanding at December 31, 2014

Non-Management Members of the Board in 2014	Option Awards(1)	Deferred Stock(2)	Deferred Stock Units(3)
W. Don Cornwell	0	0	8,216
Peter R. Fisher	0	0	1,881
John H. Fitzpatrick	0	0	7,182
William G. Jurgensen	0	0	3,875
Christopher S. Lynch	0	0	8,403
Arthur C. Martinez	0	0	8,403
George L. Miles, Jr.	250	90	8,661
Henry S. Miller	0	0	8,403
Robert S. Miller	0	0	8,403
Suzanne Nora Johnson	0	0	11,525
Ronald A. Rittenmeyer	0	0	8,403
Douglas M. Steenland	0	0	8,403
Theresa M. Stone	0	0	8,187

(1)	Represents outstanding option awards made by AIG in 2005 and 2006. All options are exercisable, but have exercise prices far in excess of the value of AIG Common Stock at year-end 2014 ($56.01). The exercise price of the options ranges from $1,250.00 to $1,253.39.

(2)	No deferred stock was awarded in 2014. Deferred stock shown was awarded in 2007 and prior years. Receipt of deferred stock is deferred until the director ceases to be a member of the Board.

(3)	DSUs shown include DSUs awarded in 2014 and prior years, director’s fees deferred into DSUs and DSUs awarded as dividend equivalents. Receipt of shares of AIG Common Stock underlying DSUs is deferred until the director ceases to be a member of the Board. DSUs granted prior to April 2010 were granted under the Amended and Restated 2007 Stock Incentive Plan (2007 Stock Incentive Plan). DSUs granted after April 2010 and prior to May 15, 2013 were granted under the 2010 Stock Incentive Plan and DSUs granted commencing on or after May 15, 2013 were granted under the 2013 Omnibus Incentive Plan.

COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During his or her service on the Compensation and Management Resources Committee, no member served as an officer or employee of AIG at any time or had any relationship with AIG requiring disclosure as a related-party transaction under SEC rules. During 2014, none of AIG’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation and Management Resources Committee; and none of AIG’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of the Board of Directors of AIG.

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OWNERSHIP OF CERTAIN SECURITIES

AIG Common Stock

The following table contains information regarding the only persons who, to the knowledge of AIG, beneficially own more than five percent of AIG Common Stock at January 30, 2015.

	Shares of Common Stock Beneficially Owned
Name and Address	Number		Percent
BlackRock, Inc.
55 East 52nd Street
New York, NY 10022	87,211,630	(1)	6.2%

Fairholme Capital Management, L.L.C. (FCM) and
Bruce R. Berkowitz
4400 Biscayne Blvd., 9th Floor
Miami, FL 33137	75,755,659	(2)	5.3%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	71,820,823	(3)	5.1%

(1)	Based on a Schedule 13G/A filed on February 9, 2015 by BlackRock, Inc. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of BlackRock, Inc. as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(2)	Based on a Schedule 13G/A filed on February 17, 2015 by each entity or individual listed. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of each entity or individual as well as the right of each to acquire AIG Common Stock within 60 days. Each of FCM and Mr. Berkowitz disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest. All information provided in “Ownership of Certain Securities” with respect to the group is provided based solely on the information set forth in the Schedule 13G/A. In each case, this information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date. Includes 24,471,763 shares issuable upon the exercise of warrants to purchase AIG Common Stock at an exercise price of $45 per share.

(3)	Based on a Schedule 13G filed on February 11, 2015 by The Vanguard Group. Item 4 to this Schedule 13G provides details as to the voting and investment power of The Vanguard Group as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G. This information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

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The following table summarizes the ownership of AIG Common Stock by the current directors, by the current and former executive officers named in the 2014 Summary Compensation Table in “Executive Compensation—2014 Compensation” and by the directors and current executive officers as a group. None of the shares of AIG Common Stock listed in the following table have been pledged as security.

	AIG Common Stock Owned Beneficially as of January 30, 2015
	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Robert H. Benmosche	187,203	0.01%
W. Don Cornwell	10,777	(3)
William N. Dooley	43,821	(3)
John Q. Doyle	27,985	(3)
Peter R. Fisher	6,605	(3)
John H. Fitzpatrick	7,197	(3)
Peter D. Hancock	50,032	(3)
David L. Herzog	6,322	(3)
Kevin T. Hogan	54	(3)
William G. Jurgensen	18,883	(3)
Christopher S. Lynch	11,591	(3)
Arthur C. Martinez	8,421	(3)
George L. Miles, Jr.	9,019	(3)
Henry S. Miller	8,421	(3)
Robert S. Miller	8,421	(3)
Suzanne Nora Johnson	11,549	(3)
Ronald A. Rittenmeyer	8,421	(3)
Douglas M. Steenland	8,421	(3)
Theresa M. Stone	8,917	(3)
Jay S. Wintrob	151,154	0.01%
All Directors and current Executive Officers of AIG as a group (23 individuals)	408,083	0.03%

(1)	Amount of equity securities shown includes (i) shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Herzog—5,247 shares, Dooley—8,497 shares, Doyle—2,497 shares, Miles—250 shares, Wintrob—11,497 shares and all directors and current executive officers of AIG as a group—16,970 shares; (ii) shares receivable upon the exercise of warrants which may be exercised within 60 days as follows: Hancock—17,415 warrants, Herzog—293 warrants, Dooley—13,797 warrants, Doyle—8,767 warrants, Benmosche—717 warrants, Wintrob—49,230 warrants and all directors and current executive officers of AIG as a group—53,868 warrants; (iii) DSUs granted to each non-employee director with delivery of the underlying AIG Common Stock deferred until such director ceases to be a member of the Board as follows: Cornwell—8,277 shares, Fisher—1,885 shares, Fitzpatrick—7,197 shares, Jurgensen—3,883 shares, Lynch—8,421 shares, Martinez—8,421 shares, Miles—8,679 shares, Henry Miller—8,421 shares, Robert Miller—8,421 shares, Nora Johnson—11,549 shares, Rittenmeyer—8,421 shares, Steenland—8,421 shares, and Stone—8,917 shares; and (iv) 90 shares granted to Miles as a non-employee director with delivery deferred until he ceases to be a member of the Board. Excludes TARP RSUs that were settled in cash. For details on TARP RSUs, see “Executive Compensation—Compensation Discussion and Analysis—Historic Compensation Components—TARP RSUs.”

(2)	Amount of equity securities shown excludes the following securities owned by or held in trust for members of the named individual’s immediate family as to which securities such individual has disclaimed beneficial ownership: Hancock—32 shares, Dooley—226 shares underlying warrants, Wintrob—100 shares and 53 shares underlying warrants and all directors and current executive officers of AIG as a group—32 shares and 226 shares underlying warrants.

(3)	Less than .01 percent.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires directors, certain officers, and greater than ten percent holders of AIG Common Stock to file reports with respect to their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 and amendments thereto furnished to AIG and certain representations made to AIG, AIG believes that there were no late filings during 2014.

RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Co-Investments with AIG

AIG previously established employee investment funds to permit selected employees to participate alongside AIG’s merchant banking, venture capital and similar funds. Such employee investment funds have a fee structure that is generally more favorable than that offered by AIG to non-employees. A named executive invested in one such fund, the SunAmerica Venture Fund 2000, L.P., and received tax distributions related to such fund in 2014. See the 2014 Summary Compensation Table, note 4 in “Executive Compensation—2014 Compensation.”

Employment of a Family Member

An adult child of Mr. Benmosche is a non-executive employee of an AIG subsidiary and received compensation for 2014 of approximately $260,576. He also received benefits generally available to all employees. The compensation for this employee was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions.

Related-Party Transactions Approval Policy

The Board of AIG has adopted a related-party transaction approval policy. Under this written policy, any transaction that involves more than $120,000 and would be required to be disclosed in AIG’s Proxy Statement, between AIG or any of its subsidiaries and any director or executive officer, or their related persons, must be approved by the Nominating and Corporate Governance Committee. In determining to approve a related-party transaction, the Nominating and Corporate Governance Committee considers:

•

Whether the terms of the transaction are fair to AIG and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of AIG;

•	Whether there are demonstrable business reasons for AIG to enter into the transaction;

•	Whether the transaction would impair the independence of a director; and

•

Whether the transaction would present an improper conflict of interest for any director, executive officer or employee of AIG, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship and any other factors the Nominating and Corporate Governance Committee or its chairman deems relevant.

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OUR EXECUTIVE OFFICERS

Information concerning the executive officers of AIG as of the date hereof is set forth below.

Name	Title	Age	Served as Officer Since
Peter D. Hancock	President and Chief Executive Officer	56	2010
William N. Dooley	Executive Vice President—Investments	62	1992
John Q. Doyle	Executive Vice President—Commercial	51	2013
Philip Fasano	Executive Vice President and Chief Information Officer	56	2014
David L. Herzog	Executive Vice President and Chief Financial Officer	55	2005
Kevin T. Hogan	Executive Vice President—Consumer	52	2013
Jeffrey J. Hurd	Executive Vice President—Human Resources, Communications and Administration	48	2010
Ronald E. Martinez, Jr.	Executive Vice President—Claims and Operations	46	2014
Thomas A. Russo	Executive Vice President and General Counsel	71	2010
Siddhartha Sankaran	Executive Vice President and Chief Risk Officer	37	2010

All of AIG’s executive officers are elected to one-year terms, but serve at the pleasure of the Board of Directors. Except for Messrs. Fasano, Hogan and Sankaran, each of the executive officers has, for more than five years, occupied an executive position with AIG or one or more of its subsidiaries. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer was elected to such position.

For information on Mr. Hancock’s experience, please see “Proposal 1—Election of Directors.”

Philip Fasano joined AIG in November 2014 as Executive Vice President—Chief Information Officer. Prior to joining AIG, since February 2007, he was Executive Vice President and Chief Information Officer with Kaiser Permanente. Prior to his role at Kaiser Permanente, Mr. Fasano founded Capital Sourcing Group in 2005, a company focused on providing strategic advice and consulting services to the Fortune 500 and the Department of Homeland Security. Mr. Fasano has also served in IT leadership roles at financial services organizations. At Capital One Financial, he was the Business Information Officer; he served as Chief Information Officer at JP Morgan Chase and Deutsche Financial Services; and was a Managing Director at Bankers Trust, among other companies.

Kevin T. Hogan joined AIG as Chief Executive Officer of AIG Global Consumer Insurance in October 2013. Mr. Hogan joined Zurich Insurance Group in December 2008, serving as Chief Executive Officer of Global Life Americas until June 2010 and as Chief Executive Officer of Global Life from July 2010 to August 2013. From 1984 to 2008, Mr. Hogan held various positions with AIG, including Chief Operating Officer of American International Underwriters, AIG’s Senior Life Division Executive for China and Taiwan and Chief Distribution Officer, Foreign Life and Retirement Services.

Siddartha Sankaran became Executive Vice President and Chief Risk Officer of AIG in May 2012. Mr. Sankaran joined AIG in December 2010 as Senior Vice President and Chief Risk Officer. Prior to that, he was a partner in the Finance and Risk practice of Oliver Wyman Financial Services and served as Canadian Market Manager since 2006.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE

Overview

The Compensation and Management Resources Committee determines and approves the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board) and approves the compensation awarded to the other key employees under its purview, oversees AIG’s compensation and benefits programs for key and other employees and makes recommendations to the Board with respect to these programs where appropriate, oversees AIG’s management development and succession planning programs and produces this Report on annual compensation. In carrying out these responsibilities, our objective is to maintain responsible compensation practices that attract, develop and retain high-performing senior executives and other key employees.

Risk and Compensation Plans

AIG remains committed to continually evaluating and enhancing our risk management control environment, risk management processes and enterprise risk management functions, including through enhancements to its risk governance framework. AIG’s compensation practices are essential parts of the company’s approach to risk management, and the Committee regularly monitors AIG’s compensation programs to ensure they align with sound risk management principles. Since 2009, the Committee’s charter has expressly included the Committee’s duty to meet periodically to discuss and review, in consultation with the Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives.

Consistent with our compensation philosophy, AIG’s executive compensation program is designed to avoid incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG. In particular, our executive compensation program includes the following features:

•

Balanced mix of base, short-term and long-term pay. Target long-term incentive opportunity comprises the largest component of an executive’s target total direct compensation under our pay structure, which also includes a market-competitive base salary and target short-term incentive opportunity. We believe this structure provides an appropriate balance of fixed and variable compensation, drives achievement of AIG’s short- and long-term business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders.

•

Defined earn-out ranges for incentive awards. Executive incentive awards are subject to a defined earn-out framework. Short-term incentive awards for our leadership team can range from 0 to 150% of target for Operating Committee members (and from 0 to 187.5% of target for other participants) and long-term incentive awards can range from 0 to 150% of target, in each case, taking into account performance.

•

At least 75% of target incentives and 55% of target total direct compensation is deferred and subject to clawback. 50% of any earned short-term incentive award is deferred for one year following the end of the annual performance period, and 100% of any long-term incentive award is earned and paid over a total period of five years.

•

Long-term incentives use multiple performance measures. 2014 long-term incentives are 100% in the form of performance share units that will be earned based on achieving total shareholder return and change in credit default swap spread, each measured relative to AIG’s peers over a three-year period.

•

Share ownership requirements. Executive officers must retain 50% of the after-tax shares they receive as compensation until they achieve a specified ownership level of AIG Common Stock, further fostering an ownership culture focused on long-term performance.

In July 2014, the Committee conducted its annual review with AIG’s Chief Risk Officer of AIG’s compensation plans to ensure that they appropriately balance risk and reward. As recommended by AIG’s Chief Risk Officer, the Committee continued to focus its review of employee compensation plans on incentive-based compensation plans, and the review covered 99 active plans with approximately 79,400 participants as of June 2014. (Some employees are eligible to participate in more than one plan.)

As discussed in the 2014 Proxy Statement, AIG updated its risk score criteria in 2014 to take account of evolution in industry practice and updated regulatory guidance. AIG’s Enterprise Risk Management (ERM) conducted training for all AIG risk officers on the application of the new criteria, and AIG risk officers worked closely with human resources to assign a risk rating of low, intermediate or high to each plan. In assigning the risk

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rating, AIG risk officers considered, among other things, whether the plan features include capped payouts or deferrals and/or clawbacks, whether the plan design or administration leads to outsized risk taking, and whether payments are based on pre-established performance goals including risk-adjusted metrics. As of July 2014, no plans were categorized as high risk. As part of this risk review, and as discussed with the Committee, ERM concluded that AIG’s compensation policies and practices are not reasonably likely to have a material adverse effect on AIG.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis that follows discusses the principles the Committee has been using to guide its compensation decisions for senior executives. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. The Cook firm has also reviewed and discussed the Compensation Discussion and Analysis on behalf of the Committee with management and outside counsel. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in AIG’s 2014 Annual Report on Form 10-K.

Compensation and Management Resources Committee
American International Group, Inc.

Arthur C. Martinez, Chairman
W. Don Cornwell
Suzanne Nora Johnson
Ronald A. Rittenmeyer

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Pay-for-Performance Highlights

Our compensation philosophy centers on creating a culture of performance management and pay for performance to motivate all AIG employees to achieve sustainable value through a strategic focus on our core businesses and achieving the right balance between growth, profitability and risk.

2014 marked another strong year at AIG, as we executed on our succession plan and One AIG strategy and out-performed in the aggregate across the five objective goals that together drive our Company-wide annual short-term incentive determination.

Leadership

On September 1, 2014, in accordance with AIG’s previously disclosed succession plan, Peter Hancock assumed the role of President and Chief Executive Officer of AIG and joined AIG’s Board. Mr. Hancock led AIG Property and Casualty for the prior three years and has been a part of AIG’s leadership team since 2010.

One AIG

With this transition, Mr. Hancock announced a new leadership team and structure aimed at integrating the Company and positioning us to deliver the full capabilities of AIG to our approximately 90 million clients around the world as One AIG. Our new operating structure includes two reporting segments, Commercial Insurance and Consumer Insurance. In the fourth quarter of 2014, we modified the presentation of our financial results to reflect this new structure.

Performance

Consistent with our One AIG strategy, to evaluate Company performance for our annual short-term incentive awards, in 2014 we moved from goals applicable to the performance of an individual’s business unit or function to a single set of performance goals that applies to all participants and is designed to drive profitability and growth. Our 2014 annual short-term incentive goals and achievements(a) were:

Profitability

—	Achieved Normalized Insurance Company Pre-Tax Operating Income (Normalized Insurance Company PTOI) of $9.74 billion, exceeding target of $9.72 billion (weighted 35%)

—	Achieved Normalized Return on Equity (excluding deferred tax assets) (Normalized AIG ROE) of 8.8%, exceeding target of 7.7% (weighted 35%)

—	Achieved Normalized Gross General Operating Expenses (Normalized AIG GOE) of $11.6 billion, outperforming target of $12.0 billion (weighted 10%)

Growth

—	Achieved Normalized Production Risk-Adjusted Profitability for Property Casualty and Personal Insurance operating segments (Normalized Production RAP) of $2.7 billion, below target of $2.9 billion (weighted 10%)

—	Achieved Normalized Value of New Business for Retirement, Life, Institutional Markets and Mortgage Guaranty operating segments (Normalized VoNB) of $1.2 billion, exceeding target of $1.1 billion (weighted 10%)

These 2014 achievements resulted in a Company performance score of 11% above target, or 111%.

In 2014, we also:

•	Realized dividends and loan repayments in the form of cash and fixed maturity securities from insurance subsidiaries of $9.4 billion, an 8% increase from 2013

•	Achieved 8.9% growth in book value per share excluding accumulated other comprehensive income (AOCI)

•	Decreased outstanding debt by $10.5 billion
•	Repurchased $4.9 billion in shares of AIG Common Stock and paid $712 million in cash dividends to shareholders

•	Completed the sale of International Lease Finance Corporation (ILFC) to AerCap Ireland Limited, a wholly-owned subsidiary of AerCap Holdings N.V. (AerCap), for $7.6 billion(b)

(a)	Each of these goals represents a non-GAAP measure. For how these measures are calculated, see Appendix B or pg. 54 of AIG’s 2014 Annual Report on Form 10-K (for book value per share excluding AOCI).

(b)	Total consideration includes cash and 97.6 million newly issued AerCap common shares. Based in part on AerCap’s closing share price of $47.01 on May 13, 2014, the date the sale of ILFC to AerCap was completed.

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Compensation Structure

Guided by our compensation philosophy, our executive compensation program focuses on providing an appropriate balance of fixed and variable pay, driving achievement of AIG’s short- and long-term business strategies and aligning the economic interests of our executives with the long-term interests of AIG and our shareholders:

•  Balanced Structure: Total compensation consists of market-competitive base salary, 25% to 35% target short-term incentive opportunity and at least 40% target long-term incentive opportunity.

•  Emphasis on Long-Term Incentives: At least 70% of each executive’s total target compensation is “at risk” and based on performance, and the majority of his or her incentive pay opportunity is based on performance over a three-year period and paid over a five-year period.

•  Deferred Payouts: At least 75% of target incentives and 55% of target total direct compensation is deferred and subject to our clawback policy.

•  Direct Link to AIG Performance: Long-term incentives are in the form of performance share units (PSUs) that, for 2014, are earned based on achieving Total Shareholder Return (TSR) and improvement in the spread of a credit default swap (CDS) on our five-year senior unsecured debt, in each case measured relative to our peers over a three-year period.

Paying for Performance

Under our short-term incentive program, each participant has a target short-term incentive amount. The program generally contemplates both an objective Company score up to 125% of target and a relative individual score up to 150% of target, which are multiplied together for a maximum opportunity of 187.5% of target. Beginning with the 2014 awards, however, Mr. Hancock recommended that short-term incentive awards for our 14-member Operating Committee (Mr. Hancock and other key senior executives of AIG) be based solely on objective Company measures, as the Operating Committee is collectively accountable for, and should be rewarded based on, the performance of the Company as a whole. The Committee agreed with the recommendation.

To maintain continuity with our general program, which uses two scores that are multiplied together and are calibrated accordingly, the Committee determined to use two times the objective Company score against target to determine the earned short-term incentive for Operating Committee members. For example, if Company performance is 10% above target, awards for the Operating Committee would be 120% of target; conversely, if Company performance is 10% below target, Operating Committee awards would be 80% of target. The effect is to appropriately reflect objective Company performance (whether positive or negative) for Operating Committee members and bring the revised payout range from 0-125% to 0-150% of target.

Accordingly, in early 2015, each current named executive earned a 2014 short-term incentive equal to 22% above his or her target amount (two times the Company score of 11% above target). Payment of 50% of these earned awards is deferred until 2016. The Board ratified the Committee’s decision to treat Mr. Hancock in the same manner as the rest of the Operating Committee with respect to his 2014 short-term incentive award.

In connection with Mr. Hancock’s promotion to CEO, the Committee approved, and the Board ratified, an increase in Mr. Hancock’s annual base salary from $1,350,000 to $1,600,000 (effective as of his promotion, resulting in a blended 2014 base salary of approximately $1.4 million), an increase in his target short-term incentive compensation from $2,700,000 to $3,200,000 (with the increase prorated based on his promotion date, resulting in a blended target 2014 short-term incentive of approximately $2.9 million) and an increase in his target long-term incentive compensation to $7,000,000 (with an additional grant equal to the increase made on his promotion date).

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Compensation Philosophy

We structure our compensation program and make enterprise-wide compensation decisions consistent with our compensation philosophy. Our compensation philosophy centers around the following objectives:

•	Attracting and retaining the strongest employees for AIG’s various business needs by providing competitive and consistent compensation opportunities.

•	Creating a culture of performance management and pay for performance by providing total direct compensation opportunities that reward the performance of AIG and individual employees.

•

Managing total direct compensation to provide a market-competitive, performance-driven structure through a four-part program that takes into account base salary, annual incentives, long-term incentives and benefits and perquisites.

•

Motivating all AIG employees to achieve sustainable increases in AIG’s “intrinsic value,” which represents a balance of profitability, growth and risk, to drive long-term value creation for shareholders.

•	Aligning the long-term economic interests of key employees with those of shareholders by ensuring that a meaningful component of each key employee’s compensation is represented by AIG securities.

•

Avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG by appropriately balancing risk and reward as well as rewarding both annual and long-term performance.

•	Maintaining strong corporate governance practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation.

Compensation Best Practices

What we do:

✓      Pay for performance

✓      Comprehensive clawback policy

✓      Share ownership requirements

✓      No-hedging policy

✓      Double-trigger change-in-control benefits

✓      Annual risk assessment of compensation plans

✓      Independent compensation consultant

What we don’t do:

×       No tax gross-ups on severance payments or perquisites

×       No excessive pension payments, perquisites or other benefits

×       No equity grants below 100% of fair market value

×       No dividends or dividend equivalents paid on unearned performance awards

×       No repricing of underwater stock options or stock appreciation rights

2014 Compensation Structure—Direct Compensation Components

Our 2014 compensation structure continues to consist of market-competitive base salary, 25% to 35% target short-term incentive opportunity and at least 40% target long-term incentive opportunity. An executive’s total direct compensation target is determined based on his or her position, skills and experience and demonstrated performance, as well as market practice, and is then allocated in accordance with the compensation structure. Consistent with our compensation philosophy, we believe this structure provides an appropriate balance of fixed and variable pay, drives achievement of AIG’s short- and long-term business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders.

In March 2014, the Committee initially established annual base salaries (effective as of January 1, 2014), short-term incentive opportunities and long-term incentive opportunities, including the grant of PSUs, for our named executives. In connection with our leadership transition, in July 2014, the Committee approved an increase in the annual base salary, short-term incentive opportunity and long-term incentive opportunity for Mr. Hancock, and in November 2014, approved increases in annual base salaries, short-term incentive opportunities and long-term incentive opportunities for Messrs. John Q. Doyle and Kevin T. Hogan, the respective heads of the two reporting segments in our new operating structure, Commercial Insurance and Consumer

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Insurance. For Mr. Hancock, the increases in the annual base salary and target short-term incentive award were effective as of September 1, 2014 and for Messrs. Doyle and Hogan, the increases were effective as of September 18, 2014, resulting in the prorated, blended target amounts shown below.

The 2014 target total direct compensation opportunity for each of our current named executives is set forth in the following table.

Current Named Executive Officer	Annual Base Salary	Target Short-Term Incentive	Target Long-Term Incentive	Total
Peter D. Hancock, President and Chief Executive Officer	$1,433,333	$2,866,667	$7,000,000	$11,300,000

David L. Herzog, Chief Financial Officer	$1,000,000	$2,000,000	$4,000,000	$7,000,000

William N. Dooley, Executive Vice President—Investments	$1,000,000	$2,000,000	$4,000,000	$7,000,000

John Q. Doyle, Executive Vice President—Commercial	$929,167	$1,931,250	$4,250,000	$7,110,417

Kevin T. Hogan, Executive Vice President—Consumer	$929,167	$1,687,500	$3,600,000	$6,216,667

Base Salary. Annual base salary is paid in cash and is the sole fixed component of an executive’s total direct compensation. An executive’s base salary is established based on his or her experience, performance and salaries for comparable positions at competitors, but will not exceed 30% of the executive’s target total direct compensation opportunity. This allocation is intended to fairly compensate the executive for the responsibilities of his or her position, achieve an appropriate balance of fixed and variable pay and provide the executive with sufficient liquidity to discourage excessive risk-taking.

Short-Term Incentive.

Structure and Funding. Our short-term incentive, which represents approximately 30% of an executive’s target direct compensation opportunity, is designed to reward annual performance and drive near-term business strategies. It consists of an annual cash award with individual target amounts that reflect job grade, business unit or corporate function responsibilities and experience. The funding of our short-term incentive program is based on the same pre-established performance metrics that produce the objective Company score used for award determinations, which are discussed below under “—Objective Company Score.” Short-term incentive funding covers all participants other than Operating Committee members, for whom funding is determined on an individual basis based on the same pre-established performance metrics.

As applied to our current named executives, earned 2014 awards could range from 0% to 150% of target, and one-half of any amount earned is deferred for one year and subject to clawback. The Committee has discretion to determine the final award amount.

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Objective Company Score. Consistent with the emphasis on One AIG, in 2014, we moved from incentive performance metrics applicable to an individual’s business unit or function within AIG to a single set of Company performance metrics that applies to all participants. The objective Company score is based on five Company performance metrics that measure either profitability or growth and ranges from 0% to 125% of target. The profitability performance metrics are Normalized Insurance Company PTOI, Normalized AIG ROE and Normalized AIG GOE. The growth performance metrics are Normalized Production RAP and Normalized VoNB. The reasons for selecting each metric and the weightings are summarized below.

2014 Performance. In the first quarter of 2015, the Committee reviewed performance compared to the pre-established Company performance metrics. The reported performance results were verified by AIG’s internal audit function and financial planning & analysis group. The Committee also retained the discretion to adjust the performance criteria and results. The objective Company score was 11% above target (or 111%), as follows, and applies to all participants in our short-term incentive program:

Performance Metric ($ in millions)	Threshold (50%)	Target (100%)	Maximum (125%)	Actual	% Achieved*	Weighting	% Achieved (Weighted)
Profitability
Normalized Insurance Company PTOI**	$7,289	$9,719	$10,934	$9,741	100.5%	35%	35.1%
Normalized AIG ROE	5.78%	7.7%	8.66%	8.8%	125%	35%	43.8%
Normalized AIG GOE**	$13,776	$11,979	$11,081	$11,603	110.5%	10%	11.0%
Growth
Normalized Production RAP	$2,152	$2,869	$3,228	$2,662	85.6%	10%	8.6%
Normalized VoNB**	$826	$1,101	$1,239	$1,233	124.1%	10%	12.4%
Company Score:							111%
						(11% above target)

*	Capped at 125% where achievement exceeded maximum.

**	The Committee determined to adjust Normalized Insurance Company PTOI to reflect realignment of AIG’s reporting structure, Normalized AIG GOE to include additional costs in the metric and to reflect a change in the accounting treatment of certain costs and Normalized VoNB for a change in projection horizon, identification of additional sales, calculation corrections and an introduction of fixed annuity sales indexed to market rates.

Determination of Earned Short-Term Incentive Awards. As applied to participants other than AIG’s Operating Committee, our short-term incentive program also has a relative individual performance score that can range from 0% to 150%. The Company score and individual score are multiplied together, for a maximum total short-term incentive opportunity of up to 187.5% of target.

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Beginning with the 2014 short-term incentive awards, Mr. Hancock recommended that short-term incentive awards for our 14-member Operating Committee (Mr. Hancock and other key senior executives of AIG) be based solely on objective Company measures. The recommendation reflects the view that the Operating Committee is collectively accountable for, and should be rewarded based on, the performance of the Company as a whole.

To maintain continuity with our general program, which uses two scores that are multiplied together and are calibrated accordingly, the Committee determined to use two times Company performance against target to determine the earned short-term incentive for Operating Committee members. For example, if performance is 10% above target, awards for the Operating Committee would be 120% of target; conversely, if performance is 10% below target, Operating Committee awards would be 80% of target. The effect is to appropriately reflect objective Company performance (whether positive or negative) for Operating Committee members and bring the revised payout range from 0-125% of target to 0-150% of target. The following table illustrates the application of the objective Company score to the short-term incentive determination for Operating Committee members and all other participants in our short-term incentive program.

Short-Term Incentive Plan
Effect of Company Score on Awards (as % of Target)
				All Other Participants—Guidelines
Company Performance Level		Funding for Participants other than Operating Committee Members	Operating Committee Earned Amount	Highest Rated Individual Performers (10% of Participants)	Average Rated Individual Performers (55% of Participants)
Threshold	50%	50%	0%	65%-75%	40%-60%
	75%	75%	50%	97.5%-112.5%	60%-90%
Target	100%	100%	100%	130%-150%	80%-120%
Maximum	125%	125%	150%	162.5%-187.5%	100%-150%
Actual 2014	111%	111%	122%	144.3%-166.5%	88.8%-133.2%

In accordance with this structure, the Committee determined the following earned short-term incentive amounts for our named executives, with 50% of each award deferred until March 2016. The payout of 122% of target for Operating Committee members, including the current named executives, is equivalent to a relative individual performance score of 110% for other participants (combined with the objective Company score of 111%).

Named Executive Officer	Individual Target Amount*	Calculated Performance	Earned Award Amount
Peter D. Hancock	$2,866,667	22% above target (122%)	$3,497,334
David L. Herzog	$2,000,000	22% above target (122%)	$2,440,000
William N. Dooley	$2,000,000	22% above target (122%)	$2,440,000
John Q. Doyle	$1,931,250	22% above target (122%)	$2,356,125
Kevin T. Hogan	$1,687,500	22% above target (122%)	$2,058,750
Former Executive Officers
Robert H. Benmosche	$2,666,667	11% above target (111%)	$2,960,000
Jay S. Wintrob	$2,000,000	11% above target (111%)	$2,220,000

*	For Messrs. Hancock, Doyle and Hogan, includes prorated increases in target amounts following their respective promotions. Prorated for former executive officers based on the number of full months employed during 2014.

Original Individual Metrics. Although the Committee determined not to use a relative individual performance score for members of the Operating Committee, individual performance metrics for each named executive were established in the first part of 2014. In its performance evaluation of the current named executives, the Committee reviewed the following significant achievements for each current named executive, but the achievements did not impact the calculation of the earned 2014 short-term incentive awards.

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Chief Executive Officer. Although his earned 2014 short-term incentive award was based on the objective Company score, the Committee reviewed Mr. Hancock’s contributions to AIG’s performance, including the following key achievements as Chief Executive Officer:

Metric	Significant Achievements
Financial	Achieved the Company performance metrics results discussed above under “—2014 Performance.”

Strategic	Engaged with the Board to develop and execute the One AIG strategy, including strategic reviews of segments, setting short- and medium-term strategic priorities and refinement of performance management tools. Led development of a long-term value-based management framework to promote efficient decision-making and to ensure consistency in how AIG presents value to external stakeholders.

Operational	Implemented new operating structure consisting of Commercial Insurance and Consumer Insurance segments. Hired new Chief Information Officer as part of a goal to implement AIG’s technology strategy, including a new design for claims, operations and systems. Developed a plan to enable better coordination between the Board and AIG Operating Committee. Maintained good standing with AIG’s main regulators.

Organizational	Established an AIG Operating Committee reporting to the Chief Executive Officer and responsible on a firm-wide basis for monitoring performance, addressing issues and executing the annual plan. Established four additional standing committees organized around key strategic issues to help the Chief Executive Officer make certain key decisions.

Chief Financial Officer. Although his earned 2014 short-term incentive award was based on the objective Company score, the Committee reviewed Mr. Herzog’s contributions to AIG’s performance, including the following key achievements:

Metric	Significant Achievements
Financial	Achieved the Company performance metrics results discussed above under “—2014 Performance.” In addition, in 2014, AIG and core insurance businesses received four improvements and zero downgrades in credit rating outlook. Achieved target normalized general operating expenses for AIG Finance (3.2% better than target of $1.4 billion) and targeted savings for certain organizational efficiency initiatives. Developed and executed the Board-approved capital plan that included the following actions: exceeded target reduction in annualized interest expense for AIG and Direct Investment book debt; executed $4.9 billion of share repurchases; facilitated insurance company dividends to AIG of $9.4 billion; and completed the sale of ILFC to AerCap.

Strategic	Achieved target number of milestones with respect to certain AIG Finance transformation goals; significantly expanded outreach to investors, broadening the investment community’s understanding of AIG’s businesses.

Operational	Achieved goal of complying with Federal Reserve Board and Federal Reserve Bank of New York (FRBNY) regulatory reporting, including submitting a resolution plan, and actively engaged in FRBNY examinations. Conducted a top down risk assessment in AIG Finance and held training programs on operational risk. Promoted timely identification and remediation of internal control matters and strengthened Sarbanes-Oxley compliance. Developed and implemented an updated business continuity management strategy for AIG Finance and established an independent FRBNY control team.

Organizational	Executed on rotation opportunities for high potential AIG Finance employees and established a finance analyst program. Made progress on certain internal diversity and retention goals. Developed and implemented classroom and online training programs globally. Continued open dialogue with AIG Finance and AIG as a whole through town halls and written updates.

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Executive Vice President—Investments. Although his earned 2014 short-term incentive award was based on the objective Company score, the Committee reviewed Mr. Dooley’s contributions to AIG’s performance, including the following key achievements:

Metric	Significant Achievements
Financial	Implemented AIG’s 2014 investment plan and achieved risk-based targets for interest and dividends (0.6% above target of $13.6 billion), returns on partnership investments (18.6% above target of $1.8 billion) and other returns (39.1% above target of $0.4 billion). Achieved normalized general operating expenses for AIG Investments better than budget.

Strategic	Exceeded goal with respect to the development of a consolidated invested assets platform, including the development of a platform for basic asset modeling and financial forecasting used for stress testing. Made progress in the integration of this platform into the asset and liability forecasting capabilities of the insurance businesses.

Operational	Partially achieved timely execution of remediation plans set by AIG’s internal audit division. Achieved goal to reduce volume of un-modeled legacy asset classes.

Organizational	Achieved goal of developing and implementing a target operating model that would realign staff to improve collaboration, accountability and responsiveness to market opportunities. Exceeded target of various employee retention and diversity goals.

Executive Vice President—Commercial. Although his earned 2014 short-term incentive award was based on the objective Company score, the Committee reviewed Mr. Doyle’s contributions to AIG’s performance, including the following key achievements:

Metric	Significant Achievements
Financial	Partially achieved target contributive normalized pre-tax operating income for Property Casualty (89.0% of target of $5.4 billion) and contributive normalized return on equity excluding deferred tax assets for Property Casualty (87.8% of target of 15.6%) and Normalized production risk-adjusted profit for Property Casualty (91.4% of target of $2.0 billion). Achieved target normalized direct controllable general operating expenses for Property Casualty (9.7% better than target of $1.5 billion).

Strategic	Exceeded goal to improve models and pricing of products in multiple lines of business through the use of technology, external data, pipeline management and strategic and efficient portfolio management. Exceeded goal of driving greater customer focus within Commercial Insurance through restructuring and creating a chief operating officer position.

Operational	Established an underwriting excellence framework that facilitated improved rates and customer retention within Commercial Insurance; implemented technical pricing plans for all products globally; worked with Consumer Insurance to establish a global portfolio management framework for certain businesses; and effectively managed key emerging underwriting issues such as challenging market conditions, new product developments and cyber risks. Achieved timely execution of remediation plans set by AIG’s internal audit division.

Organizational	Increased the effective use of new underwriting tools through global training and actions to drive local adoption of the tools. Achieved completion of talent review and demonstrated progress on various employee retention and diversity goals.

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Executive Vice President—Consumer. Although his earned 2014 short-term incentive award was based on the objective Company score, the Committee reviewed Mr. Hogan’s contributions to AIG’s performance, including the following key achievements:

Metric	Significant Achievements
Financial	Achieved target contributive normalized pre-tax operating income for Personal Insurance and International Life (11.1% above target of $2.1 billion), contributive normalized return on equity for Personal Insurance and International Life (13.2% above target of 25.8%) and Normalized direct controllable general operating expenses for Personal Insurance and International Life (3.7% better than target of $0.7 billion). Partially achieved target Normalized production risk-adjusted profit for Personal Insurance (93.1% of target of $1.1 billion). Partially achieved target Normalized pre-tax operating income for Domestic Life (96.8% of target of $0.7 billion), Normalized return on equity excluding deferred tax assets for Domestic Life (96.4% of target of 5.5%). Achieved target Normalized general operating expenses for Domestic Life (4.9% better than target of $61 million). Partially achieved target Normalized value of new business for Life (90.8% of target of $328 million).

Strategic	Prepared and submitted three-year strategy plan for new Consumer Insurance segment. Implemented organizational structure for Personal Insurance products and developed related tools to increase overall rate adequacy and improve the quality of underwriting results. Implemented organizational structure for certain life, health and disability products, including the creation of a separate international life structure and the appointment of a new head of global health business. Partnered with the Science team, including projects to identify fraud, competitively price products and increase underwriting efficiency. Supported the further integration of Fuji Life into AIG’s strategy in Japan. Executed initiatives with respect to investments in People’s Insurance Company (Group) of China Limited and related businesses. Integrated certain businesses into the Consumer Insurance operating structure and focused on strengthening the U.S. Travel business. Supported AIG Finance’s efforts in connection with the change in reportable segments and supported efforts to develop consistent risk-based measurements.

Operational	Partnered with the internal audit division to improve Consumer Insurance’s controls and resolve control matters. Implemented various pricing and cost savings projects. Supported implementation of operational and risk-related processes to enhance overall economic and operational risk management. Carried out IT strategy. Effectively communicated Consumer Insurance leadership goals and business targets throughout the business.

Organizational	Actively participated in the implementation of the new Consumer Insurance organization. Focused on global customer experience and leveraging customer feedback, engaging in various projects to improve global customer experience. Demonstrated progress on various employee retention and diversity goals.

In accordance with the terms of our Annual Short-Term Incentive Plan and, in the case of Mr. Wintrob, the 2012 Executive Severance Plan (the 2012 ESP), the Committee determined the earned short-term incentive award amounts for our former named executives, Messrs. Benmosche and Wintrob, based on their respective target amounts and the Company objective score. These amounts were then prorated based on the number of full months the former named executive was employed during the year. As with 2014 short-term incentive awards to our current named executives, payment of 50% of Mr. Wintrob’s earned award is deferred until March 2016; Mr. Benmosche’s award will be paid in full in 2015 as a result of his death.

Long-Term Incentive. Our long-term incentive comprises the largest percentage of an executive’s target compensation opportunity, representing at least 40% of his or her target total direct compensation opportunity. We believe that providing a significant portion of executives’ compensation based on performance metrics over a three-year period and subject to an additional vesting period will drive long-term value creation for our shareholders and appropriately account for the time horizon of risks. As part of the leadership transition, Messrs. Hancock, Doyle and Hogan each received an additional 2014 long-term incentive grant in connection with his promotion.

Our 2014 long-term incentive program consists entirely of PSU awards that are earned based on AIG performance over a three-year period. The Committee approves the target dollar amount of an executive’s long-term incentive award, which is then converted to a number of PSUs based on the average closing price of AIG

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Common Stock over the calendar month preceding the reference date rounded down to the nearest whole unit. In general, the reference date refers to the grant date in the case of annual awards, the date of the offer of employment to a new hire or the effective date of a recipient’s promotion. Earned PSUs range from 0% to 150% of the target grant based on achieving relative TSR and relative change in the CDS spread on five-year senior unsecured debt. The Committee determined to use both relative TSR and relative change in CDS spread in order to align with our business strategy, evaluate long-term performance relative to peers and penalize excessive risk-taking. Once earned, PSUs vest one-third in January of each of 2017, 2018 and 2019 and are settled in AIG Common Stock (or, at the election of AIG, in cash).

The table below summarizes the two performance metrics used for the 2014 to 2016 performance period. Relative TSR is weighted 75% and relative change in CDS spread is weighted 25%. Actual performance below threshold will result in a 0% payout for that metric.

Performance Metric	Weighting	Threshold	Target	Maximum
Relative TSR	75%	25th percentile	55th percentile	75th percentile
Relative Change in CDS Spread	25%	5th percentile	20-80th percentile	95th percentile

Payout		50%	100%	150%

For the 2014 to 2016 performance period, TSR is measured relative to the following 26 peers. Change in CDS spread is also measured against these peers, excluding Ameriprise Financial, Inc. and China Pacific Insurance (Group) Co., LTD. because there is no active CDS trading market with respect to the five-year senior unsecured debt of those companies.

Peers
ACE Limited AEGON, N.V. Aflac Incorporated Allianz Group Ameriprise Financial, Inc. Assicurazioni Generali S.p.A. Aviva plc AXA Group Berkshire Hathaway Inc.

China Pacific Insurance (Group) Co., LTD.

CNA Financial Corporation

Hartford Financial Services Group Inc.

Lincoln National Corporation

Manulife Financial Corporation

MetLife, Inc.

Munich Re Group

Principal Financial Group, Inc.

Prudential Financial, Inc.

Prudential plc

Swiss Re Group

The Allstate Corporation

The Chubb Corporation

The Travelers Companies, Inc.

Tokyo Marine Holdings, Inc.

Voya Financial, Inc.

Zurich Financial Services AG

The peer group above includes public companies against which AIG benchmarks financial performance and competes for market share and talent. For each company in the peer group, TSR will be measured by (1) the sum of (a) the company’s adjusted share price at the end of the performance period minus the company’s adjusted share price at the beginning of the performance period (in each case, as reported by Bloomberg, adjusted for stock dividend distributions and stock splits and using a 30-day period prior to quarter close for the beginning and end of the performance period) plus (b) non-stock dividends declared during the performance period and reinvested in the company’s shares on the ex-dividend date, divided by (2) the company’s adjusted share price at the beginning of the performance period (as reported by Bloomberg, adjusted for stock dividend distributions and stock splits and using a 30-day period prior to quarter close for the beginning of the performance period).

For each company in the peer group with daily trading of CDS on its five-year senior unsecured debt, relative change in CDS spread is determined by comparing the spread for a CDS on its five-year senior unsecured debt at the end of the performance period to the spread at the beginning of the performance period, as reported by Markit Group Limited.

Results will be certified by the Committee in the first quarter of 2017, and one-third of any earned PSUs will vest in each of January 2017, 2018 and 2019. Once earned, vested PSUs are settled in AIG Common Stock (or, at the election of AIG, in cash). The structure of our long-term incentives results in a five-year time horizon to earn and receive our PSUs.

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Mr. Benmosche’s 2014 long-term incentive award vested upon his separation from AIG in 2014 and will be paid at target in 2015. Mr. Wintrob became immediately vested in his 2014 long-term incentive award upon his separation to the extent the PSUs are actually earned over the performance period, and any earned PSUs will be settled on the normal payment schedule. See “—Former Named Executive Officers” and “2014 Compensation—Potential Payments on Termination—Quantification of Termination Payments and Benefits” below for additional discussion of the separation arrangements for these former named executives.

Compensation Structure—Indirect Compensation Components

Welfare and Other Indirect Benefits. AIG’s senior executives generally participate in the same broad-based health, life and disability benefit programs as AIG’s other employees.

Retirement Benefits. AIG provides a number of retirement benefits to eligible employees, including both defined contribution plans (such as 401(k) plans) and traditional pension plans (called defined benefit plans). These plans can be either tax-qualified or non-qualified.

AIG’s only active defined contribution plan for the named executives is a 401(k) plan, which is tax-qualified. The plan was amended effective January 1, 2012 to provide all participants with a match of 100% of the first 6% of their eligible compensation contributed up to the Internal Revenue Service (IRS) compensation limit ($260,000 for 2014). Accordingly, for the named executives in 2014, AIG matched a percentage of their contributions to the 401(k) plan up to $15,600. In addition, some named executives have balances under legacy nonqualified defined contribution plans. These plans are described in greater detail in “2014 Compensation—Post-Employment Compensation—Nonqualified Deferred Compensation.”

AIG’s defined benefit plans include the AIG Retirement Plan (the Qualified Retirement Plan), the AIG Non-Qualified Retirement Income Plan (the Non-Qualified Retirement Plan) and the Supplemental Executive Retirement Plan (the SERP). Each of these plans provides for a yearly benefit based on years of service and average final salary and, for the Qualified Retirement Plan and the Non-Qualified Retirement Plan, also based on pay credits and interest credits. These plans and their benefits are described in greater detail in “2014 Compensation—Post-Employment Compensation—Pension Benefits.”

Perquisites and Other Compensation. To facilitate the performance of their management responsibilities, AIG provides some employees, including the named executives, with aircraft usage (including by an executive’s spouse when traveling with the executive on business travel), automobile allowances, use of company pool cars and drivers or parking, annual health exams, legal services, financial, estate and tax planning and other benefits categorized as “perquisites” or “other” compensation under the SEC rules.

Termination Benefits and Policies. AIG provides severance benefits to its executives in order to offer competitive total compensation packages, ensure executives’ ongoing retention when considering potential transactions that may create uncertainty as to their future employment with AIG and enable AIG to obtain a release of employment-related claims.

In 2012, the Committee established the 2012 ESP, which replaced AIG’s prior Executive Severance Plan established in March 2008. The 2012 ESP extends to AIG executives in grade level 27 or above, including the current named executives, and other executives who participated in the prior plan. In September 2014, the 2012 ESP was further amended to provide that a participant’s grade level for purposes of the 2012 ESP will be the highest level at which he or she was employed at any time in the 12 months immediately prior to the qualifying termination.

The 2012 ESP provides for severance payments and benefits upon a termination by AIG without “Cause” or if a qualifying executive terminates for “Good Reason,” including, for qualifying executives, after a “Change in Control.” In the event of a qualifying termination, a participant is generally eligible to receive severance in an amount equal to the product of a multiplier times the sum of salary and three-year-average annual incentives. The multiplier is either 1 or 1.5 depending on the executive’s grade level and increases to 1.5 or 2 for qualifying terminations within two years following a Change in Control. However, in any event, executives in grade level 27 or above who participated in the prior plan, which includes our current named executives other than Mr. Hogan, may not receive less than the severance they would have received under the prior plan.

Historic Compensation Components

Stock Salary. From 2009 to 2012, AIG maintained a program of regular bi-weekly or semi-monthly grants of vested stock or units generally referred to as “Stock Salary.” In large part, Stock Salary took the place of what would otherwise have been annual and long-term cash, stock and performance-based incentive programs while

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AIG was subject to the TARP Standards. Grants of Stock Salary remained subject to transfer or payment restrictions over a multi-year period and, as of year-end 2014, each of our named executives, other than Messrs. Benmosche and Hogan, held vested Stock Salary awards still subject to transfer or payment restrictions. These awards are described in greater detail in “2014 Compensation—Post-Employment Compensation—Nonqualified Deferred Compensation.”

TARP RSUs. While AIG was subject to the TARP Standards, named executives eligible for incentives could receive such pay only in the form of TARP RSUs. In order to qualify as TARP RSUs under the applicable regulation, the award was generally required to have at least a two-year vesting period and become payable only in 25% increments in proportion to AIG’s repayment of its TARP obligations. Because AIG fully repaid its TARP obligations as of December 14, 2012, 100% of the TARP RSUs that had not vested will be paid on the scheduled vesting date for such awards. Messrs. Doyle, Herzog, Hancock and Wintrob held TARP RSUs that vested in 2014 and, as of year-end 2014, Messrs. Doyle, Herzog and Hancock held unvested TARP RSUs. The shares underlying TARP RSUs that vested in 2014 are included in “2014 Compensation—Holdings of and Vesting of Previously Awarded Equity—Vesting of Stock-Based Awards During 2014.”

Expatriate and Transition Arrangements for a Named Executive

Pursuant to his August 14, 2013 offer letter and in consideration of compensation foregone upon rejoining AIG, Mr. Hogan was granted a one-time bonus payable in three installments of $1,300,000, $1,150,000 and $800,000 in each of April 2014, 2015 and 2016, respectively, subject to Mr. Hogan’s continued employment through the payment date. Each installment is subject to recoupment if Mr. Hogan resigns without “Good Reason” or is terminated by AIG for “Cause” in the twelve months following payment of such installment. In connection with the offer letter, Mr. Hogan entered into a non-solicitation and non-disclosure agreement, pursuant to which he agreed to perpetual non-disparagement and confidentiality covenants and to a non-solicitation covenant that applies during his employment and for a period of one year following his termination. While on international assignment for AIG through July 2014, Mr. Hogan also received additional benefits that AIG typically provides to employees on expatriate assignment, including tax equalization payments, cost of living adjustments and reimbursement of housing costs, assignment-related tax preparation services and relocation expenses.

Former Named Executive Officers

Mr. Benmosche retired August 31, 2014 and served in an advisory role effective September 14, 2014 until his death in February 2015. Under the terms of his employment agreement, Mr. Benmosche was not permitted to participate in the 2012 ESP, and he did not receive any severance or enter into a termination agreement upon separation from AIG. In accordance with the terms of 2013 short-term incentive awards, the deferred portion (50%) of his 2013 short-term incentive award (equal to $3,000,000) was paid as regularly scheduled in March 2015. Prior to his retirement, on August 10, 2014, the transfer restrictions on 185,736 shares of AIG restricted stock paid in respect of Mr. Benmosche’s Stock Salary lapsed pursuant to the award terms. Mr. Benmosche’s separation benefits, including the treatment of outstanding awards granted in 2014, are discussed further in “2014 Compensation—Potential Payments on Termination—Quantification of Termination Payments and Benefits.”

Mr. Wintrob entered into a Release and Restrictive Covenant Agreement (the Release Agreement) with AIG in connection with his separation. Pursuant to the Release Agreement, AIG agreed to treat Mr. Wintrob’s termination as a “Covered Termination” under the 2012 ESP. Accordingly, Mr. Wintrob received a lump sum severance payment of $6,520,000, continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), a $40,000 payment that may be applied towards such COBRA coverage and life insurance, one year of additional age and service for purposes of determining eligibility to participate in any AIG retiree medical plan and outplacement services. AIG also agreed to treat Mr. Wintrob’s termination as an “early retirement” under the SERP, as described in “2014 Compensation—Post-Employment Compensation—Pension Benefits,” to consider Mr. Wintrob an eligible employee for the purposes of the Assurance Agreement with respect to certain obligations of Starr International Company, Inc. (SICO) and to provide for retirement treatment for “good cause” with respect to Mr. Wintrob’s 26,610 vested TARP RSUs, which were settled in cash in December 2014. SICO awards and TARP RSUs are described in greater detail in “2014 Compensation—Holdings of and Vesting of Previously Awarded Equity.” Mr. Wintrob forfeited 34,048 vested TARP RSUs that were scheduled to be settled 50% in each of December 2014 and 2015 as a result of his separation. In accordance with the terms of 2013 short-term incentive awards, Mr. Wintrob received the deferred portion (50%) of his 2013 short-term incentive award (equal to $1,900,000) as regularly scheduled in March 2015. Upon his separation, Mr. Wintrob became entitled to a distribution of his balance under the Executive Deferred Compensation Plan (EDCP) pursuant to the terms of the EDCP. Mr. Wintrob’s separation payments, including the treatment of

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outstanding awards granted in 2014, are discussed further in “2014 Compensation—Potential Payments on Termination—Quantification of Termination Payments and Benefits.”

In the Release Agreement, Mr. Wintrob agreed to one-year non-solicitation, six-month non-competition, perpetual non-disparagement and confidentiality covenants and a release of claims in favor of AIG.

Process for Compensation Decisions

Role of the Committee. The Committee determines and approves the compensation of AIG’s Chief Executive Officer, and the Board approves or ratifies the amounts to be awarded to him. After considering the recommendation of AIG’s Chief Executive Officer, the Committee also approves the compensation of other key employees under its purview, which includes all of the other named executives. The Committee also makes recommendations to the Board with respect to AIG’s compensation programs for other key employees and oversees AIG’s management development and succession planning programs. Attendance at Committee meetings generally includes members of the executive team as appropriate, including representatives from internal legal and human resources, outside counsel, and the Committee’s independent consultant.

Consultants. To provide independent advice, the Committee has used the services of the Cook firm since 2005. A senior consultant of the Cook firm regularly attends the Committee’s meetings and is instructed to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including views of how the program and proposals compare to market practices in financial services and general industry and to “best practices.” The Cook firm responds on a regular basis to questions from the Committee and the Committee’s other advisors, providing its opinions with respect to the design and implementation of current or proposed compensation programs, including the 2014 executive compensation structure. The Cook firm also participated in the Committee meetings in which the compensation risk assessment discussed under “—Report of the Compensation and Management Resources Committee—Risk and Compensation Plans” was conducted and previously advised that the process was thorough and well designed. In compliance with SEC and NYSE rules, in March 2014 and February 2015, the Committee reviewed various items related to the Cook firm’s relationship to AIG, the members of the Committee and AIG’s executive officers. The Committee confirmed that neither the Cook firm nor any of its affiliates provides any other services to AIG or its management except with respect to director compensation, and that the Cook firm had no business or personal relationship with any member of the Committee or executive officer that raised a conflict of interest with respect to the Cook firm’s work for the AIG Board. The Committee also received information on the fees paid to the Cook firm by AIG as a percentage of the Cook firm’s total revenue and the Cook firm’s ownership of any AIG Common Stock. Considering this information, the Committee determined that the Cook firm is independent and that its work has not raised any conflict of interest.

In 2014, the Committee also considered materials prepared by Johnson Associates related to market compensation levels. Johnson Associates was engaged by AIG to assist with this work. In particular, Johnson Associates prepared reports presenting market comparisons of total compensation levels for existing employees, new hires and promotions with respect to positions within the Committee’s purview. The Committee performed a review of Johnson Associates’ services similar to the review of the Cook firm described above. The Committee noted that the Cook firm reviewed the reports prepared by Johnson Associates prior to consideration by the Committee and determined that this appropriately addressed any conflict of interest raised by Johnson Associates’ work or business relationship with AIG.

Consideration of Shareholder Feedback. The Committee values feedback from AIG’s shareholders, including the feedback received through our say-on-pay advisory vote. Since 2010, AIG has held an annual say-on-pay advisory vote. In the most recent advisory vote, more than 98% of the votes cast by shareholders were in favor of the 2013 compensation of our named executives as disclosed in our 2014 Proxy Statement. The Committee believes this level of approval indicates our shareholders’ strong support of our compensation philosophy and goals and the executive compensation program established by the Committee in 2013.

Consideration of Competitive Compensation Levels. In 2014, the Committee considered information from data disclosed in surveys, market practices and levels disclosed in proxy statements and employment contracts from a number of peer companies (Broad Data), as well as Johnson Associates’ benchmarks, which reflect proprietary data, third-party references and market impressions and judgment. The companies used in the Broad Data set were: Aetna, Inc., AFLAC, The Allstate Corporation, American Express Company, Ameriprise Financial, Inc., Bank of America Corporation, Bank of New York Mellon, BlackRock, Inc., Capital One Financial Corp., CIGNA Corporation, Citigroup Inc., Chubb Group, Hartford Financial Services, Invesco Ltd., JP Morgan Chase & Co., Lincoln National Corporation, Marsh & McLennan Companies, Inc., MetLife Inc., Principal Financial Group, Inc., Prudential Financial Inc., T. Rowe Price Group, Inc., The Travelers Companies Inc., U.S. Bancorp and Wells Fargo & Company.

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Other Considerations

Clawback Policy. In 2013, the Committee adopted and implemented a comprehensive Clawback Policy to encourage sound risk management and individual accountability. The Clawback Policy covers all executive officers and any other employee as determined by the Committee and applies to covered compensation for such executive officers and employees. Covered compensation generally includes any bonus, equity or equity-based award or other incentive compensation granted to an executive officer or employee while he or she is subject to the policy, which includes our 2013 and 2014 incentive awards. In the event that the Committee determines that a triggering event under the Clawback Policy has occurred, the Committee may require an executive officer or other covered employee to forfeit and/or repay all or any portion of any unpaid covered compensation or covered compensation paid in the 12 months (or such longer period of time as required by any applicable statute or government regulation) preceding the event. Triggering events generally include a material financial restatement; the award or receipt of covered compensation based on materially inaccurate financial statements or performance metrics that are materially inaccurately determined; a failure of risk management, including in a supervisory role, or material violation of AIG’s risk policies; and an action or omission that results in material financial or reputational harm to AIG.

Share Ownership Guidelines and No-Hedging Policy. AIG’s share ownership guidelines establish levels of ownership of AIG Common Stock at five times salary for the Chief Executive Officer and three times salary for other executive officers, which include the other current named executives. Until the guidelines are met, such employees are required to retain 50% of the shares of AIG Common Stock received upon the exercise, vesting or payment of certain equity-based awards granted by AIG. Shares held for purposes of the guidelines may include stock owned outright by the officer or his or her spouse and earned but unvested share-based awards. The guidelines apply to all of AIG’s executive officers. Executive officers are required to comply with the guidelines until six months after they cease to be executive officers.

AIG’s Code of Conduct and Insider Trading Policy prohibit employees from engaging in any hedging transactions with respect to any of AIG’s securities, including by trading in any derivative security relating to AIG’s securities.

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), generally limits the tax deductibility of compensation in excess of $1 million per year paid by a public company to its chief executive officer and three other most highly compensated executive officers (other than the chief financial officer), subject to certain exceptions, with an exception for qualifying “performance-based compensation” (as defined under applicable tax regulations). At AIG’s 2013 Annual Meeting, our shareholders approved the AIG 2013 Omnibus Incentive Plan, which is designed to allow for the issuance of awards that satisfy the “performance-based compensation” exception under Section 162(m), and the Committee intends that short-term and long-term incentives awarded to covered employees for 2014 qualify for this exception.

Accordingly, separate from determining 2014 short-term and long-term incentive opportunities, in the first quarter of 2014, the Committee established performance criteria and set one percent of Normalized Insurance Company PTOI as defined in Appendix B as the Section 162(m) compliant maximum for 2014 short-term and long-term incentives awarded to each individual covered employee, including the named executives. This limit does not serve as a basis for the Committee’s compensation decisions for our named executives, but rather provides for the maximum amount of tax deductible 2014 short-term and long-term incentive compensation that the Committee can award to the covered employee, with the Committee retaining the discretion to pay less than the maximum. Once the maximum amount is established, the qualifying performance-based compensation for each covered employee is delivered through the 2014 short-term incentive and long-term incentive programs. If the total amount earned under these programs is less than the maximum deductible amount, the Committee will pay only the amount earned.

The Committee retains the ability to pay compensation that exceeds $1 million and does not constitute qualifying performance-based compensation when it determines that such payments are in the best interests of AIG and our shareholders. The Committee believes that retaining the flexibility to attract, retain and motivate our employees with a compensation program that supports long-term value creation, even though some compensation awards may not be deductible, is in the best interests of our shareholders.

Non-GAAP Financial Measures

Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. See Appendix B to this Proxy Statement for an explanation of how these measures are calculated from our audited financial statements.

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Conclusion

Our 2014 compensation program reflects our continued commitment to comprehensive pay-for-performance standards throughout AIG. We believe our compensation program properly motivates our employees and appropriately rewards them for their efforts to balance profit, growth and risk across the Company as One AIG.

2014 COMPENSATION

Summary Compensation Table

The following tables contain information with respect to AIG’s named executives. As required by SEC rules, AIG’s named executives include the Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers, as well as a former Chief Executive Officer who served during part of 2014 and an additional individual who served as an executive officer during part of 2014.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value(3)	All Other Compensation(4)	Total
Peter D. Hancock	2014	$1,426,923	$0		$7,011,108	$3,497,334	$73,751	$55,312	$12,064,428
Chief Executive Officer	2013	$1,471,154	$0		$4,562,843	$3,500,000	$52,252	$61,941	$9,648,190
	2012	$1,800,000	$0		$6,199,995	$0	$25,364	$21,583	$8,046,942
David L. Herzog	2014	$1,000,000	$0		$3,935,432	$2,440,000	$271,673	$48,000	$7,695,105
Executive Vice President	2013	$988,346	$0		$3,687,129	$2,260,000	$0	$36,737	$6,972,212
and Chief Financial Officer	2012	$495,000	$0		$5,804,973	$0	$191,345	$27,109	$6,518,427
William N. Dooley	2014	$1,000,000	$0		$3,935,432	$2,440,000	$1,388,757	$67,996	$8,832,185
Executive Vice President—	2013	$987,308	$0		$3,687,129	$2,400,000	$0	$43,666	$7,118,103
Investments	2012	$450,000	$0		$5,550,000	$0	$595,778	$31,723	$6,627,501
John Q. Doyle	2014	$925,769	$0		$4,142,265	$2,356,125	$776,676	$42,355	$8,243,190
Executive Vice President—
Commercial
Kevin T. Hogan	2014	$903,846	$1,300,000	(5)	$3,517,171	$2,058,750	$338,113	$895,534	$9,013,414
Executive Vice President—
Consumer

Separated during 2014
Robert H. Benmosche	2014	$1,384,615	$0		$6,886,996	$2,960,000	$70,232	$131,529	$11,433,372
Former Chief Executive	2013	$2,269,231	$0		$6,452,514	$6,000,000	$60,123	$52,694	$14,834,562
Officer	2012	$3,000,000	$0		$7,500,000	$0	$33,412	$40,498	$10,573,910
Jay S. Wintrob	2014	$1,038,462	$0		$4,328,962	$2,220,000	$832,438	$6,810,180	$15,230,042
Former Executive Vice	2013	$1,183,731	$0		$4,055,842	$3,800,000	$334,923	$62,498	$9,436,994
President	2012	$495,000	$0		$6,504,972	$0	$306,082	$81,257	$7,387,311

Footnotes to 2014 Summary Compensation Table

(1)	2014 Amounts. The amounts represent the grant date fair value of PSUs granted for the 2014–2016 performance period under the 2014 AIG Long-Term Incentive (2014 LTI) award based on target performance determined in accordance with FASB ASC Topic 718. At the maximum level of performance, the grant date fair value would be: Hancock—$7,873,717; Herzog—$4,425,576; Dooley—$4,425,576; Doyle—$4,662,425; Hogan—$3,957,898; Benmosche—$7,744,742 and Wintrob—$4,868,118. All amounts are subject to clawback under the AIG Clawback Policy.

2013 Amounts. The amounts represent the grant date fair value of PSUs granted for the 2013–2015 performance period under the 2013 AIG Long-Term Incentive (2013 LTI) award based on target performance determined in accordance with FASB ASC Topic 718. At the maximum level of performance, the grant date fair value would be: Hancock—$5,786,417; Herzog—$4,675,870; Dooley—$4,675,870; Benmosche—$8,182,828 and Wintrob—$5,143,461. All amounts are subject to clawback under the AIG Clawback Policy.

2012 Amounts. For Mr. Benmosche, the amount represents the grant date fair value of Stock Salary paid during 2012 in AIG Common Stock, which was restricted from transfer until August 10, 2014, and includes $393 in cash paid in lieu of fractional shares. For Messrs. Hancock, Herzog, Dooley and Wintrob, the amounts represent the grant date fair value of Stock Salary paid during 2012 in restricted stock units (RSUs) and, except for Mr. Dooley, TARP RSUs awarded in December 2012 for 2012 performance.

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Calculation. The amount shown for the awards granted by AIG was calculated using the assumptions described in Note 21 to the Consolidated Financial Statements included in AIG’s 2014 Annual Report on Form 10-K (for awards granted in 2014), Note 20 to the Consolidated Financial Statements included in AIG’s 2013 Annual Report on Form 10-K (for awards granted in 2013) and Note 21 to the Consolidated Financial Statements included in AIG’s 2012 Annual Report on Form 10-K (for awards granted in 2012).

(2)	2014 Amounts. The amounts represent the full amount of the awards earned under the AIG Annual Short-Term Incentive Plan for 2014 performance. For each named executive other than Mr. Benmosche, 50% of the award was paid in March 2015 and payment of the remaining 50% of the award is deferred until March 2016. 100% of the award was fully vested at the time of the first payment, and all amounts are subject to clawback under the AIG Clawback Policy. Mr. Benmosche’s award will be paid in full in 2015 as a result of his death. Amounts for Messrs. Benmosche and Wintrob represent the pro-rata portion of their 2014 short-term incentive earned awards based on the number of full months employed during 2014.

2013 Amounts. The amounts represent the full amount of the awards earned under the AIG 2013 Annual Short-Term Incentive award for 2013 performance. 50% of the award was paid in March 2014 and the remaining 50% of the award was paid in March 2015. 100% of the award was fully vested at the time of the first payment. All amounts are subject to clawback under the AIG Clawback Policy.

(3)	The amounts in this column do not represent amounts that were paid to the named executives. Rather, the amounts represent the total change of the actuarial present value of the accumulated benefit under AIG’s defined benefit (pension) plans, including the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP and/or the American General Corporation Supplemental Executive Retirement Plan, as applicable. These plans are described in “—Post-Employment Compensation—Pension Benefits.”

For 2013, Mr. Herzog had a negative change in pension value of $24,779 and Mr. Dooley had a negative change in pension value of $11,782 because, although each of them actually accrued additional pension benefits for 2013, there was an increase in the discount rate in 2013 that resulted in a decrease in the present values, which more than offset the additional benefit accrued in 2013.

While AIG was subject to the Troubled Asset Relief Program (TARP) restrictions on executive compensation, there was a freeze on future benefit accruals with regard to the benefits provided under the Non-Qualified Retirement Plan and the SERP. Benefit accruals in these plans ceased on October 22, 2009 for Messrs. Herzog and Wintrob and on December 11, 2009 for Messrs. Dooley and Doyle. Because the TARP restrictions ceased to apply to AIG as of December 14, 2012, the freeze on benefit accruals in the Non-Qualified Retirement Plan and the SERP ended and benefit accruals commenced again under these plans after this date. In addition, benefit accruals commenced after December 14, 2012 for Messrs. Hancock and Benmosche under the Non-Qualified Retirement Plan, as they had not accrued any benefits under this plan prior to the TARP restrictions. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the freeze. Mr. Hogan had accrued pension benefits under the Qualified and Non-Qualified Retirement Plans from his previous tenure at AIG and in accordance with the terms of these plans, benefit accruals commenced under the Qualified and Non-Qualified Retirement Plans when he rejoined AIG on October 14, 2013.

(4)	Perquisites. This column includes the incremental costs of perquisites and benefits. The following table details the incremental cost to AIG of perquisites received by each named executive.

Perquisites and Benefits

Name	Personal Use of Car Service/Car Allowance/Parking(a)	Financial, Tax and Legal Planning(b)	Non-U.S. Assignment(c)	Other(d)	Total
Peter D. Hancock	$15,415	$15,000	—	$8,799	$39,214
David L. Herzog	$9,841	$15,000	—	$7,061	$31,902
William N. Dooley	$27,322	$16,767	—	$7,809	$51,898
John Q. Doyle	$19,660	$780	—	$5,817	$26,257
Kevin T. Hogan	$13,424	$15,000	$827,908	$23,177	$879,509

Separated during 2014
Robert H. Benmosche	$13,397	$0	—	$6,033	$19,430
Jay S. Wintrob	$6,414	$10,000	—	$3,970	$20,384

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(a)	Includes the incremental cost of driver overtime compensation, fuel and maintenance attributable to personal use of company pool cars. Mr. Benmosche was provided with a dedicated car and driver to enhance his security and efficient travel.

(b)	Incremental costs related to financial, tax and legal planning represent AIG’s direct expenditures.

(c)	Assignment-related expenses, including tax equalization payments ($325,664), reimbursement of housing costs ($298,817) and relocation expenses ($132,860), cost of living adjustments ($68,137) and reimbursement of assignment-related tax preparation services ($2,430). Certain housing costs were paid in Swiss Francs (CHF) and were converted to U.S. dollars at the month-end CHF to U.S. dollar exchange rate for the month preceding payment.

(d)	Includes travel, meals and entertainment for certain named executives and spouses and, for certain named executives, the cost of an annual medical examination paid for by the company. For Mr. Hogan, also includes payment of legal fees incurred in connection with his hire.

Other Benefits. This column also includes life insurance premiums paid for the benefit of the named executives. All named executives are covered under the AIG Basic Group Life Insurance Plan. For group life insurance, the 2014 company-paid costs were: Hancock—$498; Herzog—$498; Dooley—$498; Doyle—$498; Hogan—$425; Benmosche—$345; and Wintrob—$440.

This column also includes matching contributions by AIG under its 401(k) plan. These matching contributions include the following amounts in 2014: Hancock—$15,600; Herzog—$15,600; Dooley—$15,600; Doyle—$15,600; Hogan—$15,600; Benmosche—$15,600; and Wintrob—$15,600. See “—Post-Employment Compensation—Nonqualified Deferred Compensation” for additional details.

For Mr. Benmosche, this column includes $96,154 related to accrued and unused paid time-off paid upon his separation. Amounts shown for Mr. Benmosche do not include compensation Mr. Benmosche earned for his 2014 service on the board of directors of AerCap. For Mr. Wintrob, this column includes special tax distributions of $40,678 in 2014 related to his investment in an employee co-investment fund, SunAmerica Venture Fund 2000, L.P.; $6,560,000 related to payments that he received following his separation on October 31, 2014 in accordance with his Release Agreement pursuant to the 2012 Executive Severance Plan; and $173,077 related to accrued and unused paid time-off paid upon his separation.

AIG maintains a policy of directors and officers liability insurance for itself, its directors and officers and its subsidiaries and their directors and officers. The premium for this policy for the year ended September 22, 2014 was approximately $24.3 million and for the year ending September 22, 2015 was approximately $20 million. In addition, AIG purchased coverage in 2008 that was in effect until September 22, 2014 and allowed AIG and its subsidiaries to report claims that relate to director and officer conduct during the period from May 24, 2005 to September 22, 2008, at a total cost of approximately $75 million.

(5)	Represents the first installment of Mr. Hogan’s transition award paid pursuant to his offer letter in April 2014. See “—Compensation Discussion and Analysis—Expatriate and Transition Arrangements for a Named Executive” for further information.

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2014 Grants of Plan-Based Awards

Total 2014 Grants. The following table details all equity and non-equity plan-based awards granted to each of the named executives in 2014. (No option awards were granted to the named executives in 2014.)

2014 Grants of Plan-Based Awards

Name	Grant Date	Committee or Board Action Date	Estimated Possible Payouts Under Non-Equity Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Performance Share Units)(2)			All Other Stock Awards (# of AIG Shares)	Grant Date Fair Value of Equity Awards ($)(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Peter D. Hancock
2014 STI	03/07/14		$0	$2,700,000	$4,050,000	—	—	—	—	—
2014 STI	09/02/14	07/09/14	$0	$166,667	$250,001	—	—	—	—	—
2014 LTI	03/19/14	03/07/14	—	—	—	50,665	101,330	151,995	—	$4,870,088
2014 LTI	09/02/14	07/09/14	—	—	—	18,939	37,878	56,817	—	$2,141,020
David L. Herzog
2014 STI	03/07/14		$0	$2,000,000	$3,000,000	—	—	—	—	—
2014 LTI	03/19/14	03/07/14	—	—	—	40,942	81,883	122,825	—	$3,935,432
William N. Dooley
2014 STI	03/07/14		$0	$2,000,000	$3,000,000	—	—	—	—	—
2014 LTI	03/19/14	03/07/14	—	—	—	40,942	81,883	122,825	—	$3,935,432
John Q. Doyle
2014 STI	03/07/14		$0	$1,800,000	$2,700,000	—	—	—	—	—
2014 STI	11/11/14		$0	$131,250	$196,875	—	—	—	—	—
2014 LTI	03/19/14	03/07/14	—	—	—	33,777	67,553	101,330		$3,246,709
2014 LTI	11/11/14		—	—	—	8,777	17,553	26,330		$895,556
Kevin T. Hogan
2014 STI	03/07/14		$0	$1,600,000	$2,400,000	—	—	—	—	—
2014 STI	11/11/14		$0	$87,500	$131,250	—	—	—	—	—
2014 LTI	03/19/14	03/07/14	—	—	—	30,706	61,412	92,118		$2,951,562
2014 LTI	11/11/14		—	—	—	5,543	11,086	16,629		$565,609

Separated during 2014
Robert H. Benmosche
2014 STI	03/12/14		$0	$4,000,000	$5,000,000	—	—	—	—	—
2014 LTI	03/19/14	03/12/14	—	—	—	71,648	143,295	214,943	—	$6,886,996
Jay S. Wintrob
2014 STI	03/07/14		$0	$2,400,000	$3,000,000	—	—	—	—	—
2014 LTI	03/19/14	03/07/14	—	—	—	45,036	90,071	135,107	—	$4,328,962

(1)	Amounts shown reflect the range of possible cash payouts under the AIG Annual Short-Term Incentive Plan for 2014 performance. Actual amounts earned, as determined by the Committee in the first quarter of 2015, are reflected in the 2014 Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)	Amounts shown reflect the potential range of PSUs that may be earned under the 2014 LTI awards. Actual amounts earned are based on achieving relative TSR and relative credit default swap spread over the 2014-2016 performance period. Results will be certified by the Committee in the first quarter of 2017. Mr. Benmosche’s 2014 LTI award became earned at target upon his death in February 2015. For more information on the 2014 LTI awards, including the applicable performance metrics, please see “—Compensation Discussion and Analysis—2014 Compensation Structure—Direct Compensation Components—Long-Term Incentive.” Holders of PSUs are not entitled to dividend or dividend equivalents.

(3)	Amounts shown represent the grant date fair value of the PSU awards for the 2014-2016 performance period determined in accordance with FASB ASC Topic 718 using the assumptions presented in Note 21 to the Consolidated Financial Statements in AIG’s 2014 Annual Report on Form 10-K.

HOLDINGS OF AND VESTING OF PREVIOUSLY AWARDED EQUITY

Outstanding Equity Awards at December 31, 2014

Equity-based awards held at the end of 2014 by each named executive were issued under the incentive plans and arrangements described below. Shares of AIG Common Stock deliverable under AIG’s time-vested equity and option awards will be delivered under the 2013 Omnibus Incentive Plan, 2010 Stock Incentive Plan,

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2007 Stock Incentive Plan, AIG’s Amended and Restated 2002 Stock Incentive Plan or AIG’s Amended and Restated 1999 Stock Option Plan, as applicable. Also included in outstanding equity-based awards are grants historically made by SICO under a series of two-year Deferred Compensation Profit Participation Plans (the SICO Plans).

The following table sets forth outstanding equity-based awards held by each named executive as of December 31, 2014.

Outstanding Equity Awards at December 31, 2014

							Stock Awards
	Option Awards(1)						Unvested (No Longer Subject to Performance Conditions)		Equity Incentive Plan Awards (Unearned and Unvested)
Name	Year Granted(1)	Number Exercisable	Exercise Price		Expiration Date	Plan(2)(3)(4)	Number	Market Value(5)	Number	Market Value(2)
Peter D. Hancock	—	—		—	—	2014 LTI			139,208	$7,797,041
						2013 LTI			194,219	$10,878,206
						TARP RSUs	14,306	$801,279

						Total			333,427	$18,675,247

David L. Herzog	2007	1,749		$1,140.99	12/13/2017	2014 LTI			81,883	$4,586,267
	2006	1,499		$1,420.00	12/11/2016	2013 LTI			156,944	$8,790,433
	2005	1,249		$1,319.79	12/14/2015	TARP RSUs	15,322	$858,185
	2005	750		$1,187.00	09/01/2015	SICO Plans	729	$40,831

						Total	16,051	$899,016	238,827	$13,376,700

William N. Dooley	2007 2006 2005 2005	2,499 2,499 1,999 1,500	$ $ $ $	1,140.99 1,420.00 1,319.79 1,187.00	12/13/2017 12/11/2016 12/14/2015 09/01/2015	2014 LTI			81,883	$4,586,267
						2013 LTI			156,944	$8,790,433
						SICO Plans	6,957	$389,662

						Total			238,827	$13,376,700

John Q. Doyle	2007	999		$1,140.99	12/13/2017	2014 LTI			85,106	$4,766,787
	2006	749		$1,420.00	12/11/2016	2013 LTI			130,951	$7,334,565
	2005	499		$1,319.79	12/14/2015	TARP RSUs	17,883	$1,001,627
	2005	250		$1,187.00	09/01/2015	SICO Plans	1,245	$69,732

						Total	19,128	$1,071,359	216,057	$12,101,352

Kevin T. Hogan	—	—		—	—	2014 LTI			72,498	$4,060,613
						2013 LTI			100,986	$5,656,226

						Total			173,484	$9,716,839

Separated during 2014
Robert H. Benmosche	—	—		—	—	2014 LTI			143,295	$8,025,953
						2013 LTI			274,653	$15,383,315

						Total			417,948	$23,409,268

Jay S. Wintrob	2007 2006 2005 2005	2,999 2,999 2,999 2,500	$ $ $ $	1,140.99 1,420.00 1,319.79 1,187.00	01/31/2015 01/31/2015 01/31/2015 01/31/2015	2014 LTI			90,071	$5,044,876
						2013 LTI			172,638	$9,669,454
						SICO Plans	5,760	$322,618

						Total			262,709	$14,714,330

(1)	None of the named executives has received options since 2008. All previously granted options had four-year pro-rata vesting schedules. All outstanding options were exercisable and have an exercise price equal to the closing sale price of AIG Common Stock on the NYSE on the date of grant.

(2)	All 2014 LTI awards are shown at target payout and all 2013 LTI awards are shown at maximum payout, in each case using the closing sale price of AIG Common Stock on the NYSE on December 31, 2014 of $56.01 per share. Whether these awards will be earned at the level shown, or a different level, or at all depends on AIG performance against plan metrics over a three-year performance period. Once earned, all 2014 LTI awards to current named executives will vest one-third on the first day of January in each of 2017, 2018 and 2019, and all 2013 LTI awards will vest one-third on the first day of January in each of 2016, 2017 and 2018. Under the terms of the 2013 Long Term Incentive Plan, Mr. Benmosche’s 2013 LTI and 2014 LTI awards vested upon his separation from AIG and will be paid at target in 2015 due to his death. Mr. Wintrob became vested in his 2013 LTI and 2014 LTI awards upon his separation to the extent that such awards are actually earned for the respective performance periods and any earned amounts will be paid on the normal payment schedule.

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(3)	All TARP RSUs are expected to be paid in cash on the vesting date (December 17, 2015), based on the value of AIG Common Stock on such date.

(4)	Prior to 2005, key employees participated in the SICO Plans. The original SICO plan came into being in 1975. Participation in the SICO Plans by any person, and the extent of such participation, was at the sole discretion of SICO’s Board of Directors. SICO is responsible for issuing cash or AIG Common Stock under the SICO Plans when required; AIG has made no payments under these plans, although AIG records the expense attributable to these plans in its financial statements. In 2005, AIG took steps to protect the interests of AIG’s current employees with respect to these benefits. AIG agreed, subject to certain conditions, to make any payment or delivery of AIG Common Stock that is not promptly made with respect to the benefits accrued by current employees of AIG and its subsidiaries under the SICO Plans.

Shares that have been contingently allocated to named executives under the SICO Plans will not be paid until age 65 and generally are subject to forfeiture on earlier termination of employment. Upon his separation, AIG agreed to consider Mr. Wintrob an eligible employee for the purposes of the AIG agreement with SICO, and he remains entitled to his SICO plans benefits. SICO’s Board of Directors has the authority to reinstate a payout right and may permit early payout of shares. Before earning the right to payout, a participant is not entitled to any equity interest with respect to the contingently allocated shares.

Under certain of the SICO Plans, if a participating named executive continues to be employed by AIG at the end of the eighth year after units were granted and had not yet reached age 65, he was contingently allocated additional shares equal to 20 percent of the shares initially allocated. The contingent allocations are included in this table.

(5)	Based on the closing sale price of AIG Common Stock on the NYSE on December 31, 2014 of $56.01 per share.

Vesting of Stock-Based Awards During 2014

The following table sets forth the amounts realized in accordance with SEC rules by each named executive as a result of the vesting of stock-based awards in 2014. There were no options exercised in 2014 by any of the named executives.

2014 Vesting of Stock-Based Awards

	Stock-Based Awards Vested in 2014
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Peter D. Hancock(1)	32,195	$1,770,659
David L. Herzog(2)	39,270	$2,163,516
William N. Dooley	—	—
John Q. Doyle(3)	45,834	$2,525,148
Kevin T. Hogan	—	—

Separated during 2014
Robert H. Benmosche	—	—
Jay S. Wintrob(4)	26,610	$1,484,306

(1)	Represents 17,889 shares underlying vested TARP RSUs granted on December 19, 2011 and 14,306 shares underlying vested TARP RSUs granted on December 17, 2012 that were settled in cash (in each case, based on the value of the underlying shares of AIG Common Stock on the vesting date).

(2)	Represents 23,949 shares underlying vested TARP RSUs granted on December 19, 2011 and 15,321 shares underlying vested TARP RSUs granted on December 17, 2012 that were settled in cash (in each case, based on the value of the underlying shares of AIG Common Stock on the vesting date).

(3)	Represents 27,952 shares underlying vested TARP RSUs granted on December 19, 2011 and 17,882 shares underlying vested TARP RSUs granted on December 17, 2012 that were settled in cash (in each case, based on the value of the underlying shares of AIG Common Stock on the vesting date).

(4)	Represents 26,610 shares underlying vested TARP RSUs granted on December 19, 2011 that were settled in cash (based on the value of the underlying shares of AIG Common Stock on the vesting date).

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POST-EMPLOYMENT COMPENSATION

Pension Benefits

AIG maintains tax-qualified and nonqualified defined benefit (pension) plans that provide retirement benefits for employees whose length of service allows them to vest in and receive these benefits. Employees of AIG and its subsidiaries who are paid on a U.S. dollar payroll and are citizens of the United States, or non-citizens working in the United States, are covered under the Qualified Retirement Plan. Participants whose formula benefit is restricted from being fully paid from the Qualified Retirement Plan due to IRS limits on compensation and benefits, including the named executives, are eligible to participate in the Non-Qualified Retirement Plan. Of the named executives, only Messrs. Dooley and Wintrob also participate in the SERP. In addition, Mr. Herzog has a benefit under the American General Corporation Supplemental Executive Retirement Plan for service accrued to December 31, 2002. This benefit vested, and his age 65 accrued benefit was frozen, following the acquisition of the American General Corporation on August 29, 2001.

While AIG was subject to the TARP restrictions on executive compensation, benefit accruals in the Non-Qualified Retirement Plan ceased on October 22, 2009 for Messrs. Herzog and Wintrob and on December 11, 2009 for Messrs. Dooley and Doyle. Benefit accruals in the SERP ceased on October 22, 2009 for Mr. Wintrob and on December 11, 2009 for Mr. Dooley. Messrs. Doyle, Hogan, Herzog and Hancock do not participate, and Mr. Benmosche did not participate, in the SERP. Because the TARP restrictions ceased to apply as of December 14, 2012, the freeze on benefit accruals in the Non-Qualified Retirement Plan and SERP ended and benefit accruals commenced again under these plans after this date. In addition, benefit accruals commenced for Messrs. Benmosche and Hancock under the Non-Qualified Retirement Plan, as they had not accrued any benefits under this plan prior to the TARP restrictions. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the freeze. Mr. Hogan was employed by AIG from September 4, 1984 to November 5, 2008 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Hogan did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his resignation in 2008. Pursuant to the terms of these plans, prior service is recognized for vesting and eligibility to participate. Therefore, upon rejoining AIG in 2013, benefit accruals commenced immediately under the Qualified Retirement Plan and the Non-Qualified Retirement Plan for Mr. Hogan.

The benefit formula under the Qualified Retirement Plan and the Non-Qualified Retirement Plan was converted effective April 1, 2012 from a final average pay formula to a cash balance formula comprised of pay credits, calculated based on 6 percent of a plan participant’s annual pensionable compensation (subject to IRS limitations, on qualified plans ($260,000 in 2014) and annual interest credits (3.68% in 2014)).

The definition of pensionable compensation under the cash balance formula is different from the definition used in the final average pay formula. Effective April 1, 2012, pensionable compensation under the cash balance formula includes base salary, commissions, overtime and annual short-term incentive awards. The Qualified Retirement Plan continues to be subject to IRS compensation limits and the Non-Qualified Retirement Plan was subject to an annual compensation limit of $1,030,000 in 2014.

The final average pay formula and definition of pensionable compensation did not change under the Qualified Retirement Plan or the Non-Qualified Retirement Plan for employees whose age and credited service as of March 31, 2012 equaled 65 or greater and who had at least five years of credited service in the Qualified Retirement Plan as of that date. Messrs. Dooley, Doyle and Wintrob meet these requirements. For purposes of the Qualified Retirement Plan, Non-Qualified Retirement Plan and the SERP, the final average pay formula is based on the average pensionable compensation of a participant during those three consecutive years in the last ten years of credited service that afford the highest such average, not including amounts attributable to overtime pay, quarterly bonuses, annual cash bonuses or long-term incentive awards. These participants will receive a benefit under the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. The Non-Qualified Retirement Plan provides a benefit equal to the portion of the benefit that is not permitted to be paid from the Qualified Retirement Plan due to IRS limits on compensation and benefits. The Qualified Retirement Plan and Non-Qualified Retirement Plan final average pay formula ranges from 0.925 percent to 1.425 percent times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years and 1.25 percent to 1.75 percent times average final pay for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

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Participants in the Qualified Retirement Plan are vested after three years of service and participants in the Non-Qualified Retirement Plan are vested once they attain age 60 with five or more years of service or age 55 with 10 or more years of service.

Participants in the Qualified Retirement Plan can elect to receive their benefit in the form of an annuity or as a lump sum distribution. For Non-Qualified Retirement Plan participants, the benefit they accrued through March 31, 2012 can be paid only in the form of an annuity, and the benefit accrued on and after April 1, 2012 can be paid only in a lump sum.

The SERP continues to provide participants annuity options under the final average pay formula. The SERP provides a benefit equal to 2.4 percent times average final pay for each year of credited service up to 25 years, reduced by the monthly benefits payable from the Non-Qualified Retirement Plan, the Qualified Retirement Plan, Social Security and any predecessor plan or foreign deferred compensation plan sponsored by AIG.

Early retirement benefits. Each of the domestic pension plans provides for reduced early retirement benefits. These benefits are available to all vested participants in the Qualified Retirement Plan. The Non-Qualified Retirement Plan provides reduced early retirement benefits to participants who have reached age 55 with ten or more years of service or to participants who have reached age 60 with five or more years of service. The early retirement reduction factors in the Non-Qualified Retirement Plan are based upon age as of the retirement date and years of credited service excluding the freeze period. The SERP provides reduced early retirement benefits to participants beginning at age 60 with five or more years of service, or to participants who have reached age 55 with ten or more years of credited service, except that the Committee must approve payment for eligible participants retiring before age 60.

In the case of early retirement, participants in the SERP will receive the SERP formula benefit reduced by 3, 4 or 5 percent (depending on age and years of credited service at retirement excluding the freeze period) for each year that retirement precedes age 65. Participants in the Qualified Retirement Plan and the Non-Qualified Retirement Plan under the final average pay formula will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by a further amount in the same manner described with respect to the SERP except that there is no exclusion of service for the freeze period under the Qualified Retirement Plan. Participants in the Qualified Retirement Plan with at least three years of service to AIG have a vested reduced retirement benefit pursuant to which, in the case of termination of employment prior to reaching age 65, such participants may elect to receive a reduced early retirement benefit commencing at any date between their date of termination and age 65. Participants in the Qualified Retirement Plan may choose to receive a lump sum payment or an annuity option upon normal or early retirement. Participants in the Non-Qualified Retirement Plan must receive the benefit accrued through March 31, 2012 in the form of an annuity and the benefit accrued on and after April 1, 2012 in a lump sum. The SERP participants can elect an annuity option only and may not choose to receive the benefit in a lump sum.

Death and disability benefits. Each of the domestic pension plans also provides for death and disability benefits. The death benefit payable to a participant’s designated beneficiary under the Qualified Retirement Plan and the Non-Qualified Retirement Plan will generally equal the participant’s lump sum benefit or cash balance account. In the case of death, the SERP provides a participant who has at least five years of service to AIG with a survivor annuity equal to 40 percent of the participant’s accumulated benefit, which may be reduced based on the age of the surviving spouse.

Under the Qualified Retirement Plan and the Non-Qualified Retirement Plan, participants who become disabled and whose benefit is determined under the final average pay formula continue to accrue credited service, and participants whose benefit is determined under the cash balance formula continue to receive pay credits and interest credits to their cash balance account, during the period that they are receiving payments under AIG’s long-term disability plan or during periods of unpaid medical leave before reaching age 65 (or such later date as provided under AIG’s long-term disability plan if disability commences after age 60) for a maximum of three additional years. Under the SERP, participants do not accrue credited service during that time.

As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Non-Qualified Retirement Plan and the SERP is reduced by amounts payable under the Qualified Retirement Plan, and participants in both the Non-Qualified Retirement Plan and the SERP may receive the formula benefit from the SERP only to the extent that it exceeds the benefit payable from the Non-Qualified Retirement Plan and the Qualified Retirement Plan.

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2014 pension benefits. The following table details the accumulated benefits under the pension plans in which each named executive participates. In accordance with SEC rules, these accumulated benefits are presented as if they were payable upon the named executive’s normal retirement at age 65. However, it is important to note that the benefits shown for the named executives are at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely if the named executive does not continue to work at AIG for the next several years. As of year-end 2014, Messrs. Dooley and Herzog were eligible for early retirement benefits under the Non-Qualified Retirement Plan, but Messrs. Hancock, Doyle, and Hogan were not yet eligible for early retirement benefits under that plan. Mr. Dooley was eligible for early retirement benefits under the SERP.

Mr. Benmosche was eligible for early retirement benefits under the Non-Qualified Retirement Plan upon the termination of his employment on August 31, 2014, with commencement of his benefits delayed six months as required under Section 409A of the Code. Mr. Wintrob was also eligible for early retirement benefits under the Non-Qualified Retirement Plan at the time of his separation from AIG on October 31, 2014, and AIG agreed to treat his termination as early retirement under the SERP, with commencement of these benefits delayed six months as required under Section 409A of the Code.

AIG has not granted extra years of credited service under the defined benefit plans described above to any named executive, other than credit for prior service by Mr. Herzog to American General Corporation (as required by Code regulations applicable to plans assumed in acquisitions).

2014 Pension Benefits

Name	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2014
Peter D. Hancock	Qualified Retirement Plan	4.333	$88,313	$0
	Non-Qualified Retirement Plan	2.000	$91,529	$0

	Total		$179,842	$0

David L. Herzog	Qualified Retirement Plan	14.917	$374,427	$0
	Non-Qualified Retirement Plan	11.750	$638,666	$0
	American General Corporation Supplemental Executive Retirement Plan	2.917	$176,654	$0

	Total		$1,189,747	$0

William N. Dooley	Qualified Retirement Plan	29.750	$1,090,887	$0
	Non-Qualified Retirement Plan	26.750	$3,043,949	$0
	SERP	25.000	$1,678,814	$0

	Total		$5,813,650	$0

John Q. Doyle	Qualified Retirement Plan	28.083	$703,800	$0
	Non-Qualified Retirement Plan	25.083	$1,964,882	$0

	Total		$2,668,682	$0

Kevin T. Hogan	Qualified Retirement Plan	24.917	$557,827	$0
	Non-Qualified Retirement Plan	24.917	$707,326	$0

	Total		$1,265,153	$0

Separated during 2014
Robert H. Benmosche	Qualified Retirement Plan	4.500	$112,521	$112,521
	Non-Qualified Retirement Plan	1.667	$98,289	$0

	Total		$210,810	$112,521

Jay S. Wintrob	Qualified Retirement Plan	14.333	$437,910	$0
	Non-Qualified Retirement Plan	11.167	$1,340,531	$0
	SERP	11.167	$993,565	$0

	Total		$2,772,006	$0

(1)	The current named executives had the following years of service with AIG as of December 31, 2014: Mr. Hancock—4.916; Mr. Herzog—13.417; Mr. Dooley—36.5; Mr. Doyle—28.666; and Mr. Hogan—25.5. As of their respective separation dates, the former named executives had the following years of service with AIG: Mr. Benmosche—5.083 and Mr. Wintrob—14.916.

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Mr. Hancock. Mr. Hancock had fewer years of credited service than actual service under the Qualified Retirement Plan because at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in this plan and received credit for service retroactive to six months of employment. Mr. Hancock became a participant in the Qualified Retirement Plan effective March 1, 2011 after he completed one year of service with AIG with service credited retroactive to September 1, 2010. Mr. Hancock began accruing credited service under the Non-Qualified Retirement Plan on January 1, 2013, the first of the month following December 14, 2012, the end of AIG’s TARP restrictions period. He participates in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula. He began to accrue pay credits under the Non-Qualified Retirement Plan cash balance formula following December 14, 2012, the end of AIG’s TARP restrictions period.

Mr. Herzog. Mr. Herzog participates in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula. Under both of these plans, Mr. Herzog received credit for his service retroactive to his date of hire at American General Corporation, which was acquired by AIG in August 2001. Under the Qualified Retirement Plan, Mr. Herzog had more years of credited service than actual service because that plan provided credit for years of employment with American General Corporation before its acquisition by AIG.

Under the Non-Qualified Retirement Plan, Mr. Herzog’s credited service is less than his credited service under the Qualified Retirement Plan due to the freeze on service accrual in the Non-Qualified Retirement Plan. Mr. Herzog began to accrue pay credits under the Non-Qualified Retirement Plan cash balance formula following December 14, 2012, the end of AIG’s TARP restrictions period, and resumed accruing credited service under the Non-Qualified Retirement Plan on January 1, 2013.

Mr. Herzog’s benefit under the American General Corporation Supplemental Executive Retirement Plan was frozen at December 31, 2002.

Mr. Dooley. Mr. Dooley had fewer years of credited service than actual service under the Qualified Retirement Plan and Non-Qualified Retirement Plan, because he did not enter the plans immediately upon eligibility. Mr. Dooley had fewer years of credited service than actual service under the SERP because credited service is capped at 25 years under this plan. Mr. Dooley’s credited service under the Non-Qualified Retirement Plan is less than his credited service under the Qualified Retirement Plan due to the freeze on service accrual in the Non-Qualified Retirement Plan. He participates in the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. He resumed accruing credited service under the final average pay formula for both the Non-Qualified Retirement Plan and SERP on January 1, 2013, the first month following the December 14, 2012 end of AIG’s TARP restrictions period.

Mr. Doyle. Mr. Doyle had fewer years of credited service than actual service under the Qualified Retirement Plan because at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in this plan and received credit for service retroactive to six months of employment. Mr. Doyle’s credited service under the Non-Qualified Retirement Plan is less than his credited service under the Qualified Retirement Plan due to the freeze on service accrual in the Non-Qualified Retirement Plan. He participates in the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. He resumed accruing credited service under the final average pay formula for the Non-Qualified Retirement Plan on January 1, 2013, the first month following the December 14, 2012 end of AIG’s TARP restrictions period.

Mr. Hogan. Mr. Hogan had fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in these plans and received credit for service retroactive to six months of employment. Mr. Hogan was employed by AIG from September 4, 1984 to November 5, 2008 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Hogan did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his initial resignation. Upon his rehire on October 14, 2013 benefit accruals commenced immediately under the Qualified and Non-Qualified Retirement Plans calculated under the cash balance formula, and prior service, pursuant to the terms of these Plans, was recognized for vesting and eligibility purposes. Mr. Hogan’s credited service under the Non-Qualified Retirement Plan is equal to his credited service under the Qualified Retirement Plan because he was not an employee during the time period in which the freeze on service accrual in the Non-Qualified Retirement Plan was applicable.

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Mr. Benmosche. Mr. Benmosche had fewer years of credited service than actual service under the Qualified Retirement Plan because at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in this plan and received credit for service retroactive to six months of employment. Mr. Benmosche became a participant in the Qualified Retirement Plan effective September 1, 2010, after he completed one year of service with AIG with service credited retroactive to March 1, 2010. Mr. Benmosche accrued credited service under the Non-Qualified Retirement Plan from January 1, 2013, the first of the month following December 14, 2012, the end of AIG’s TARP restrictions period, through his separation date on August 31, 2014. He participated in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula. He accrued pay credits under the Non-Qualified Retirement Plan cash balance formula from December 14, 2012 through his separation date. For Mr. Benmosche, years of credited service and pension values reflect the values as of his separation date.

Mr. Wintrob. Mr. Wintrob had fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because at the time he became eligible to participate in the Plans, employees were required to wait a year after commencing employment with AIG before becoming participants in those plans and received credit for service retroactive to six months of employment. Mr. Wintrob became a participant in the Qualified Retirement Plan effective January 1, 2001, after he completed one year of service with AIG with service credited retroactive to July 1, 2000. Mr. Wintrob’s credited service under the Non-Qualified Retirement Plan and the SERP is less than his credited service under the Qualified Retirement Plan due to the freeze on service accrual. He participates in the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. He accrued credited service under the final average pay formula for both the Non-Qualified Retirement Plan and SERP from January 1, 2013, the first month following the December 14, 2012 end of AIG’s TARP restrictions period, through his separation date on October 31, 2014. For Mr. Wintrob, years of credited service and pension values reflect the values as of his separation date.

(2)	The actuarial present values of the accumulated benefits are based on service and earnings as of December 31, 2014 (the pension plan measurement date for purposes of AIG’s financial statement reporting), with the exception of Messrs. Benmosche and Wintrob, whose values reflect their separation dates. The actuarial present values of the accumulated benefits under the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP are calculated based on payment of a life annuity beginning at age 65, or current age if older, consistent with the assumptions described in Note 22 to the Consolidated Financial Statements included in AIG’s 2014 Annual Report on Form 10-K. As described in that Note, the discount rate assumption is 3.95 percent for the Qualified Retirement Plan. The discount rate assumption for the Non-Qualified Retirement Plan is 3.84 percent, 3.96 percent for the SERP, and 3.70 percent for the American General Corporation Supplemental Executive Retirement Plan. The mortality assumptions are based on the RP-2014 annuitant white collar mortality table projected using the AIG improvement scale.

As a result of the TARP restrictions on executive compensation, benefit accruals in the Non-Qualified Retirement Plan ceased on October 22, 2009 for Messrs. Herzog and Wintrob and on December 11, 2009 for Messrs. Dooley and Doyle; and benefit accruals in the SERP ceased on December 11, 2009 for Mr. Dooley and on October 22, 2009 for Mr. Wintrob. Messrs. Hancock and Herzog do not, and Mr. Benmosche did not, participate in the SERP. The freeze on benefit accruals in the Non-Qualified Retirement Plan and SERP ended on December 14, 2012. Mr. Hogan was not employed by AIG during the freeze period, and Messrs. Hancock and Benmosche did not begin accruing pay credits under the Non-Qualified Retirement Plan until December 14, 2012. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the freeze.

The Non-Qualified Retirement Plan and SERP benefits for these participants, if eligible, are equal to the lesser of the frozen Non-Qualified Retirement Plan and SERP benefit (excluding service and earnings during the period in which benefit accruals were frozen due to the TARP restrictions) or the Non-Qualified Retirement Plan and SERP benefit without taking into account the plan freeze on service accrual. Vesting is determined in the Non-Qualified Retirement Plan and the SERP based on age and years of service as of the executive’s actual retirement date. Early retirement reduction factors are based on age at the executive’s actual retirement date and years of credited service excluding credited service during the period in which benefit accruals were frozen due to the TARP restrictions.

Mr. Herzog. Mr. Herzog’s American General Corporation Supplemental Executive Retirement Plan benefit was frozen as of December 31, 2002 following AIG’s acquisition of American General Corporation.

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Nonqualified Deferred Compensation

In 2008, AIG paid out the entire account balances of most participants and terminated future participation in a number of its nonqualified deferred compensation plans, including the Supplemental Incentive Savings Plan (SISP), which allowed employees to contribute to deferred compensation accounts above the 401(k) annual limit, and the EDCP, in which designated key employees were eligible to participate. However, for certain current and former employees on December 31, 2008, including participating named executives, payments of account balances were not accelerated. Mr. Dooley participated in the SISP and Messrs. Herzog and Wintrob participated in the EDCP. In addition, Mr. Herzog participated in the American General Supplemental Thrift Plan (AG Supplemental Thrift Plan) as a result of his employment by American General Corporation prior to its acquisition by AIG.

Supplemental Incentive Savings Plan. Participants in the SISP were able to defer cash compensation up to a maximum of $11,500 per year. Amounts deferred under the SISP were credited with earnings based on the returns of a number of mutual funds. In 2014, based on the performance of these funds, Mr. Dooley experienced a return of approximately 5.8 percent. All funds available for selection under the SISP were also available for selection under AIG’s 401(k) plan. Amounts deferred during each year, and earnings thereon, will be distributed in accordance with each participant’s prior decision to receive installments over a period of five or ten years or in a lump sum payment following termination of employment after reaching age 60. Participants whose employment terminates before reaching age 60 must receive their account balances in a lump sum payment.

Executive Deferred Compensation Plan. Participants in the EDCP were able to defer cash compensation up to a maximum of $300,000 per year. Amounts deferred under the EDCP were credited with earnings based on the returns of a small number of mutual funds. In 2014, based on the performance of these funds, Mr. Wintrob experienced a return of less than 1 percent and Mr. Herzog experienced a return of approximately 9.6 percent. Amounts deferred during each year, and earnings thereon, will be distributed in accordance with participants’ prior decision to receive installments over a period of five or ten years or in a lump sum payment following termination of employment after reaching age 60. Participants whose employment terminates before reaching age 60 must receive their account balances in a lump sum payment. Mr. Wintrob’s separation from AIG occurred prior to his reaching age 60, and accordingly, he will receive his account balance in a lump sum payment, credited with earnings or losses based on the returns of the mutual funds, after a six-month delay required under Section 409A of the Code.

Stock Salary. Stock Salary took the form of regular, bi-weekly or semi-monthly grants of immediately vested stock or units. The amount of stock or units awarded on each grant date was based on the dollar value of the Stock Salary earned over the period since the preceding grant date. Each grant of Stock Salary is subject to transfer or payment restrictions for a multi-year period. For more details on Stock Salary, please see “—Compensation Discussion and Analysis—Historic Compensation Components—Stock Salary.”

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Stock Salary awards, as well as balances under the other plans in which the named executives participated, are detailed in the following table.

2014 Nonqualified Deferred Compensation

Name	Executive Contributions	AIG Contributions	Aggregate Earnings (Loss)(1)(2)	Distributions	Aggregate Balance at Year-End 2014
Peter D. Hancock
2011 Stock Salary(1)	$0	$0	$126,066	$0	$0
2012 Stock Salary(1)	$0	$0	$403,724	$0	$2,929,194

Total					$2,929,194
David L. Herzog
EDCP	$0	$0	$51,904	$0	$593,277
AG Supplemental Thrift Plan	$0	$0	$890	$0	$21,500	(3)
2011 Stock Salary(1)	$0	$0	$135,200	$0	$0
2012 Stock Salary(1)	$0	$0	$367,157	$0	$2,662,659

Total					$3,277,436
William N. Dooley
SISP	$0	$0	$1,750	$0	$31,786
2011 Stock Salary(1)	$0	$0	$158,498	$0	$0
2012 Stock Salary(1)	$0	$0	$430,146	$0	$3,119,774

Total					$3,151,560
John Q. Doyle
2011 Stock Salary(1)	$0	$0	$87,103	$0	$0
2012 Stock Salary(1)	$0	$0	$236,387	$0	$1,714,480

Total					$1,714,480
Kevin T. Hogan	$0	$0	$0	$0	$0

Separated during 2014
Robert H. Benmosche
Stock Salary(1)	$0	$0	$0	$0	$0
Jay S. Wintrob
EDCP	$0	$0	$128	$0	$1,276,982
2011 Stock Salary(1)	$0	$0	$151,752	$0	$0
2012 Stock Salary(1)	$0	$0	$410,650	$0	$2,981,227

Total					$4,258,209

(1)	From 2009 to 2012, AIG maintained a program of regular bi-weekly or semi-monthly grants of vested stock or units generally referred to as “Stock Salary” that remained subject to transfer or payment restrictions over a multi-year period. Amounts in the Balance column above represent the fair market value of outstanding unit-based Stock Salary on December 31, 2014 based on the closing sale price of AIG Common Stock on the NYSE of $56.01 per share. Because Mr. Benmosche’s Stock Salary took the form of restricted stock and not units, his earned Stock Salary does not appear in the table. Mr. Benmosche’s Stock Salary was restricted from transfer until August 10, 2014. Stock Salary for Messrs. Hancock, Herzog, Dooley, Doyle, and Wintrob is subject to transfer restrictions from one to three years from the date of grant. 2011 Stock Salary represents the remaining third tranche that was subject to restrictions until the applicable delivery date in 2014. 2012 Stock Salary represents the second tranche that was subject to restrictions until the applicable delivery date in 2014 and the remaining third tranche that is subject to restrictions until the applicable delivery date in 2015.

2011 and 2012 Stock Salary was granted in restricted shares of AIG Common Stock or units based on AIG Common Stock. Holders of unit-based Stock Salary are entitled to certain dividend equivalents under the terms of their awards. For 2011 and 2012 Stock Salary, RSUs outstanding on a dividend record date entitle the holder to a cash dividend equivalent equal to the dividend per share, multiplied by the number of RSUs outstanding on the dividend record date. Dividend equivalent amounts resulting from 2014 dividend payments are included in the Aggregate Earnings (Loss) column for 2011 and 2012 Stock Salary amounts.

Stock Salary becomes immediately transferable upon an executive’s termination due to death or permanent disability. The Stock Salary amounts in the Balance column for certain of the named executives were included in amounts reported in Summary Compensation Tables in previous years. The amounts in the Balance column represent the portion of such previously reported awards that was undelivered at December 31, 2014. All of the 2011 Stock Salary for Messrs. Hancock, Herzog, Dooley and Wintrob was previously reported in the 2011 Summary Compensation Table. All of the 2012 Stock Salary for Messrs. Hancock, Herzog, Dooley and Wintrob was previously reported in the 2012 Summary Compensation Table. Amounts in previous Summary Compensation Tables represent the fair market value at the grant date.

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(2)	For the third tranche of 2011 Stock Salary, represents the earnings or loss accrued from December 31, 2013 through the applicable delivery date. For the second tranche of 2012 Stock Salary, represents the earnings or loss accrued from December 31, 2013 through the applicable delivery date and for the third tranche of 2012 Stock Salary, represents the earnings or loss accrued from December 31, 2013 through December 31, 2014. For 2011 and 2012 Stock Salary, amounts in this column also include dividend equivalents with respect to 2014 dividend payments.

(3)	Represents Mr. Herzog’s balances under the AG Supplemental Thrift Plan and contributions made to this plan prior to AIG’s acquisition of American General Corporation. Mr. Herzog may receive a lump sum distribution from this plan when he terminates employment with AIG and elects a distribution from AIG’s 401(k) plan. This plan provides a return based on Prime plus 1 percent which resulted in a rate of return of approximately 4.3 percent in 2014.

POTENTIAL PAYMENTS ON TERMINATION

Executive Severance Plan. As previously discussed, AIG maintains the 2012 ESP for AIG executives in grade level 27 or above, including the current named executives, and executives who participated in AIG’s prior executive severance plan (Prior Participants).

Severance benefits. The 2012 ESP provides for severance payments and benefits upon a termination by AIG without “Cause” or by a qualifying executive (including Messrs. Hancock, Herzog, Dooley, Doyle and Hogan) for “Good Reason,” including, for qualifying executives, after a “Change in Control.” In the event of a qualifying termination, subject to the participant’s execution of a release of claims and agreement to abide by certain restrictive covenants, a participant is generally eligible to receive:

•

For terminations on and after April 1 of the termination year, a pro-rata annual short-term incentive for the year of termination based on the participant’s target amount and actual company (and/or, if applicable, business unit or function) performance, paid at the same time as such short-term incentives are regularly paid to similarly situated active employees; and

•

Severance in an amount equal to the product of a multiplier times the sum of salary and average short-term incentive paid for the preceding three completed calendar years. The multiplier is either 1 or 1.5 depending on the executive’s grade level and increases to 1.5 or 2 for qualifying terminations within two years following a Change in Control. Each of Messrs. Hancock, Herzog, Dooley, Doyle and Hogan is eligible for the higher multipliers.

However, in any event, Prior Participants in grade level 27 or above, which includes Messrs. Hancock, Herzog, Dooley, and Doyle, may not receive less than the severance they would have received under the prior plan. Severance generally will be paid in a lump sum.

For qualifying terminations on or after January 1, 2014, all participants are entitled to continued health coverage under COBRA, a $40,000 payment that may be applied towards such coverage and one year of additional age and service under AIG’s non-qualified pension plans and AIG Medical Plan solely for purposes of determining vesting and eligibility, not benefit accruals. The one year of additional age and service is also used for the purpose of determining eligibility to enroll in retiree medical coverage.

Restrictive covenants. Pursuant to the release of claims that each participant must execute to receive benefits under the 2012 ESP, each participant is generally prohibited from:

•	Engaging in, being employed by, rendering services to or acquiring financial interests in businesses that are competitive with AIG for a period of six months after termination;

•	Interfering with AIG’s business relationships with customers, suppliers or consultants for a period of six months after termination;

•	Soliciting or hiring AIG employees for a period of one year after termination; and

•	Disclosing AIG’s confidential information at any time following termination.

Definitions. Under the 2012 ESP:

•	“Cause” generally means

•

the participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or

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misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations;

•	the participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);

•

the participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which AIG or any of its subsidiaries or affiliates is a member; or

•	the participant’s material violation of AIG’s codes of conduct or any other AIG policy as in effect from time to time.

•	“Change in Control” generally means

•

individuals who, on the effective date of the 2012 ESP, constitute the Board of Directors of AIG (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;

•

any person is or becomes a beneficial owner of 50% or more of AIG’s voting securities (for this purpose, person is as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act);

•

consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving AIG that results in any person becoming the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;

•	a sale of all or substantially all of AIG’s assets; or

•	AIG’s stockholders approve a plan of complete liquidation or dissolution of AIG.

•	“Good Reason” generally means a reduction of more than 20% in the participant’s annual target direct compensation.

Treatment of 2013 LTI and 2014 LTI Awards. 2013 LTI awards and 2014 LTI awards were issued under the 2013 Long Term Incentive Plan which provides for accelerated vesting of outstanding PSUs in certain termination scenarios. In the case of a participant’s involuntary termination without Cause (defined in the same manner as in the 2012 ESP as set forth above), retirement or disability, or if the participant experiences a qualifying resignation after the first year of a performance period (i.e., on or after January 1, 2015 for the 2014-2016 performance period), the participant’s earned PSUs will vest based on actual performance for the whole performance period and be delivered on the normal settlement schedule. Retirement requires attainment of age 60 with five years of service or attainment of age 55 with ten years of service, and a qualifying resignation requires attainment of both (1) age 50 with at least five years of service and (2) age plus years of service equal to at least 60. In the case of a participant’s death during or prior to adjudication for a performance period or involuntary termination without Cause within 24 months following a Change in Control (defined in the same manner as in the 2012 ESP as set forth above) during a performance period, an amount equal to the participant’s target amount of PSUs (unless the Committee determines to use actual performance through the date of the Change in Control) will vest and be delivered to the participant by the later of the end of the calendar year or two and a half months following death or termination.

Quantification of Termination Payments and Benefits. Our former named executive officers are not included in the Termination Payments and Benefits table below because they were not employed by us on December 31, 2014. Under the terms of his employment agreement, Mr. Benmosche was not permitted to participate in the 2012 ESP, and he did not receive any severance or medical and life insurance benefits upon his retirement. The PSUs granted to Mr. Benmosche under his 2013 LTI and 2014 LTI awards became earned at target payout upon his death in February 2015 and had a total market value of $18,059,546 (based on the closing sale price of AIG Common Stock on the date of death). For 2014, Mr. Benmosche earned a pro-rata short-term incentive award of $2,960,000 that will be paid in 2015. Mr. Wintrob participated in the 2012 ESP and his separation from AIG was treated as a covered termination under the plan. Upon separation, he received a lump sum severance payment equal to $6,520,000 and a lump sum payment of $40,000 that may be applied toward COBRA coverage and life insurance. Mr. Wintrob’s outstanding 2013 LTI and 2014 LTI awards vested upon his separation. Assuming target performance,

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these PSUs had a total market value upon separation of $10,990,582 (based on the closing sale price on the NYSE of $53.57 on October 31, 2014, the date of his separation). PSUs earned based on actual performance following the applicable performance period, if any, will be paid on the normal payment schedule applicable to all 2014 LTI and 2013 LTI award recipients. For 2014, Mr. Wintrob earned a pro-rata short-term incentive award of $2,220,000, 50% of which was paid in March 2015 and 50% of which will be payable in March 2016. AIG also provided for retirement treatment for certain of his TARP RSUs that were settled for $1,484,306 in cash in December 2014. Messrs. Benmosche’s and Wintrob’s benefits under the Qualified Retirement Plan and Non-Qualified Retirement Plan are described under “—Post-Employment Compensation—Pension Benefits.” Mr. Wintrob’s Stock Salary and benefits under the EDCP are described under “—Post-Employment Compensation—Nonqualified Deferred Compensation.” For a discussion of their separation benefits, see “—Compensation Discussion and Analysis—Former Named Executive Officers.” The following table sets forth the compensation and benefits that would have been provided to each of the current named executives if he had been terminated on December 31, 2014 under the circumstances indicated (including following a change in control).

Termination Payments and Benefits for the Current Named Executive Officers as of December 31, 2014

Name	Annual Short-Term Incentive(1)	Severance(2)	Medical and Life Insurance(3)	Pension Plan Credit(4)	Unvested Options(5)	Unvested Stock Awards(6)	Total
Peter D. Hancock
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$3,497,334	$7,016,667	$40,000	$0	$0	$15,049,159	$25,603,160
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$0	$0
By Executive with Good Reason	$3,497,334	$7,016,667	$40,000	$0	$0	$0	$10,554,001
Qualifying Termination following a change in control(7)	$3,497,334	$9,355,556	$40,000	$0	$0	$15,049,159	$27,942,049
Death	$2,866,667	$0	$0	$0	$0	$15,850,438	$18,717,105
Disability(8)	$3,497,334	$0	$0	$168,144	$0	$15,850,438	$19,515,916
Retirement	$0	$0	$0	$0	$0	$0	$0
David L. Herzog
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$2,440,000	$4,934,667	$40,000	$0	$0	$10,487,368	$17,902,035
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$5,860,270	$5,860,270
By Executive with Good Reason	$2,440,000	$4,934,667	$40,000	$0	$0	$5,860,270	$13,274,937
Qualifying Termination following a change in control(7)	$2,440,000	$6,173,333	$40,000	$0	$0	$10,487,368	$19,140,701
Death	$2,000,000	$0	$0	$0	$0	$11,345,554	$13,345,554
Disability(8)	$2,440,000	$0	$0	$158,181	$0	$11,345,554	$13,943,735
Retirement	$2,440,000	$0	$0	$0	$0	$11,345,554	$13,785,554
William N. Dooley
By AIG for “Cause”	$0	$0	$0	$595,323	$0	$0	$595,323
By AIG w/o “Cause”	$2,440,000	$4,700,000	$40,000	$595,323	$0	$10,836,199	$18,611,522
By Executive w/o Good Reason	$0	$0	$0	$595,323	$0	$5,860,270	$6,455,593
By Executive with Good Reason	$2,440,000	$4,700,000	$40,000	$595,323	$0	$5,860,270	$13,635,593
Qualifying Termination following a change in control(7)	$2,440,000	$6,266,667	$40,000	$595,323	$0	$10,836,199	$20,178,189
Death	$2,000,000	$0	$0	$0	$0	$10,836,199	$12,836,199
Disability(8)	$2,440,000	$0	$0	$1,294,204	$0	$10,836,199	$14,570,403
Retirement	$2,440,000	$0	$0	$595,323	$0	$10,836,199	$13,871,522
John Q. Doyle
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$2,356,125	$5,188,974	$40,000	$0	$0	$9,726,249	$17,311,348
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$4,889,729	$4,889,729
By Executive with Good Reason	$2,356,125	$5,188,974	$40,000	$0	$0	$4,889,729	$12,474,828
Qualifying Termination following a change in control(7)	$2,356,125	$6,225,000	$40,000	$0	$0	$9,726,249	$18,347,374
Death	$1,931,250	$0	$0	$0	$0	$10,727,875	$12,659,125
Disability(8)	$2,356,125	$0	$0	$626,339	$0	$10,727,875	$13,710,339
Retirement	$0	$0	$0	$0	$0	$0	$0
Kevin T. Hogan
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$2,058,750	$3,900,000	$40,000	$0	$0	$7,831,430	$13,830,180
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$3,770,817	$3,770,817
By Executive with Good Reason	$2,058,750	$3,900,000	$40,000	$0	$0	$3,770,817	$9,769,567
Qualifying Termination following a change in control(7)	$2,058,750	$5,200,000	$40,000	$0	$0	$7,831,430	$15,130,180
Death	$1,687,500	$0	$0	$0	$0	$7,831,430	$9,518,930
Disability(8)	$2,058,750	$0	$0	$139,752	$0	$7,831,430	$10,029,932
Retirement	$0	$0	$0	$0	$0	$0	$0

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(1)	These amounts represent annual short-term incentive payments for which the named executives would have been eligible pursuant to the 2012 ESP had they been terminated on December 31, 2014. Under the 2012 ESP, earned short-term incentives are prorated based on the number of full months the executive was employed in the termination year. Except in the case of death or disability, these short-term incentive payments are based on the named executive’s target amount and actual company performance and paid at the same time such short-term incentives are regularly paid to similarly situated active employees. In the case of death, a named executive’s short-term incentive payment is based on his or her target amount and paid as soon as administratively possible after the date of death (but in no event later than March 15th of the following year). In the case of disability, these short-term incentive payments are based on actual company performance and paid at the same time such short-term incentives are regularly paid to similarly situated active employees. These amounts would have been solely in lieu of, and not in addition to, the annual short-term incentives for 2014 actually paid to the named executives as reported in the 2014 Summary Compensation Table.

(2)	Severance would have been paid as a lump sum cash payment as soon as practicable and in no event later than 60 days following the termination date.

(3)	The amounts in this column reflect a lump sum payment of $40,000 that can be used to pay for COBRA healthcare premiums and life insurance coverage following a qualifying termination. Mr. Dooley is also eligible for retiree medical coverage and there is no increase to the incremental present value of the retiree medical plan subsidy for Mr. Dooley. Messrs. Hancock, Herzog, Doyle and Hogan are not eligible for company-subsidized retiree medical benefits. The amounts do not include medical and life insurance benefits upon permanent disability or death to the extent that they are generally available to all salaried employees. All of the current named executives are eligible participants under the AIG medical and life insurance plans.

(4)	The amount shown for all of the termination events is the increase, if any, above the accumulated value of pension benefits shown in the 2014 Pension Benefits table, calculated using the same assumptions. Where there is no increase in value, the amount shown in this column is zero.

In the event of termination as a result of death, the beneficiary of the named executives or their estates would have received benefits under AIG’s pension plans. The death benefit payable to a vested participant’s designated beneficiary under the Qualified Retirement Plan and the Non-Qualified Retirement Plan generally equals the participant’s lump sum benefit or cash balance account pursuant to the plan provisions applicable to all salaried employees. The SERP provides a participant with at least five years of service to AIG with a survivor annuity equal to 40 percent of the participant’s accumulated benefit, which may be reduced based on the age of the surviving spouse. The death benefits for the named executives are calculated using the actual dates of birth for these individuals’ spouses, and are generally less than the amounts shown in the 2014 Pension Benefits table on a present value basis. In the event of termination as a result of disability, the named executives would have received benefits under AIG’s pension plans. The amounts in this column for termination due to permanent disability represent the increase in the present value, if any, of the named executive’s accumulated pension benefits, representing additional years of credited service or additional pay credits, as applicable, that would accrue during a period of disability pursuant to the plan provisions applicable to all salaried employees.

All termination benefits, except disability benefits, are assumed to commence at the earliest permissible retirement date. Disability benefits are assumed to commence at age 65.

For information on pension benefits generally, see “—Post-Employment Compensation—Pension Benefits.”

(5)	No options that become exercisable on retirement, death or permanent disability are in the money.

(6)

The amounts in this column represent the total market value (based on the closing sale price on the NYSE of $56.01 on December 31, 2014) of shares of AIG Common Stock underlying unvested equity-based awards. Includes for all of the named executives the outstanding PSUs granted under 2013 LTI and 2014 LTI awards assuming target performance, except that the amounts shown for a termination by executive with or without Good Reason for Messrs. Herzog, Dooley, Doyle and Hogan include only 2013 LTI awards that are eligible for qualifying resignation treatment under the 2013 Long Term Incentive Plan. Qualifying resignation treatment is only available upon a voluntary termination after the first year of a performance period for participants who meet the age and years of service requirements. The actual number of PSUs (if any) vesting upon a qualifying termination by AIG without Cause, by executive with or without Good Reason, disability, retirement and, in certain circumstances, following a change in control, would be based on actual performance. For

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Messrs. Herzog, Dooley and Doyle, also includes previously earned awards under the SICO Plans payable upon termination due to death, disability and retirement; and for Messrs. Hancock, Herzog and Doyle includes outstanding TARP RSUs, all of which would have become vested on termination due to permanent disability or death.

(7)	Under the 2012 ESP, includes a termination by AIG without Cause or by the executive for Good Reason within 24 months following a Change in Control. Under the 2013 and 2014 LTI awards, includes only termination by AIG without Cause within 24 months following a Change in Control, with the amount of PSUs vesting shown at target. However, for a Change in Control that occurs following a performance period, the actual PSUs vesting, if any, would be based on actual performance, and for a Change in Control that occurs during a performance period, the Committee may determine to use actual performance through the date of the Change in Control rather than target performance to determine the actual PSUs vesting, if any.

(8)	Amounts shown in this row represent the amounts the executive would be entitled to receive upon qualifying for benefits under AIG’s long-term disability plan.

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PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to the rules of the SEC, AIG must submit to shareholders at least once every three years a non-binding shareholder advisory vote to approve the compensation of AIG’s executives, as disclosed in the annual Proxy Statement. In 2012, our Board unanimously recommended, and our shareholders agreed, that the say-on-pay advisory vote occur annually as a corporate governance best practice.

Accordingly, this Proposal 2 gives holders of AIG Common Stock the opportunity to vote for or against the following resolution:

RESOLVED: that the holders of the Common Stock of American International Group, Inc. (the Company) approve the compensation of the Company’s named executives, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure contained in the Proxy Statement.

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with “Executive Compensation—Compensation Discussion and Analysis,” shareholders should review that information in considering their vote on the resolution.

Holders of AIG Common Stock are entitled to vote on this resolution. Adoption of the resolution requires a vote for the resolution by a majority of votes cast by the shareholders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.

The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. However, AIG’s Compensation and Management Resources Committee may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities. We will include an advisory vote on executive compensation on an annual basis at least until the next shareholder advisory vote on the frequency of such votes (no later than our 2019 Annual Meeting of Shareholders).

AIG STATEMENT IN SUPPORT

The Board and Compensation and Management Resources Committee support this resolution because they believe that our compensation program provides an appropriate balance of fixed and variable pay, drives achievement of AIG’s short- and long-term business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders. At our 2014 Annual Meeting, more than 98% of the votes cast by shareholders were in favor of the 2013 compensation of our named executives. Our 2014 program continues our 2013 program, with an emphasis on performance-based pay, long-term incentives and alignment with sound risk management. At least 70% of each named executive’s target total compensation is “at risk” and based on performance, and the majority of incentive pay opportunity is based on performance over a three-year period and paid over a total period of five years.

2014 pay decisions reflect AIG’s accomplishments in another strong year of strategic transformation. We executed on our succession plan and our One AIG strategy and in the aggregate out-performed across the five quantitative goals that together drove our Company-wide annual short-term incentive determination. These accomplishments, and our 2014 compensation program and pay decisions, are described in more detail under the heading “Executive Compensation—Compensation Discussion and Analysis.”

Recommendation

Your Board of Directors unanimously recommends a vote FOR this resolution.

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REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF ACCOUNTANTS

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the preparation, presentation and integrity of AIG’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of AIG’s financial statements;

•	AIG’s internal control over financial reporting;

•	AIG’s compliance with legal and regulatory requirements;

•	The independent accountants’ qualifications, independence and performance; and

•	The performance of AIG’s internal audit function.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. The Audit Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

The Audit Committee held ten meetings during 2014. The Audit Committee Chairman and members of the Audit Committee also held numerous additional meetings throughout 2014 with domestic and global members of AIG corporate, business segment and internal audit management and with AIG’s independent registered public accounting firm (PricewaterhouseCoopers LLP) and AIG’s U.S. and international regulators. The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.

Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules.

Expertise. The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose. The Audit Committee’s assistance in the Board of Directors’ oversight of AIG’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on AIG’s financial statements, financial reporting and internal control over financial reporting. In considering AIG’s compliance with legal and regulatory requirements, the Audit Committee also takes into account the oversight of legal and regulatory matters by the Regulatory, Compliance and Public Policy Committee.

Audited Financial Statements

In the performance of its oversight function, the Audit Committee has considered and discussed the 2014 audited financial statements with management and PricewaterhouseCoopers LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Director of Internal Audit and the PricewaterhouseCoopers LLP engagement team the scope and plans for their respective audits and has met with each of the Director of Internal Audit and senior engagement partners of PricewaterhouseCoopers LLP, with and without management present, to discuss audit

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results, their evaluations of AIG’s internal controls and the overall quality of AIG’s financial reporting. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with PricewaterhouseCoopers LLP its independence.

Conclusion

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2014 in AIG’s 2014 Annual Report on Form 10-K.

AIG has also undertaken various technology initiatives intended to enhance internal controls, facilitate the preparation of financial and regulatory information and help ensure the accuracy of data. AIG management and the Audit Committee recognize the continued importance of implementing these technology initiatives and currently expect those projects to be implemented over the next three to five years.

Audit Committee
American International Group, Inc.

Christopher S. Lynch, Chairman John F. Fitzpatrick William G. Jurgensen George L. Miles, Jr.
Ronald A. Rittenmeyer Theresa M. Stone

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PROPOSAL 3—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee and the Board of Directors have approved the engagement of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the votes cast by the shareholders of AIG Common Stock, which votes are cast “for” or “against” the ratification. Neither AIG’s Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and is involved in the selection of the lead audit partner. In addition, the Audit Committee receives periodic reports on the hiring of PricewaterhouseCoopers LLP partners and other professionals to help ensure PricewaterhouseCoopers LLP satisfies applicable independence rules.

PricewaterhouseCoopers LLP has served as AIG’s independent registered accounting firm since 1980 and reports directly to the Audit Committee. In selecting PricewaterhouseCoopers LLP as AIG’s independent registered accounting firm for 2015, the Audit Committee considered a number of factors, including:

•	the quality of its ongoing discussions with PricewaterhouseCoopers LLP including the professional resolution of accounting and financial reporting matters with the national office,

•	the professional qualifications of PricewaterhouseCoopers LLP, the lead audit partner and other key engagement partners,

•	PricewaterhouseCoopers LLP’s independence program and its processes for maintaining its independence,

•	PricewaterhouseCoopers LLP’s depth of understanding of AIG’s global businesses, accounting policies and practices and internal control over financial reporting,

•

PricewaterhouseCoopers LLP’s expertise and capabilities in handling the breadth and complexity of AIG’s businesses and global footprint including approximately 425 audit, statutory, and other audit-related reports,

•	the appropriateness of PricewaterhouseCoopers LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms),

•	consideration of PricewaterhouseCoopers LLP’s known legal risks and significant proceedings that may impair their ability to perform AIG’s annual audit,

•	the most recent PCAOB inspection report on PricewaterhouseCoopers LLP and the results of “peer review” and self-review examinations, and

•	the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of PricewaterhouseCoopers LLP.

In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered accounting firm. At this time, the Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm is in the best interests of AIG and its shareholders.

Under AIG’s policy for pre-approval of audit and permitted non-audit services by PricewaterhouseCoopers LLP, the Audit Committee approves categories of services and fee caps for each category. The pre-approved services include: audit services, such as financial statement audits and regulatory filings; audit-related services, such as audit and pre- and post-implementation reviews of systems, processes and controls, regulatory and compliance attestations, employee benefit plan audits, due diligence related to acquisitions and divestitures and financial reporting accounting consultations; tax services, such as tax return preparation, transaction-based tax

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reviews, review of tax accounting matters and other tax planning; and other permitted non-audit services, such as regulatory compliance reviews, information technology reviews, information resources, risk management services, business function reviews and other compliance reviews. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. No expenditure may exceed the dollar caps without the separate specific approval of the Audit Committee.

Recommendation

Your Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The table below shows the fees paid by AIG to PricewaterhouseCoopers LLP in 2014 and 2013.

	2014 (in millions)	2013 (in millions)
Fees paid by AIG:
Audit fees(a)	$66.3	$69.4
Audit-related fees(b)	$19.6	$17.5
Tax fees(c)	$8.4	$4.8
All other fees(d)	$5.9	$6.0

(a)	Audit fees include fees for the audit of AIG’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the AIG consolidated audit. Audit fees include out-of-pocket expenses of $3.3 million in 2014 and $3.7 million in 2013.

(b)	Audit-related fees include fees for assurance and related services that are traditionally performed by independent accountants, including: audit and pre- and post-implementation reviews of systems, processes and controls; regulatory and compliance attestations; employee benefit plan audits; due diligence related to acquisitions and divestitures; statutory audits not directly related to the performance of the AIG consolidated audit and financial accounting and reporting consultations.

(c)	Tax fees are fees for tax return preparation, transaction-based tax reviews, review of tax accounting matters, and other tax planning and consultations.

(d)	All other fees include fees related to regulatory compliance reviews, information technology reviews, information resources, risk management services, business function reviews and other compliance reviews.

The services provided by PricewaterhouseCoopers LLP and the fees paid by AIG were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by PricewaterhouseCoopers LLP during the most recently completed fiscal year in its annual independence evaluation.

PricewaterhouseCoopers LLP also provides audit services to certain private equity and real estate funds managed and advised by AIG subsidiaries. Fees related to these audits were $4.4 million in each of 2014 and 2013 and are not reflected in the fees in the table above.

PricewaterhouseCoopers LLP also performed audit and related services in connection with the financial statements of ILFC subsequent to its divestiture. AIG paid fees of $2.6 million for such services in accordance with contractual terms agreed between the parties. All fees paid by AIG related to ILFC prior to the sale date in May 2014 are included in the AIG table above.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of AIG Common Stock that may be issued under compensation plans as of December 31, 2014.

Equity Compensation Plan Information

Plan Category	Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Third Column)
Equity compensation plans approved by security holders	Amended and Restated 1999 Stock Option Plan	110,901		$1,298.27	(3)	0	(4)

	Amended and Restated 2002 Stock Incentive Plan	59	(5)	$—		0	(4)

	Director Stock Plan	90	(6)	$—		0	(4)

	2007 Stock Incentive Plan	95,168	(7)	$721.53	(3)	0	(4)

	2010 Stock Incentive Plan	19,035,464	(8)	$—		0	(4)

	2013 Omnibus Incentive Plan	7,474,715	(9)	$—		50,206,557	(10)

Total		26,716,397		$1,037.74	(3)	50,206,557

(1)	Shares underlying RSUs and PSUs are deliverable without the payment of any consideration and stock appreciation rights are settled for cash without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

(2)	At December 31, 2014, AIG was also obligated to issue 42,130 shares in connection with previous exercises of options with delivery deferred.

(3)	Represents the weighted average exercise price of outstanding options.

(4)	No future awards will be made under these plans.

(5)	Represents shares reserved for issuance in connection with time-vested RSUs.

(6)	Represents shares granted to non-management directors with delivery deferred.

(7)	Represents shares reserved for issuance in connection with DSUs and options.

(8)	Represents shares reserved for issuance in connection with time-vested DSUs; RSUs and TARP RSUs; stock appreciation rights under the AIG 2011 Long Term Incentive Plan; and PSUs (at the target level of performance) for 2013 LTI awards, all of which are payable in cash or shares.

(9)	Represents shares reserved for issuance in connection with time-vested DSUs and in connection with PSUs (at target level of performance) for 2013 and 2014 LTI awards.

(10)	Represents shares reserved for future issuance under the 2013 Omnibus Incentive Plan (which replaced the 2010 Stock Incentive Plan for awards granted on or after May 15, 2013). The number of shares available for issuance under the 2013 Omnibus Incentive Plan will increase if and to the extent that outstanding awards under the 2010 Stock Incentive Plan are forfeited, expire, terminate or otherwise lapse or are settled in cash in whole or in part, as provided by the 2013 Omnibus Incentive Plan and may increase or decrease depending on actual performance and the number of PSUs earned under the outstanding 2014 LTI and 2013 LTI awards.

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OTHER MATTERS

OTHER MATTERS TO BE PRESENTED AT THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Your Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Secretary of AIG at 175 Water Street, New York, New York 10038 and must be received by December 1, 2015. Under the AIG By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2016 Annual Meeting of Shareholders must be received not less than 90 nor more than 120 days prior to May 13, 2016, unless the 2016 Annual Meeting of Shareholders is not scheduled to be held on a date between April 13, 2016 and June 12, 2016, in which case notice must be received by the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. A copy of the current AIG By-laws is available in the Corporate Governance section of AIG’s website at www.aig.com.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate directly with one or more directors by

•	writing to them c/o Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038; or

•	emailing boardofdirectors@aig.com

ELECTRONIC DELIVERY OF PROXY MATERIALS

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, shareholders may follow the instructions when voting online at www.proxyvote.com. Following the 2015 Annual Meeting of Shareholders, you may continue to register for electronic delivery of future documents by visiting http://enroll.icsdelivery.com/aig. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their shareholders over the internet. In accordance with this rule, on or about March 30, 2015, we sent shareholders of record at the close of business on March 18, 2015, a Notice Regarding the Availability of Proxy Materials or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and 2014 Annual Report via the internet and how to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders to be held on May 13, 2015. Our 2015 Proxy Statement and 2014 Annual Report are available free of charge on our website at www.aig.com.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

The SEC’s rules permit us to deliver a single notice or set of Annual Meeting materials to a single address shared by two or more of our shareholders. We have delivered only one notice or set of Annual Meeting materials to multiple shareholders who share that address unless AIG received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting of Shareholders, Proxy Statement or 2014 Annual Report, he or she may contact the AIG Director of Investor Relations at 175 Water Street, New York, New York 10038, 212-770-6293, and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.

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INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation and Management Resources Committee,” “Report of the Audit Committee” (to the extent permitted by the SEC rules), “Report of the Nominating and Corporate Governance Committee” and Appendix A to the Proxy Statement, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

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APPENDIX A

AMERICAN INTERNATIONAL GROUP, INC.

CORPORATE GOVERNANCE GUIDELINES

(Effective March 11, 2015)

I. INTRODUCTION

The Board of Directors (the “Board”) of American International Group, Inc. (“AIG”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed this set of Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and to set forth a common set of expectations as to how the Board, its various committees, individual directors, and management should perform their functions.

II. ROLES OF BOARD AND MANAGEMENT

The business of AIG is conducted by management under the oversight of the Board. The roles of the Board and management are related, but distinct. AIG’s business strategy is developed and implemented under the leadership and direction of the Chief Executive Officer by its officers and other employees. The members of the Board serve as the elected representatives of the current and future shareholders, act as advisers and counselors to the Chief Executive Officer and senior management and oversee management’s performance on behalf of the shareholders. In performing its general oversight function, the Board reviews and assesses AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG. As part of this function, the Board reviews and discusses reports regularly submitted to the Board by management with respect to AIG’s performance, as well as significant events, issues and risks that may affect AIG’s business or financial performance. In performing its oversight function, the Board and its members will maintain frequent, active and open communication and discussions with the Chief Executive Officer and the management of AIG.

III. BOARD COMPOSITION

The size and composition of the Board is to be determined from time to time by the Board itself in an effort to balance the following goals:

•

The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully. Given the size and complexity of the businesses in which AIG is engaged, as well as the value of diversity of experience and views among Board members, the Board currently believes that it will be desirable over time to have a Board of between 8 and 14 members (allowing that a larger or smaller number may be necessary or advisable in periods of transition or other particular circumstances).

•

In order to provide oversight to management, given AIG’s complex businesses, the composition of the Board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion.

•

At least two-thirds of the Board will consist of directors who are, under the New York Stock Exchange, Inc. (“NYSE”) listing standards, “independent” in the business judgment of the Board (“Independent Directors”).

IV. THE CHAIRMAN OF THE BOARD

A.	Selection of the Chairman. The Board will select its Chairman in the manner it considers to be in the best interests of AIG at any given point in time. At the current time, the policy of the Board, reflected in the by-laws, is that (1) the role of Chairman should be separate from that of the Chief Executive Officer and (2) the Chairman should be selected from the Independent Directors.

The selection of the Chairman will be reviewed annually. In connection with this review, the Nominating and Corporate Governance Committee will conduct an independent evaluation of the Chairman. Under normal circumstances, the same individual should not serve as non-executive Chairman for more than five years.

B.	Duties of the Chairman. The Chairman will have the duties assigned by the Board. It is the Board’s current policy that the Chairman’s duties include:

•	Preparing agendas for meetings of the Independent Directors;

•	Chairing meetings of the Board as well as executive sessions of the Independent Directors;

•	Overseeing the preparation of agendas for meetings of the Board in consultation with the Chief Executive Officer;

•

Leading the Board in the process of periodic reviews of the performance of the Chief Executive Officer, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and management succession issues and plans;

•	Discussing with the Chief Executive Officer the implementation of AIG’s strategic initiatives and plans;

•	Overseeing the process of informing the Board through timely distribution of information and reports;

•	Overseeing the processes of annual Board and Committee self-evaluations; and

•

Serving as an ex-officio, non-voting member of each standing committee of the Board of which he is not a member. The Chairman’s participation as an ex-officio member at any meeting will not affect the presence or absence of a committee’s quorum. In acknowledgment of the numerous committee meetings, the Chairman will decide, in his sole discretion, which committee meetings he will attend in an ex-officio capacity.

V. SELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for recommending a slate of directors to the Board for election at the annual meeting of shareholders, for recommending candidates to fill vacancies occurring between annual meetings and for periodically recommending candidates for election to the Board.

A.	Nominations. The Board, based on the recommendations of the Nominating and Corporate Governance Committee, will select nominees for the position of director considering the following criteria:

•	High personal and professional ethics, values and integrity;

•	Ability to work together as part of an effective, collegial group;

•	Commitment to representing the long-term interests of AIG;

•	Skill, expertise, diversity, background, and experience with businesses and other organizations that the Board deems relevant;

•

The interplay of the individual’s experience with the experience of other Board members; the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively; and the extent to which the individual would otherwise be a desirable addition to the Board and any committees of the Board; and

•	Ability and willingness to commit adequate time to AIG over an extended period of time.

B.	Evaluation of Nominees. The Nominating and Corporate Governance Committee will discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Nominating and Corporate Governance Committee will also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, will determine whether a nominee or appointee would be an Independent Director. The Board has adopted Director Independence Guidelines to assist in this process. A copy of those Guidelines is attached as Annex A to these Corporate Governance Guidelines.

C.	Shareholder Nominations. The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership proposed by shareholders and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and Corporate Governance Committee.

Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting names and supporting information to: Chairman, Nominating and Corporate Governance Committee, c/o Vice President–Corporate Governance, American International Group, Inc.,

175 Water Street, New York, NY 10038. All shareholder recommendations as to possible Board members must comply with the information and timing requirements set forth in AIG’s by-laws.

D.	Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on AIG, its business plan and its risk profile, and meetings with senior management. Management will also provide a continuing education program for directors regarding matters relevant to AIG, its business plan and risk profile, as well as other appropriate subjects.

VI. ELECTION, TERM AND RETIREMENT OF THE DIRECTORS

A.	Election and Term. A director holds office until the annual meeting of shareholders next succeeding his or her election and until a successor is elected and qualified or until his or her earlier resignation or removal. In light of the complexities of AIG’s businesses and the time it takes for a director to become familiar with them, the Board does not believe that term limits are appropriate.

B.	Voting for Directors. The Board shall nominate for election as directors only incumbent candidates who have tendered, prior to the mailing of the proxy statement for the annual meeting at which they are to be re-elected as directors, irrevocable resignations authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election[1] and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, at or prior to the time of their appointment to the Board, the same form of resignation tendered by other directors in accordance herewith. The Nominating and Corporate Governance Committee shall consider such irrevocable resignation and shall recommend to the Board the action to be taken. Any director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee recommendation regarding whether to accept the resignation. The Board shall accept such resignation unless it determines that the best interests of the Corporation and its shareholders would not be served by doing so. The Board shall take action within 90 days following certification of the vote, unless such action would cause AIG to fail to comply with any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event AIG shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefor, in a periodic or current report filed with the Securities and Exchange Commission.

C.	Director Retirement. No individual shall stand for election as a director after reaching the age of 75. The Board, however, upon the recommendation of the Nominating and Corporate Governance Committee, may waive this limitation for any director for a period of one year, if it is deemed to be in the best interests of AIG.

D.	Former CEOs. No individual who has served but is not currently serving as Chief Executive Officer of AIG shall serve as a director.

E.	Change in Status. If (other than as a result of retirement) a director’s principal occupation changes from that at the time such director was last nominated for election, then such director shall inform the Chairman of the Nominating and Corporate Governance Committee of the change and shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation.

F.	Board Vacancies. In the event that a vacancy on the Board is created for any reason, and it is determined by the Nominating and Corporate Governance Committee that the vacancy is to be filled, the Nominating and Corporate Governance Committee will consider the views of interested shareholders, as it is deemed appropriate.

[1]	The AIG by-laws provide that each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by votes “for” or “against” a nominee) at any meeting involving a contested election for one or more directors (meaning more directors have been nominated for election than directorship positions available).

VII. BOARD MEETINGS

The Board currently plans to hold at least six regular meetings each year, with further meetings to occur when called by the Chairman or the Chief Executive Officer or if requested by two directors as provided in the by-laws.

The Chairman will oversee the preparation of the agendas for meetings of the Board in consultation with the Chief Executive Officer. Any director may suggest the inclusion of additional subjects on the agenda. The agenda for each committee meeting will be established by the respective committee chairman. Management will endeavor to provide all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions, the operations of the business and, in certain cases, it may not be desirable to circulate materials in advance of the meeting. Materials presented to the Board or its committees should be as concise as practicable but consistent with the need to provide the information needed for the directors to make an informed judgment and engage in informed discussion. As provided in the by-laws, the Board or any committee thereof may also take action by unanimous written consent.

VIII. EXECUTIVE SESSIONS

To ensure free and open discussion and communication among the Independent Directors of the Board, the Independent Directors will meet in executive sessions, with no members of management present, in conjunction with each regular (non-telephonic) meeting of the Board. The Chairman will preside at the executive sessions unless the Chairman is unable to attend, in which case the Independent Directors will designate one of the other Independent Directors to preside. In addition, unless the Chairman decides it to be unnecessary, the Chief Executive Officer will join a portion of each executive session to give the Independent Directors an opportunity to consult with the Chief Executive Officer.

IX. THE COMMITTEES OF THE BOARD

A.	Committees. The Board will have at least the following standing committees: Audit Committee; Compensation and Management Resources Committee; Finance and Risk Management Committee; Regulatory, Compliance and Public Policy Committee; Nominating and Corporate Governance Committee; and Technology Committee. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee must each have a written charter satisfying the rules of the NYSE. The Audit Committee and the Compensation and Management Resources Committee must also satisfy the requirements of Securities and Exchange Commission (“SEC”) Rule 10A-3 and SEC Rule 10C-1, respectively. Each committee chairman will give a report to the Board periodically on his or her committee’s activities.

B.	Composition of the Committees. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee will each be composed of at least three directors all of whom are Independent Directors. Each other standing committee will have a majority of members who are Independent Directors. In the case of the Audit Committee, the Committee Chairman and a majority of the members also will be “Audit Committee Financial Experts” as defined in the rules and regulations of the SEC, and all members will be “financially literate” as determined by the Board (based upon a determination and recommendation by the Nominating and Corporate Governance Committee) in accordance with NYSE listing standards. Any additional qualifications required for the members of each committee will be set out in the respective committee’s charter. A director may serve on more than one committee for which he or she qualifies.

Membership of committees will be reviewed by the Nominating and Corporate Governance Committee, which will make recommendations to the Board regarding composition of each of the committees of the Board at least annually. In that regard, the Board believes that rotation of members and chairmen of its committees is desirable. The Board does not believe, however, that fixed time periods for rotation are desirable. As a general rule, the Board believes that a director should serve as chairman of the same committee for not less than three consecutive years and for not more than five years.

X. BOARD RESPONSIBILITIES

A.	Overall Business Strategy. The Board will periodically review and approve AIG’s overall strategic and business plans.

B.	Chief Executive Officer. The Board will be responsible for the selection and evaluation of the Chief Executive Officer.

C.	Management Succession. The Chief Executive Officer shall present, at least annually, to the Compensation and Management Resources Committee a management succession plan, to ensure that future selections are appropriately considered. The principal components of this plan are:

•	A proposed plan for Chief Executive Officer succession, both in an emergency situation and in the ordinary course of business; and

•	The Chief Executive Officer’s plan for management succession for the other policy-making officers of AIG.

The Compensation and Management Resources Committee shall provide a report to the Board on the management succession plan. The Board shall review and consider the plan and any recommendations of the Compensation and Management Resources Committee.

D.	Evaluating and Approving Compensation for the Chief Executive Officer. The Board, acting through the Compensation and Management Resources Committee, evaluates the performance of the Chief Executive Officer against AIG’s goals and objectives and determines the compensation of the Chief Executive Officer. The determination of the Compensation and Management Resources Committee with respect to the Chief Executive Officer’s compensation shall be subject to the approval or ratification of the Board as provided in the by-laws.

E.	Executive Compensation. The Compensation and Management Resources Committee makes recommendations to the Board with respect to (1) AIG’s general compensation philosophy, (2) the compensation programs applicable to senior executives of AIG and (3) the development and implementation of other AIG compensation programs.

The Board and the Compensation and Management Resources Committee are committed to the full, fair and transparent disclosure of executive compensation. This commitment will be considered in connection with AIG’s public disclosures regarding executive compensation.

F.	Board Compensation. The Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of the compensation of members of the Board. The Board will set the form and amount of director compensation, taking into account the recommendations of the Nominating and Corporate Governance Committee. Only non-management directors will receive compensation for services as a director.

G.	Reviewing and Approving Significant Transactions. Board approval of a particular transaction may be appropriate because of several factors, including:

•	legal or regulatory requirements;

•	the materiality of the transaction to AIG’s financial performance, risk profile or business;

•	the terms of the transaction; or

•	other factors, such as entry into a new business or a significant variation from AIG’s strategic plan.

The Board, in conjunction with management of AIG, has developed and will review and update from time to time standards to be utilized by management in determining the types of transactions that should be submitted to the Board for review and approval or notification.

H.	Risk Management. The Board, the Finance and Risk Management Committee and the Audit Committee receive reports on AIG’s significant risk exposures and how these exposures are managed. AIG’s Chief Risk Officer provides reports to the Compensation and Management Resources Committee with respect to the risks posed to AIG by its employee compensation plans.

XI. EXPECTATIONS OF DIRECTORS

The business and affairs of AIG are to be managed by or under the direction of the Board in accordance with the laws of the State of Delaware. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of AIG. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

A.	Commitment and Attendance. All directors should make every effort to attend every meeting of the Board and every meeting of committees of which they are members. Directors are expected to attend the annual meeting of shareholders. A director may attend meetings (without having a vote or affecting the presence or absence of a quorum) of any committee of which the director is not a member, with the consent of the committee chairman. The Chairman may attend any meetings of committees of which he is an ex-officio member in his sole discretion.

Any director who, for two consecutive calendar years, attended fewer than 75% of the regular meetings of the Board and the meetings of all committees of which such director is a voting member will not be nominated for reelection at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Nominating and Corporate Governance Committee in making its recommendations to the Board.

B.	Participation in Meetings. Each director should be sufficiently familiar with the business of AIG, including its financial statements and capital structure, and the risks and the competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of AIG’s business.

C.	Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to AIG. This duty of loyalty mandates that directors act in the best interests of AIG and not act for personal benefit at the expense of AIG.

AIG has adopted a Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics. Directors should be familiar with the Code’s provisions and should consult with AIG’s Vice President–Corporate Governance in the event of any issues that arise with respect to the matters set forth in the Code.

D.	Other Directorships. AIG values the experience directors bring from other boards on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Directors will advise the Chairman of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on any other board of directors or other significant commitments involving affiliation with other businesses or governmental units.

It is AIG’s policy that the Chief Executive Officer should not serve on the board of directors of more than one public company (other than AIG or a company in which AIG has a significant equity interest). In addition, the Board generally considers it desirable for other directors not to serve on the boards of directors of more than four public companies (other than AIG or a company in which AIG has a significant equity interest) that require substantial time commitments, absent special circumstances.

It is the responsibility of the Nominating and Corporate Governance Committee to review each director’s, and each potential director’s, overall commitments to help ensure that all directors have sufficient time to fulfill their responsibilities as directors. In considering its nominations of candidates for election to the Board, the Nominating and Corporate Governance Committee may determine that a lesser number of boards of directors than four is appropriate.

E.	Contact with Management. All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of AIG’s business. It is expected that the Chief Executive Officer will keep the Chairman informed of all significant management, operational and other business developments as they arise. Directors also will have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings, or in other formal and informal settings.

Further, the Board encourages management, from time to time, to bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement or substantial knowledge in those areas and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

F.	Board Interaction with Institutional Investors and the Press. It is important that AIG speak to employees, investors and outside constituencies with a single voice and that management serves as the spokesperson, except as provided in this paragraph. With respect to the press, if a situation does arise in which it seems appropriate for a non-management director to act as a spokesperson with the press on behalf of AIG, the director will first consult with the Chief Executive Officer. With respect to investors, if a situation does arise in which it seems appropriate for a non-management director to communicate about AIG with one or more investors, the director will first consult with the entire Board on the proposed communication and will also report to the entire Board after any such communication has occurred. The foregoing is not intended to preclude the Chairman from speaking on behalf of the Independent Directors.

G.	Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of all information received in connection with his or her service as a director.

XII. COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate directly with one or more directors by (1) writing to them c/o Vice President–Corporate Governance, American International Group, Inc., 175 Water Street, New York, NY 10038 or (2) email at an address that will be included in the annual proxy statement.

XIII. EVALUATING BOARD AND COMMITTEE PERFORMANCE

AIG believes that self-evaluations of the Board, the standing committees of the Board and individual directors are important elements of corporate governance. Under the general oversight of the Chairman:

•	the Board, acting through the Nominating and Corporate Governance Committee, will conduct an annual self-evaluation and evaluation of each member of the Board; and

•	each standing committee will conduct an annual self-evaluation, in the manner and to the extent specified in the committee’s charter.

XIV. CHARITABLE GIVING

AIG, and its subsidiaries, may make charitable gifts, grants, contributions, commitments and pledges and awards of various types (collectively “gifts”) in the ordinary course of their business to charities, including foundations, endowments, trusts, charitable organizations and groups, cultural and educational institutions and others (collectively, “institutions”). The Board has adopted the following guidelines with respect to the making of such gifts:

•

Gifts are to be made prudently and to further AIG’s business interests, including the enhancement of AIG’s reputation and standing in the communities where it operates. It is the responsibility of management to determine whether a gift satisfies this purpose before it is made, pledged or committed.

•

Management will provide the Regulatory, Compliance and Public Policy Committee with quarterly reports on all charitable gifts that have been made, pledged or committed for since the last such report that result in gifts aggregating $50,000 or more within the current calendar year to or on behalf of a given institution. Management will also provide an annual report, that will be available upon request, with respect to all charitable gifts that have been made, pledged or committed for during the past calendar year that result in gifts aggregating $50,000 or more to or on behalf of a given institution. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $50,000 or more amount.

•

Management will inform the Nominating and Corporate Governance Committee and the Regulatory, Compliance and Public Policy Committee before the making of any proposed gift that would result in gifts aggregating $50,000 or more within any calendar year to or on behalf of an institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $50,000 or more amount.

•

Directors will not directly solicit gifts from AIG (including any of its subsidiaries) to or on behalf of any institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer.

XV. POLITICAL CONTRIBUTIONS

AIG, and its subsidiaries, may make political contributions in the ordinary course of their business to further AIG’s business interests. It is the responsibility of management to determine whether a contribution satisfies this purpose before it is made, pledged or committed for. All political contributions will be made in accordance with all applicable laws, rules and regulations.

Management will provide the Regulatory, Compliance and Public Policy Committee with a report, at least annually, with respect to all political contributions that have been made since the last such report. The Regulatory, Compliance and Public Policy Committee will report to the Board, at least annually, with respect to its review of the report provided by management on political contributions.

XVI. RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

The Board will have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting and other advisors to assist it. In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Board may retain, if appropriate, independent legal, accounting and other advisors to assist the Board (or, when appropriate, the Independent Directors), and may determine the compensation of such advisors, and AIG will be responsible for any costs or expenses so incurred. Any retention of advisors by the Compensation and Management Resources Committee must satisfy the requirements of SEC Rule 10C-1 and the related NYSE listing standards.

XVII. AMENDMENT AND WAIVER

In the exercise of its business judgment, these Guidelines may be amended, modified or waived by the Board at any time and from time to time and, when permitted by these Guidelines, waivers may also be granted by the Nominating and Corporate Governance Committee.

Annex A

AMERICAN INTERNATIONAL GROUP, INC.

DIRECTOR INDEPENDENCE STANDARDS

A director having any of the following relationships will be deemed to have a material relationship1 with AIG2 and will not be considered “independent”:

•	The director is, or has been within the last three years, an employee of AIG, or an immediate family member[3] is, or has been within the last three years, an executive officer[4] of AIG.[5]

•

During any twelve-month period within the last three years, (1) the director has received any direct compensation from AIG or (2) the director has an immediate family member who has received more than $100,000 in direct compensation from AIG for service as an executive officer, in any such case other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).[5]

•

(1) The director or an immediate family member is a current partner of a firm that is AIG’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on AIG’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of AIG’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments[6] to, or received payments from, AIG for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following relationships and transactions shall not be deemed material for purposes of the New York Stock Exchange listing standards. The fact that a particular relationship or transaction is not addressed by the below standards or exceeds the thresholds in one or more of these standards shall not create a presumption that the director is or is not “independent”.

•

A relationship arising solely from a director’s status as an executive officer, employee or a greater than 10% equity owner of a for-profit corporation or organization that has made payments to or received payments from AIG so long as the payments made or received during any of the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company’s consolidated gross revenues for the fiscal year in which the payments were made (based on the other company’s most recently available financial statements).

[1]	Such relationship may be either direct or as a partner, shareholder or officer of an organization that has a relationship with AIG.
[2]	“AIG” refers to American International Group, Inc. and its consolidated subsidiaries.
[3]	“Immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the relevant look-back provisions of the standards, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.
[4]	“Executive officer” refers to such entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.
[5]	Employment or compensation received by a director for former service as an interim chairman or Chief Executive Officer does not need to be considered as a factor by the board in determining independence under this test.
[6]	Contributions to tax exempt organizations are not considered payments for purposes of this test.

•	A relationship arising solely from director’s ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with AIG.

•	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another for-profit organization that engages in a transaction with AIG.

•

A relationship arising solely from a director’s affiliation with a charitable organization as a director, advisory director (or in a similar capacity) or executive officer that receives contributions from AIG, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of the greater of $1 million or 2% of the charity’s consolidated gross revenues for such year.[7]

•	The ownership by a director of equity securities of AIG or of any fund managed by AIG.

•

The purchase of insurance, investment or other products or services from AIG, or the maintenance of a brokerage or similar account with AIG, in each case, so long as the relationship or transaction is entered into in the ordinary course of business and is on substantially the same terms as those prevailing at the time for similarly situated persons who are not directors of AIG.

•	Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

•	A relationship or transaction arising from a combination of relationships or transactions which are not deemed material.

•	Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

[7]	Contributions made by AIG to charitable organizations under the AIG Matching Grants Program will not be taken into account for purposes of this test.

APPENDIX B

Non-GAAP Financial Measures

Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. GAAP is the acronym for “accounting principles generally accepted in the United States.” The non-GAAP financial measures presented may not be comparable to similarly named measures reported by other companies.

Company Performance Metrics

•	Normalized insurance company pre-tax operating income is Insurance company pre-tax operating income as adjusted by the Insurance Company Normalizations (defined below).

•

Insurance company pre-tax operating income is the sum of the Pre-tax operating income (defined below) for the Commercial Insurance and Consumer Insurance reportable segments and Pre-tax operating income for Property Casualty run-off business included in the Corporate and Other category. Pre-tax operating income is derived by excluding the following items from Pre-tax income: changes in fair values of fixed maturity securities designated to hedge living benefit liabilities (net of interest expense); net realized capital gains and losses; changes in benefit reserves and deferred policy acquisition costs (DAC), value of business acquired (VOBA) and sales inducement assets (SIA) related to net realized capital gains and losses; and legal settlements related to legacy crisis matters, which include favorable and unfavorable settlements related to events leading up to and resulting from our September 2008 liquidity crisis and legal fees incurred as the plaintiff in connection with such legal matters.

•

Insurance Company Normalizations are (i) normalizations for variance from budget with respect to severance costs, fluctuations in compensation expense associated with changes in the share price of AIG Common Stock, direct marketing expenses, acquisition costs, partnership returns, fair value option asset returns, run-off insurance lines, natural catastrophe losses different from the budgeted modeled average annual losses, severe losses and the impact of foreign exchange rates; and (ii) the exclusion of the impact of prior year loss development, net of additional premium and discount.

•

Normalized return on equity (excluding deferred tax assets) is (i) After-tax operating income attributable to AIG (defined below), adjusted by the Insurance Company Normalizations after giving effect to the effective tax rate attributable to the Insurance Company Normalizations, divided by (ii) average Shareholders’ equity, adjusted to exclude both the average deferred tax assets (DTA) and the impact on Shareholders’ equity of the difference between After-tax operating income attributable to AIG (defined below) and Net income attributable to AIG.

•

After-tax operating income attributable to AIG is derived by excluding the following items from Net income attributable to AIG: deferred income tax valuation allowance releases and charges; changes in fair value of fixed maturity securities designated to hedge living benefit liabilities (net of interest expense); changes in benefit reserves and DAC, VOBA, and SIA related to net realized capital gains and losses; other income and expense—net, related to Corporate and Other run-off insurance lines; loss on extinguishment of debt; net realized capital gains and losses; non-qualifying derivative hedging activities, excluding net realized capital gains and losses; income or loss from discontinued operations; income and loss from divested businesses (including gain on the sale of ILFC and certain post-acquisition transaction expenses incurred by AerCap in connection with its acquisition of ILFC and the difference between expensing AerCap’s maintenance rights assets over the remaining lease term as compared to the remaining economic life of the related aircraft and related tax effects); legacy tax adjustments primarily related to certain changes in uncertain tax positions and other tax adjustments; and legal reserves and settlements related to legacy crisis matters described above.

•

Normalized gross general operating expenses represents general operating expenses adjusted to normalize for variance from budget with respect to severance costs, costs associated with implementing low-cost geography strategies, expenses associated with taxes, licenses and fees, interest expense, certain expenses associated with long-term and short-term incentive plans, non-deferrable acquisition costs associated with sales, fluctuations in compensation expense associated with changes in the share price of AIG Common Stock and the impact of foreign exchange rates.

•	Normalized production risk-adjusted profitability for Property Casualty and Personal Insurance operating segments is the underwriting profit or loss for Property Casualty and Personal Insurance operating segments plus net investment income, net of the cost of capital. Underwriting profit or loss is based on net premium written during the performance year, estimated ultimate loss ratio adjusted for catastrophic annual average losses, and variable expenses. The net investment income is imputed based upon the prevailing interest rate environment of the performance year. The cost of capital is the product of the capital deployed and the cost of capital rate. The capital deployed is based on an internal capital allocation model and reflects the capital needed for the business underwritten during the performance period. The cost of capital rate is derived from an internal capital asset pricing model. This result is adjusted to normalize for the impact of fluctuations in foreign exchange rates.

•

Normalized value of new business for Retirement, Life, Institutional Markets and Mortgage Guaranty operating segments is the sum of (i) with respect to the Retirement, Life and Institutional Markets operating segments, the present value, measured at point of sale, of projected after-tax statutory profits emerging in the future from new business sold in the period, as adjusted to normalize fixed annuity sales and margins based on indexing fixed annuity sales to the prevailing interest rate environment and (ii) with respect to the Mortgage Guaranty operating segment, the present value, measured at point of sale, of projected after-tax cash flow profits emerging in the future from new business sold in the period.

Performance Metrics: Executive Vice President—Commercial

•

Contributive normalized pre-tax operating income for Property Casualty includes both underwriting income and loss and net investment income for the Property Casualty operating segment, but excludes net realized capital gains and losses, other income and expense—net, and legal settlements related to legacy crisis matters described above. Underwriting income and loss is derived by reducing net premiums earned by losses and loss adjustment expenses incurred, acquisition expenses and general operating expenses for the Property Casualty underwriting function. The result is further adjusted to (i) normalize for variance from budget with respect to severe and catastrophe losses, run-off insurance lines, severance costs, investments held at fair value, fluctuations in compensation expense associated with changes in the share price of AIG Common Stock, certain expenses associated with incentive programs, the impact of fluctuations in foreign exchange rates and direct marketing expenses, and (ii) exclude prior year loss development, net of additional premium and discount benefit; the costs associated with certain strategic investments in infrastructure and technology; certain AIG parent expenses; and the excess net investment income allocated to the Property Casualty operating segment.

•

Contributive normalized return on equity excluding deferred tax assets for Property Casualty is (i) contributive normalized pre-tax operating income for the Property Casualty operating segment after giving effect to applicable taxes, (ii) divided by average AIG Shareholders’ Equity adjusted to exclude capital supporting other businesses, as further adjusted to exclude DTA.

•

Normalized production risk-adjusted profit for Property Casualty is the underwriting profit or loss for the Property Casualty operating segment plus net investment income, net of the cost of capital. Underwriting profit or loss is based on net premium written during the performance year, estimated ultimate loss ratio adjusted for catastrophic annual average losses, acquisition expenses and variable general operating expenses. The net investment income is imputed based upon the prevailing interest rate environment of the performance year. The cost of capital is the product of the capital deployed and the cost of capital rate. The capital deployed is based on an internal capital allocation model and reflects the capital needed for the business underwritten during the performance period. The cost of capital rate is derived from an internal capital asset pricing model. This result is adjusted to normalize for the impact of fluctuations in foreign exchange rates.

•

Normalized direct controllable general operating expenses for Property Casualty represents general operating expenses for the Property Casualty underwriting function adjusted to normalize for variance from budget with respect to expenses associated with taxes, licenses and fees; interest expense; certain expenses associated with long-term and short-term incentive plans; non-deferrable acquisition costs associated with sales; fluctuations in compensation expense associated with changes in the share price of AIG Common Stock; and the impact of fluctuations in foreign exchange rates.

Performance Metrics: Executive Vice President—Consumer

•

Contributive normalized pre-tax operating income for Personal Insurance and International Life is the sum of the Pre-tax operating income for Personal Insurance and International Life. Pre-tax operating income for Personal Insurance and International Life includes both underwriting income and loss and net investment income, but excludes net realized capital gains and losses, other income and expense—net and legal settlements related to legacy crisis matters described above. Underwriting income and loss is derived by reducing net premiums earned by losses and loss adjustment expenses incurred, acquisition expenses and general operating expenses for the Personal Insurance and International Life underwriting functions. The result is further adjusted to (i) normalize for variance from budget with respect to severe and catastrophe losses, run-off insurance lines, severance costs, investments held at fair value, fluctuations in compensation expense associated with changes in the share price of AIG Common Stock, certain expenses associated with incentive programs, the impact of fluctuations in foreign exchange rates, and direct marketing expenses, and (ii) exclude prior year loss development, net of additional premium and discount benefit; the costs associated with certain strategic investments in infrastructure and technology; certain AIG parent expenses; and the excess net investment income allocated to the Personal Insurance operating segment.

•

Contributive normalized return on equity for Personal Insurance and International Life is (i) contributive normalized pre-tax operating income for Personal Insurance and International Life after giving effect to applicable taxes, (ii) divided by average AIG Shareholders’ Equity adjusted to exclude capital supporting other businesses.

•

Normalized direct controllable general operating expenses for Personal Insurance and International Life represents general operating expenses for Personal Insurance and International Life underwriting functions adjusted to normalize for variance from budget with respect to expenses associated with taxes, licenses and fees; interest expense; certain expenses associated with long-term and short-term incentive plans; non-deferrable acquisition costs associated with sales; fluctuations in compensation expense associated with changes in the share price of AIG Common Stock; and the impact of fluctuations in foreign exchange rates.

•

Normalized production risk-adjusted profit for Personal Insurance is the underwriting profit or loss for the Personal Insurance operating segment plus net investment income, net of the cost of capital. Underwriting profit or loss is based on net premium written during the performance year, estimated ultimate loss ratio adjusted for catastrophic annual average losses, acquisition expenses and variable general operating expenses. The net investment income is imputed based upon the prevailing interest rate environment of the performance year. The cost of capital is the product of the capital deployed and the cost of capital rate. The capital deployed is based on an internal capital allocation model and reflects the capital needed for the business underwritten during the performance period. The cost of capital rate is derived from an internal capital asset pricing model. This result is adjusted to normalize for the impact of fluctuations in foreign exchange rates.

•

Normalized pre-tax operating income for Domestic Life is derived by excluding the following items from Pre-tax income for Domestic Life: changes in fair values of fixed maturity securities designated to hedge living benefit liabilities (net of interest expense); net realized capital gains and losses; changes in benefit reserves and DAC, VOBA and SIA related to net realized capital gains and losses; and legal settlements related to legacy crisis matters described above. The result is adjusted to normalize for variance from budget with respect to interest expense, non-deferrable acquisition costs associated with sales, fluctuations in variable compensation expense associated with changes in the share price of AIG Common Stock, partnership income assuming a 10 percent yield, and call and tender income and other enhancements. This result is further adjusted to exclude the impact of severance costs, restructuring costs, certain legal expenses, the impact of DAC unlockings, loss recognition for discontinued businesses, and costs related to a claims enhancement project.

•

Normalized return on equity excluding deferred tax assets for Domestic Life is (i) Normalized pre-tax operating income for Domestic Life after giving effect to applicable taxes, (ii) divided by average AIG Shareholders’ Equity adjusted to exclude capital supporting other businesses, as further adjusted to exclude DTA.

•

Normalized general operating expenses for Domestic Life represents general operating expenses for Domestic Life adjusted to (i) normalize for variance from budget with respect to interest expense, certain expenses associated with long-term and short-term incentive plans, non-deferrable acquisition costs associated with sales, and fluctuations in variable compensation expense associated with changes in the share price of AIG Common Stock, and (ii) exclude the impact of severance costs, restructuring costs and certain legal expenses.

•

Normalized value of new business for Life is, with respect to the Life operating segment, the present value, measured at point of sale, of projected after-tax statutory profits emerging in the future from new business sold in the period. The result is adjusted to normalize fixed annuity sales and margins based on indexing fixed annuity sales to the prevailing interest rate environment.

American International Group, Inc.

PRINTED ON RECYCLED PAPER

AMERICAN INTERNATIONAL GROUP, INC.

175 WATER STREET

NEW YORK, NY 10038

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Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 12, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by AIG in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 12, 2015. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the prepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 10:00 a.m. Eastern Daylight Time on May 13, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M81579-P58983	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

      AMERICAN INTERNATIONAL GROUP, INC.

The Board of Directors Recommends a Vote FOR each of the Nominees for Election, and FOR Proposals 2 and 3.
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. W. DON CORNWELL	☐	☐	☐				For	Against	Abstain

	1b. PETER R. FISHER	☐	☐	☐	2.	To vote, on a non-binding advisory basis, to approve executive compensation.		☐	☐	☐

	1c. JOHN H. FITZPATRICK	☐	☐	☐				☐	☐	☐

	1d. PETER D. HANCOCK	☐	☐	☐	3.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015.
	1e. WILLIAM G. JURGENSEN	☐	☐	☐
	1f. CHRISTOPHER S. LYNCH	☐	☐	☐
	1g. GEORGE L. MILES, JR	☐	☐	☐
	1h. HENRY S. MILLER	☐	☐	☐
	1i. ROBERT S. MILLER	☐	☐	☐
	1j. SUZANNE NORA JOHNSON	☐	☐	☐
	1k. RONALD A. RITTENMEYER	☐	☐	☐
	1l. DOUGLAS M. STEENLAND	☐	☐	☐				Yes	No
	1m. THERESA M. STONE	☐	☐	☐	Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M81580-P58983

AMERICAN INTERNATIONAL GROUP, INC.

Annual Meeting of Shareholders

Wednesday, May 13, 2015

American International Group, Inc. 175 Water Street New York, NY 10038	Proxy

Proxy solicited by Board of Directors for Annual Meeting - May 13, 2015.

Peter D. Hancock, David L. Herzog and Thomas A. Russo, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be held at 11:00 a.m. (Eastern Daylight Time) on May 13, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR each of the Nominees for election, and FOR Proposals 2 and 3 and otherwise as determined in their discretion. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. The Annual Meeting of Shareholders will be held at 175 Water Street, New York, New York 10038.

continued and to be signed on the reverse side.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 13, 2015.

Meeting Information
AMERICAN INTERNATIONAL GROUP, INC.	Meeting Type:	Annual Meeting
	For holders as of:	March 18, 2015
Date: May 13, 2015 Time: 11:00 a.m.
Location: 175 Water Street
AMERICAN INTERNATIONAL GROUP, INC. 175 WATER STREET NEW YORK, NY 10038	New York, NY 10038

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                    ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2015 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: If you attend the Annual Meeting, please bring with you photo identification and evidence of ownership of AIG Common Stock as of the close of business on March 18, 2015. The proxy statement contains specific instructions on how to vote these shares at the meeting.

Vote By Internet: To vote by internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Telephone: To vote by telephone, go to www.proxyvote.com. Use the telephone number provided on the website to vote up until 11:59 p.m. Eastern Daylight Time on May 12, 2015.

Voting Items

The Board of Directors Recommends a Vote FOR each of the Nominees for Election, and FOR Proposals 2 and 3.

1.	Election of Directors

Nominees:

	1a.	W. DON CORNWELL

	1b.	PETER R. FISHER

	1c.	JOHN H. FITZPATRICK

	1d.	PETER D. HANCOCK

	1e.	WILLIAM G. JURGENSEN

	1f.	CHRISTOPHER S. LYNCH

	1g.	GEORGE L. MILES, JR.

	1h.	HENRY S. MILLER

	1i.	ROBERT S. MILLER

	1j.	SUZANNE NORA JOHNSON

	1k.	RONALD A. RITTENMEYER

	1l.	DOUGLAS M. STEENLAND

	1m.	THERESA M. STONE

2.	To vote, on a non-binding advisory basis, to approve executive compensation.

3.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015.